MOPU-Autoclave Agreement

DATE:	10th October, 2008

COMPANY:	W.E. Smith Engineering Pty Ltd

ATTENTION:	Mr.	FAX NO:

FROM	Mr.	FAX NO:

SUBJECT:	LGL Million Ounce Plant Upgrade Project MOPU-1003 Supply of Autoclave
Total number of pages herewith - 3 - including this title page
Disclaimer: The contents of the facsimile and any attachments are private and confidential. If you are not an authorised recipient, copying, distributing, reading or acting on this information is strictly prohibited, and may render you liable to prosecution.
LETTER OF AWARD
LGL is pleased to hereby advise that your Company’s Tender for DESIGN, MANUFACTURE & SUPPLY AUTOCLAVE has been accepted subject to the provisions of this Letter of Award.
1.	CONTRACT DOCUMENT

The Contract shall be entered Into by W.E. Smith Engineering Ply. Ltd. ABN 74 096 147 983 (“WES”) and Lihir Gold Limited ARBN 069 803 998 (“LGL”).

The documents forming the Agreement shall be:
•	Terms & Conditions described within LGL Tender Documentation: Tender Enquiry No MOPU-1003 - Sections I, II, III & IV
•	WES’s tender submission documentation:
•	Submission received 29th September - “J0807701 Lihir R3.pdf”

•	Submission received 1st October including:
•	“J0807701F Form of Tender.pdf”

•	“HSE Policy.pdf”
•	Other submissions received in Correspondence listed below.
•	Correspondence — The applicable and agreed parts of correspondence that has passed between the parties since the original Tender submission, including the following:
MOPU.1003 Correspondence

From	Subject	Sent
From Vendor
Debbie Wyatt	MOPU-1003L- Autoclave supply — Notice to tenderers #4	Tue 22/07/2008 9:55 AM
Debbie Wyatt	WES CONFIDENTIAL QUOTATION : MOPU-1003-L - Autoclave	Tue 5/08/2008 11:30 AM

Lihir Island, New Ireland Province
Lihir Gold Limited	Phone: +675 986 4014	Papua New Guinea
Incorporated in Papua New Guinea	Fax: +675 986 4018	PO Box 789 Port Moresby NCD 121
ARBN 069 803 998	Website: www.LGL.gold.com	Papua New Guinea

Page 2.

From	Subject	Sent
Debble Wyalt	MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTATION :	Tue 5/08/2008 1:21 PM
Debble Wyatt	MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTATION :	Wed 6/08/2008 3:52 PM
Roxane Fitzroy	MOPU-1003-L Autoclave supply tender — Post tender Questions #1	Fri 15/08/2008 11:29 AM
Paul McFarlane	MOPU-1003-L Autoclave supply tender — Post tender Questions #1	Tue 19/08/2008 6:56 PM
Debble Wyatt	MOPU-1003-L LGL Pressure Autoclave — Further clarification / Information	Mon 29/08/2008 9:19 AM
Debbie Wyatt	MOPU-1003-L Autoclave Information	Wed 1/10/08 2:14 PM
Debble Wyeatt	J0807701F — WES Insurance Schedules	Thu 2/10/08 9:27 AM
Paul McFarlane	RE: MOPU-1003-L Autoclave supply — Insurances	Wed 8/10/08 4:48 PM
Paul McFarlane	RE; MOPU-1003-L Terms and Conditions Negotiation table	Thu 9/10/08 9:28 AM
Paul McFarlane	RE: MOPU-1003-L Autoclave Fixed Pricing	Thu 9/10/08 3:28 PM
Paul McFarlane	RE: MOPU-1003-L Autoclave Fixed Pricing	Fri 10/10/08 10:51 AM

To Vendor
Adam Dickens	MOPU-1003-L Supply of Autoclave — Notice to Tenderers #1	Mon 14/07/2008 8:34 AM
Adam Dickens	MOPU-1003-L Autoclave Supply — Notice to tenderers #2	Thu 17/07/2008 11:23 AM
Adam Dickens	MOPU-1003-L Autoclave Supply — Notice to tenderers #3	Fri 18/07/2008 3:01 PM
Adam Dickens	MOPU-1003-L Autoclave supply — Notice to tenderers #4	Tue 22/07/2008 9:47 AM
Adam Dickens	MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTATION :	Tue 5/08/2008 11:52 AM
Adam Dickens	MOPU-1003-L Autoclave supply tender — Post tender Questions #1	Fri 15/08/2008 11:23 AM
Adam Dickens	MOPU-1003-L LGL Pressure Autoclave — Further clarification / Information	Mon 22/09/2008 1:54 PM
Adam Dickens	MOPU-1003-L Autoclave Information	Tue 30/09/2008 12:59 PM
Adam Dickens	MOPU-1003-L Re: KNM — Terms & Conditions Table.doc	Wed 1/10/08 9:31 AM
Adam Dickens	MOPU-1003-L Autodve supply — insurances	Thu 2/10/08 12:14 PM
Adam Dickens	MOPU-1003-L Terms and Conditions Negotiation table	Thu 2/10/08 4:15 PM
Adam Dickens	MOPU-1003-L Autoclave Fixed Pricing	Wed 8/10/08 2:43 PM
Adam Dickens	MOPU-1003-L Autoclave Terms & Conditions Negotiation table	Thu 9/10/08 12:48 PM
Adam Dickens	MOPU-1003-L Autoclave Fixed Pricing	Thu 9/10/08 3:50 PM
•	Special Conditions — Special conditions applicable to this equipment supply shall be as stated in attached document, “MOPU-1003-0C-C PO Special conditions”.
A Purchase Order will be prepared and issued, for the items detailed in Item 3 herein (Pricing Schedule). Until the Purchase Order is finalised, this Letter of Award evidences the Agreement between the parties. Please note that The MOPU Project computer generated purchase order system is due to go live on the 1st December 2008. Thereafter a purchase order for this Contract will be issued to WES.

2.	LGL REPRESENTATIVE

WES is advised that LGL’s Representative’s is:
Ben Innes
Telephone — +61 7 3318 3392
E-Mail—Ben.lnnes@LGLgold.com

Page 3.
All communications should be addressed in the first instance to LGL’s Company Representative.

All correspondence is to be transmitted by e-mail and numbered sequentially using the following protocol: in the Subject Line enter MOPU-1003-C-XXX followed by the subject title where xxx is the sequential correspondence number. Similarly LGL correspondence will be numbered MOPU-1003-L-XXX.

3.	PRICING SCHEDULE

Project	Million Ounce Plant Upgrade Project
Equipment Name	Autoclave
Equipment Number(s)	1343-AC2004
Vendor	W.E. Smith Engineering Pty Ltd

Engineering Design	Included
Workshop Fabrication Drawings	Included
Autoclave	USD
Commissioning & Start up Spare Parts — As detailed in the tender offer	USD
FOB Delivery / Transportation, KNM Port, Kuantan, Malaysia	USD

Total Cost (Excluding GST)	USD
4.	SUPPLY SCHEDULE

Activity	Time After Contract Award
Preliminary Engineering Drawings
Final Certified Engineering Drawings
Inspection and Test Plan
Fixed and Firm Manufacturing schedule

Commence Autoclave Manufacture
Autoclave available for inspection or testing
Autoclave delivered FOB KNM Port, Kuantan
5.	CONTRACT NUMBER

The Contract No MOPU-1003 and Purchase Order No (TBA) must be referenced in all correspondence and invoices.

6.	ACKNOWLEDGMENT & ACCEPTANCE

WES acknowledges and accepts this Letter of Award based on the conditions detailed above.

Please acknowledge receipt and acceptance of this Letter of Award by having a duly authorised representative of your Company sign the acknowledgment below and return promptly by fax to the undersigned.

Page 4.
Yours faithfully,

Noel Foley,
Executive General Manager, Operations
Lihir Gold Limited
Fax: 675 986 4018
ACKNOWLEDGEMENT BY VENDOR
Letter of Award for Contract No MOPU-1003 acknowledged and accepted for and on behalf of WES.

Name:	Terry Chew
Position:	Director, Sales Division KNM Process Systems
Signature:	/s/ Terry Chew

Date:	23-10-08

W.E. Smith Engineering Pty Ltd
MOPU-1003 — Supply of Autoclave
Purchase Order Special Conditions
Amend Part B, Section 1, Purchase Order Terms and Conditions with the following:
1.	Delete the entire paragraph 2, of Clause 5, Security and Retention and replace with “LGL will not withhold a percentage of any invoice without the Seller’s prior written agreement.

2.	Delete the 3rd paragraph of clause 6.1 and replace with: “Should the Australian or PNG governments impose a Tax (other than Income Tax), the amount of this Tax will be considered a debt due from the Seller to LGL and LGL will require the Seller’s written agreement to deduct this amount from the total Purchase Order value.”

3.	Delete paragraph 7, of Clause 10, Payments and replace with “If any amounts become due and payable from the Seller to LGL either under this Purchase order or otherwise, LGL will the Seller’s written agreement to deduct these amounts from payments due from LGL to the Seller.”

4.	Delete 2nd sentence of Clause 11, Cancellation, and replace with:

“Provided the Seller is not in default, LGL shall pay to Seller the cost, as outlined in the below table, according to the time of cancellation, provided that the amount payable by LGL in respect of such cost, when added to all previous payments made or becoming payable hereunder shall not exceed the total price stated in the Purchase Order.”

Append the following table to Clause 11:

Percentage of Purchase	Cancellation Schedule
Order Value	(weeks from date of order)
%	0 to 2
%	3 to 4
%	4 to 6
%	7 to 9
%	10 to 16
%	17 to 28
%	29 to 34
%	35 to 40
%	41 to 48
%	48 to end of contract
5.	Amend Clause 12, Termination for Default, Paragraph 1 by deleting the words “including Seller’s warranties”.

6.	Amend Clause 12 (Termination for Default), Paragraph 2 by inserting the words “(of the portion of works in question)” after the word “payments” before the words “to the seller”.

7.	Amend Paragraph 2, Clause 13, Warranties, by:

o	Deleting the words “(in the opinion of LGL)” in Line 3; and,

o	Replace the words “pay as a debt due and payable... Purchase Order” (lines 3 to 5) with “remedy so as to bring the performance guarantees to the merchandise in compliance with the requisite requirement and standard under this Purchase Order”

8.	Amend Clause 22, Inspection of Merchandise by deleting the words “either resupply the merchandise . . . or return of the merchandise” (Lines 7 to 12) and replace with the words “remedy the unsatisfactory or defective merchandise so as to bring it in compliance with the requirements and specifications under this Purchase Order”.

9.	Amend Clause 26, Delay and Liquidated Damages, by deleting the word “day” and replacing with the word “week”. Amend the 4th Paragraph by deleting the words “certified drawings” and replacing them with the words “Manufacturers Data Report”.

10.	Amend Clause 27, Limitation of Liability, by inserting the words “ percent of”, after the words “... Contract is limited to”.

11.	Amend Paragraph 4 of Clause 29, Suspension by deleting the last sentence, and replacing with “If the suspension was caused by LGL, LGL shall only be liable to the Seller for reasonable costs (but not profit) incurred under the Purchase order, during the suspension period.”

12.	Amend Clause 30, Non Waiver, by adding the words (as a new paragraph), “The provisions of this non waiver can be applied to the Seller, mutatis mutandis” to the end of the clause.

13.	Amend Clause 31, No Assignment, by inserting the words “but subject always to Sellers right to receive payment under the Purchase Order” before the full stop at the end of the clause in Line 4.

MOPU-1003 Correspondence

From	Subject	Sent
WES	RE: MOPU-1003-L Autoclave Fixed Pricing	Friday, 10 October 2008
LGL	MOPU-1003-L Autoclave Fixed Pricing	Thursday, 9 October 2008
WES	RE: MOPU-1003-L Autoclave Fixed Pricing	Thursday, 9 October 2008
LGL	MOPU-1003-L Autoclave Terms & Conditions Negotiation table	Thursday, 9 October 2008
WES	RE: MOPU-1003-L Terms and Conditions Negotiation table	Thursday, 9 October 2008
WES	RE: MOPU-1003-L Autoclve supply — Insurances	Wednesday, 8 October 2008
LGL	MOPU-1003-L Autoclave Fixed Pricing	Wednesday, 8 October 2008
LGL	MOPU-1003-L Terms and Conditions Negotiation table	Thursday, 2 October 2008
LGL	MOPU-1003-L Autoclve supply — Insurances	Thursday, 2 October 2008
WES	J0807701F — WES Insurance Schedules	Thursday, 2 October 2008
WES	MOPU-1003-L Autoclave Information	Wednesday, 1 October 2008
LGL	MOPU-1003-L Re: KNM — Terms & Conditions Table.doc	Wednesday, 1 October 2008
LGL	MOPU-1003-L Autoclave Information	Tuesday, 30 September 2008
WES	MOPU-1003-L LGL Pressure Autoclave — Further clarification / information	Monday, 29 September 2008
LGL	MOPU-1003-L LGL Pressure Autoclave — Further clarification / information	Monday, 22 September 2008
WES	MOPU-1003-L Autoclave supply tender — Post tender Questions #1	Tuesday, 19 August 2008
WES	MOPU-1003-L Autoclave supply tender — Post tender Questions #1	Friday, 15 August 2008
LGL	MOPU-1003-L Autoclave supply tender — Post tender Questions #1	Friday, 15 August 2008
WES	MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTATION :	Wednesday, 6 August 2008
WES	MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTATION :	Tuesday, 5 August 2008
LGL	MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTATION :	Tuesday, 5 August 2008
WES	WES CONFIDENTIAL QUOTATION : MOPU-1003-L — Autoclave	Tuesday, 5 August 2008
WES	MOPU-1003-L Autoclave supply — Notice to tenderers #4	Tuesday, 22 July 2008
LGL	MOPU-1003-L Autoclave supply — Notice to tenderers #4	Tuesday, 22 July 2008
LGL	MOPU-1003-L Autoclave Supply — Notice to tenderers #3	Friday, 18 July 2008
LGL	MOPU-1003-L Autoclave Supply — Notice to tenderers #2	Thursday, 17 July 2008
LGL	MOPU-1003-L Supply of Autoclave — Notice to Tenderers #1	Monday, 14 July 2008

Adam Dickens

From:	Paul McFarlane

Sent:	Friday, 10 October 2008 10:50 AM

To:	Adam Dickens

Cc:	Roxane Fitzroy; Debbie Wyatt; MOPU; TC Mok; SY Kit; Ian McNaughtan

Subject:	RE: MOPU-1003-L Autoclave Fixed Pricing

Attachments:	MOPU-1003-0E-C — WES — Terms Conditions Table.doc
Adam,
We have since re-negotiated with major material suppliers & received updated material prices over night. We can confirm we can offer the following pricing as fixed in order to enable LGL to make an award decision prior to close of business Friday 10th October, 2008.

WES Portion	US$
KNM Portion	US$
Spare Parts	US$
Inland Transport, FOB Barge	US$

Total	US$
Please find attached marked up T & C’s table for your reference.
I hope the above is of assistance, should you require any further detail or clarification please do not hesitate to contact me at anytime.
Best regards
Paul McFarlane
W.E Smith Engineering
KPL Commercial Manager
Sales & Marketing
Ph:
Fax:
E-Fax:
Mobile:
E-mail:
From: Adam.Dickens@lglgold.com
Sent: Thursday, October 09, 2008 4:50 PM
To: Paul McFarlane
Cc: Roxane Fitzroy; Debbie Wyatt; Tc Mok; SY Kit;
Subject: MOPU-1003-L Autoclave Fixed Pricing
Paul,
LGL does not understand how this latest pricing has come about.
There seems to be an issue with currency exchange rates, and given that the last quote submitted by W.E.Smith Engineering was on the 29th September, there has only been 11 days since last quote, for your pricing to change.
Please provide further clarity and transparency on the fixed pricing by 10am (Qld time) Friday 10th October, 2008. Please also submit all other outstanding items by this time.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd

www.lglgold.com
From: Paul McFarlane [mailto:          ]
Sent: Thursday, 9 October 2008 3:30 PM
To: Adam Dickens
Cc: Roxane Fitzroy; Debbie Wyatt; MOPU; TC Mok; SY Kit
Subject: RE: MOPU-1003-L Autoclave Fixed Pricing
Adam,
In reference to your mail regarding fixed pricing & in order to enable LGL to make an award decision prior to close of business Friday 10th October, 2008. we offer the following fixed pricing.

WES Portion	US$
KNM Portion	US$
Spare Parts	US$
Inland Transport, FOB Barge	US$

Total	US$
It is noted that all other pre-negotiated clarifications will remain unchanged.
Further to the above it should be noted that given the current market we have had to re-confirm materials pricing, even though we have had reductions in exchange rate variation we have experienced material price increases. We have absorbed some of these increases to effectively maintain the same WES portion. This has resulted in a minor reduction to the overall price.
I hope the above is of assistance, Should you require any further detail or clarification please do not hesitate to contact me at anytime.
Best regards
Paul McFarlane
W.E Smith Engineering
KPL Commercial Manager
Sales & Marketing
Ph:
Fax:
E-Fax:
Mobile:
E-mail:
From: Adam.Dickens
Sent: Wednesday, October 08, 2008 3:43 PM
To: Paul McFarlane
Cc: Roxane Fitzroy; Debbie Wyatt; MOPU_0801@lglgold.com
Subject: MOPU-1003-L Autoclave Fixed Pricing
Importance: High
Paul,
Further to recent communications regarding the supply of an Autoclave for the MOPU project, please find the following for your urgent action and consideration.
LGL wishes to fix the price for the Autoclave, based on the pricing components submitted to LGL by W.E.

Smith Engineering (via email Wednesday 1st October), being:
•	The price of USD is based on the currency exchange rate of .

•	The price of USD is based on the currency exchange rate of .
LGL requires W.E. Smith Engineering to fix this pricing (in USD) based on exchange rate information obtained from the Reserve Bank of Australia, utilising the 7th October 2008, as fixing date. Please refer to the following website for this currency exchange rate information.
http://www.rba.gov.au/statistics/exchange_rates.html
Once the USD value is fixed as noted above, please nominate and add to this your proposed cost in United States Dollars to fix the price in United States Dollars, as at 7th October 2008 which would then be your firm and fixed Lump Sum Tender Price. Please submit this fixed pricing by close of business Thursday 9th October, 2008, to enable LGL to make an award decision prior to close of business Friday 10th October, 2008.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd

www.lglgold.com

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
1.	Clause 5 Security and Retention	Propose no withholding of percentage of any invoice is allowed, unless with sellers prior agreement in writing.	24-9-08: This is acceptable to LGL	Closed

2.	Clause 6.1 Liability for Tax	Propose no withholding of percentage of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as it is envisaged that no tax liabilities would be incurred between companies (export arrangements)
2-10-08: Delete the 3rd paragraph of clause 6.1 and replace with: “Should the Australian or PNG governments impose a Tax (other than Income Tax), the amount of this Tax will be considered a debt due from the Seller to LGL and LGL will require the Seller’s written agreement to deduct this amount from the total Purchase Order value.” 9-10-08:
			LGL are not aware of any taxes that WES would incur. However, WES should fully inform itself of the requirements under the agreement.	Closed Confirmed. As our obligations end at FOB Barge (except the warrantee period) Import duties or Taxes are not applicable in our scope.

3.	Clause 10 Payments	Propose no setoffs of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as there are no other agreements with this company.	Closed

4.	Clause 11 — Cancellation	Propose to include KNM Schedule of compensation as per KNM proposal	24-9-08: The cancellation schedule of compensation is not acceptable to LGL. KNM to propose a revised schedule to better reflect the promised delivery schedule, and anticipated milestones.	We propose our revised Cancellation Schedule as follows:
     % of PO value      weeks after order
     % of PO value      weeks after order
     % of PO value      weeks after order
     % of PO value      weeks after order
     % of PO value      weeks after order
     % of PO value      weeks after order
     % of PO value      weeks after order
     % of PO value      weeks after order
     % of PO value      weeks after order
% of PO value above weeks after order
IMPORTANT
•     Dates must be shown next to every comment inserted.
•     The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
•     No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
5.	Clause 12 Termination for Default	Line 5 — propose to replace the word “immediate” with “upon the accruement of liquidated damages”

Line 6 — propose to replace the word “30 calendar days of notice in writing by LGL” with “the mutually agreed period”.

Para 2 — Propose to insert the words “(of the portion of works in question)” after the word “payments” before the words “to the seller”

Para 4 — Propose no refund of monies paid	24-9-08: Line 5 — This is not acceptable to LGL

Line 6 — The “mutually agreed period” shall be agreed prior to entering an agreement which LGL believe to be 30 days.

Para 2 — OK

Para 4 — This is not acceptable to LGL.

2-10-08: Para 4 — again this isn’t acceptable to LGL.

9-10-08: LGL agrees to the suggested change, i.e., removal of the words “including Seller’s Warranties” in line 1 and 2 of this clause.	Line 5 — KNM agree to accept the text as proposed by LGL.

Line 6 — KNM agree to accept the text as proposed by LGL.

Para 2 — closed.

Para 4 — May we request LGL to reconsider its decision or propose alternative verbiage. The reason is that KNM would have incurred overhead and material costs up to this stage.

Closed.

6.	Clause 13 Warranties Paragraph 2	In line 3, propose to delete the words “(in the opinion of LGL)”

		Propose to replace the words “pay as a debt due and payable..... Purchase Order” (lines 3 to 5) with “remedy so as to bring the performance guarantees to the merchandise in compliance with the requisite requirement and standard under this Purchase Order”	24-9-08: LGL accepts the proposed amendments	Closed

7.	Clause 14 Sellers Indemnity	Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.	24-9-08: LGL cannot accept a cap of liability of. KNM to advise more favourable cap. Refer also item 12 below.

2-10-08: LGL believes that the changes proposed under clause 27 below effect WES’s requirement here, and as such propose no changes to this clause.

			9-10-08: The suggested change to Paragraph 2 is NOT acceptable to LGL.	KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order. Para 2 — KNM accepts the text as proposed by LGL

8.	Clause 15	Propose to maintain KNM insurance policy	24-9-08: LGL requires further	Attached please find our insurance policies.
IMPORTANT
•     Dates must be shown next to every comment inserted.
•     The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
•     No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
Insurance to be arranged by the Seller	information regarding the insurances held by KNM, to further analyse this response.

2/10/08: LGL believes that your policies meet the requirements of the contract, and as such propose no changes be made to the words.

9-10-08: Please advise re Insurance policy noting the interests of the Principal ASAP.

10-10-08: It is confirmed that we have a combined Liability Insurance policy of $10,000,000. It is noted that Section 2 of this Combined Liability Insurance policy makes reference to Indemnity to Others. At this stage it doesn’t specifically reference LGL

9.	Clause 16 General Insurance provisions	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.

2/10/08: LGL believes that your policies meet the requirements of the contract, and as such propose no changes be made to the words.

9-10-08: Please advise re Insurance policy noting the interests of the Principal ASAP.	Attached please find our insurance policies

10-10-08: It is confirmed that we have a combined Liability Insurance policy of $10,000,000. It is noted that Section 2 of this Combined Liability Insurance policy makes reference to Indemnity to Others. At this stage it doesn’t specifically reference LGL

10.	Clause 22 Inspection of Merchandise	Propose to delete the words “either resupply the merchandise ... or return of the merchandise” (Lines 7 to 12) and replace with the words “remedy the unsatisfactory or defective merchandise so as to bring it in compliance with the requirements and specifications under this Purchase Order”	24-9-08: LGL accepts the proposed amendment.	Closed

11.	Clause 26 Delay and Liquidated Damages	(a) Propose LD = of the purchase order value for each week of delay, up to a maximum of of the Purchase Order value. (b) Propose LD is sole remedy for Delay	24-9-08: Item (a): is acceptable to LGL Item (b): this is not acceptable to LGL, as the clause allows for a situation where the LDs are found not to be	a. Closed b. KNM accepts the text as proposed by LGL c. Closed d. KNM accepts the text as proposed by LGL
IMPORTANT
•     Dates must be shown next to every comment inserted.
•     The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
•     No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
(c) Para 2 — propose to delete the words “LGL decides that it will not such delay event”. (d) Para 4 — Propose to delete the paragraph in its entirety.	enforceable.

Item (c): is acceptable to LGL.

Item (d) Not accepted by LGL. LGL will accept the sentence being amended by deleting the words “certified drawings” and replacing them with the words “Manufacturers Data Report”

12.	Clause 27 Limitation of Liability	Item (a) Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at 10% of the total value of this Purchase Order.

		Item (b) Propose to delete the last paragraph in its entirety	24-9-08: Item (a): A cap is not acceptable to LGL. A revised cap should be advised by KNM. KNM should also consider their available insurances. Item (b): This is not acceptable to LGL 2-10-08:	a. KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order. b. KNM accepts the text as proposed by LGL

			Item (a): Propose to Amend Clause 27, Limitation of Liability, by inserting the words , after the words “... Contract is limited to”. 9-10-08: Agreed and closed.	Closed

13.	Clause 29 Suspension	Propose if suspension was caused by LGL, to include reasonable costs, profit and overheads.	24-9-08: LGL can accept covering reasonable costs, but not profit. Overheads would have to be shown as a cost related to the works under the Purchase order.	KNM accepts the text as proposed by LGL

14.	Clause 30 Non Waiver	Propose to include that the provisions of this non waiver be applied to the Seller, mutatis mutandis.	24-9-08: LGL accepts the proposed amendment.	Closed

15.	Clause 31 No Assignment	Propose to insert “but subject always to guarantee payment to Seller” before the full stop in line 4.	24-9-08: LGL does not accept the proposed change.
			LGL proposes to insert the words “but subject always to Sellers right to receive payment under the Purchase Order” before the full stop at the end of the clause in Line 4.	KNM accepts the text as proposed by LGL

16.	Clause 32 Disputes	Propose to refer disputes to arbitration, instead of “court of competent jurisdiction” and the arbitration award shall be final and binding.	24-9-08: LGL does not accept the proposed change.	KNM accepts the text as proposed by LGL
IMPORTANT
•     Dates must be shown next to every comment inserted.
•     The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
•     No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Adam Dickens

From:	Adam Dickens

Sent:	Thursday, 9 October 2008 3:50 PM

To:	Paul McFarlane

Cc:	Roxane Fitzroy; Debbie Wyatt; MOPU; TC Mok; SY Kit; Ian McNaughtan

Subject:	MOPU-1003-L Autoclave Fixed Pricing
Paul,
LGL does not understand how this latest pricing has come about.
There seems to be an issue with currency exchange rates, and given that the last quote submitted by W.E.Smith Engineering was on the 29th September, there has only been 11 days since last quote, for your pricing to change.
Please provide further clarity and transparency on the fixed pricing by 10am (Qld time) Friday 10th October, 2008. Please also submit all other outstanding items by this time.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd

www.lglgold.com
From: Paul McFarlane [mail           ]
Sent: Thursday, 9 October 2008 3:30 PM
To: Adam Dickens
Cc: Roxane Fitzroy; Debbie Wyatt; MOPU; TC Mok; SY Kit
Subject: RE: MOPU-1003-L Autoclave Fixed Pricing
Adam,
In reference to your mail regarding fixed pricing & in order to enable LGL to make an award decision prior to close of business Friday 10th October, 2008. we offer the following fixed pricing.

WES Portion	US$
KNM Portion	US$
Spare Parts	US$
Inland Transport, FOB Barge	US$

Total	US$
It is noted that all other pre-negotiated clarifications will remain unchanged.
Further to the above it should be noted that given the current market we have had to re-confirm materials pricing, even though we have had reductions in exchange rate variation we have experienced material price increases. We have absorbed some of these increases to effectively maintain the same WES portion. This has resulted in a minor reduction to the overall price.
I hope the above is of assistance, Should you require any further detail or clarification please do not hesitate to contact me at anytime.
Best regards

Paul McFarlane
W.E Smith Engineering
KPL Commercial Manager
Sales & Marketing
Ph:
Fax:
E-Fax:
Mobile:
E-mail:
From: Adam.Dickens@ [                    ]
Sent: Wednesday, October 08, 2008 3:43 PM
To: Paul McFarlane
Cc: Roxane Fitzroy; Debbie Wyatt; MOPU0801@lglgold.com
Subject: MOPU-1003-L Autoclave Fixed Pricing
Importance: High
Paul,
Further to recent communications regarding the supply of an Autoclave for the MOPU project, please find the following for your urgent action and consideration.
LGL wishes to fix the price for the Autoclave, based on the pricing components submitted to LGL by W.E. Smith Engineering (via email Wednesday 1st October), being:
•	The price of is based on the currency exchange rate of .

•	The price of is based on the currency exchange rate of .
LGL requires W.E. Smith Engineering to fix this pricing (in USD) based on exchange rate information obtained from the Reserve Bank of Australia, utilising the 7th October 2008, as fixing date. Please refer to the following website for this currency exchange rate information.
http://www.rba.gov.au/statistics/exchange__rates.html
Once the USD value is fixed as noted above, please nominate and add to this your proposed cost in United States Dollars to fix the price in United States Dollars, as at 7th October 2008 which would then be your firm and fixed Lump Sum Tender Price. Please submit this fixed pricing by close of business Thursday 9th October, 2008, to enable LGL to make an award decision prior to close of business Friday 10th October, 2008.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd

www.lglgold.com

Adam Dickens

From:	Paul McFarlane [ ]

Sent:	Thursday, 9 October 2008 3:30 PM

To:	Adam Dickens

Cc:	Roxane Fitzroy; Debbie Wyatt; MOPU; TC Mok; SY Kit

Subject:	RE: MOPU-1003-L Autoclave Fixed Pricing
Adam,
In reference to your mail regarding fixed pricing & in order to enable LGL to make an award decision prior to close of business Friday 10th October, 2008. we offer the following fixed pricing.

WES Portion	US$
KNM Portion	US$
Spare Parts	US$
Inland Transport, FOB Barge	US$

Total	US$
It is noted that all other pre-negotiated clarifications will remain unchanged.
Further to the above it should be noted that given the current market we have had to re-confirm materials pricing, even though we have had reductions in exchange rate variation we have experienced material price increases. We have absorbed some of these increases to effectively maintain the same WES portion. This has resulted in a minor reduction to the overall price.
I hope the above is of assistance, Should you require any further detail or clarification please do not hesitate to contact me at anytime.
Best regards
Paul McFarlane
W.E Smith Engineering
KPL Commercial Manager
Sales & Marketing
Ph:
Fax:
E-Fax:
Mobile:
E-mail:
From: Adam.Dickens@ [                    ]
Sent: Wednesday, October 08, 2008 3:43 PM
To: Paul McFarlane
Cc: Roxane Fitzroy; Debbie Wyatt; MOPU_0801@lglgold.com
Subject: MOPU-1003-L Autoclave Fixed Pricing
Importance: High
Paul,
Further to recent communications regarding the supply of an Autoclave for the MOPU project, please find the following for your urgent action and consideration.
LGL wishes to fix the price for the Autoclave, based on the pricing components submitted to LGL by W.E. Smith Engineering (via email Wednesday 1st October), being:
•	The price of is based on the currency exchange rate of .

•	The price of is based on the currency exchange rate of .
LGL requires W.E. Smith Engineering to fix this pricing (in USD) based on exchange rate information obtained from the Reserve Bank of Australia, utilising the 7th October 2008, as fixing date. Please refer to the following website for this currency exchange rate information.
http://www.rba.gov.au/statistics/exchange_rates.html
Once the USD value is fixed as noted above, please nominate and add to this your proposed cost in United States Dollars to fix the price in United States Dollars, as at 7th October 2008 which would then be your firm and fixed Lump Sum Tender Price. Please submit this fixed pricing by close of business Thursday 9th October, 2008, to enable LGL to make an award decision prior to close of business Friday 10th October, 2008.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
www.lglgold.com

Adam Dickens

From:	Adam Dickens

Sent:	Thursday, 9 October 2008 12:48 PM

To:	Paul McFarlane

Cc:	MOPU; Debbie Wyatt; Roxane Fitzroy

Subject:	MOPU-1003-L Autoclave Terms & Conditions Negotiation table

Importance:	High

Attachments:	MOPU-1003-0E-C — WES — Terms & Conditions Table.doc
Paul,
Please find attached table for your information and action. I have added comments, dated today, in red. Please review and revert at your earliest opportunity, preferably by Close of business today.
Thanks for your urgent assistance.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd

www.lglgold.com

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
1.	Clause 5 Security and Retention	Propose no withholding of percentage of any invoice is allowed, unless with sellers prior agreement in writing.	24-9-08: This is acceptable to LGL	Closed

2.	Clause 6.1 Liability for Tax	Propose no withholding of percentage of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as it is envisaged that no tax liabilities would be incurred between companies (export arrangements)	Closed

2-10-08: Delete the 3rd paragraph of clause 6.1 and replace with: “Should the Australian or PNG governments impose a Tax (other than Income Tax), the amount of this Tax will be considered a debt due from the Seller to LGL and LGL will require the Seller’s written agreement to deduct this amount from the total Purchase Order value.”

			9-10-08: LGL are not aware of any taxes that WES would incur. However, WES should fully inform itself of the requirements under the agreement.	Please advice us if there are any taxation legislature that are being planned in Australia or PNG that would affect KNM so that we can accommodate this into our quote.

3.	Clause 10 Payments	Propose no setoffs of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as there are no other agreements with this company.	Closed

4.	Clause 11 — Cancellation	Propose to include KNM Schedule of compensation as per KNM proposal	24-9-08: The cancellation schedule of compensation is not acceptable to LGL. KNM to propose a revised schedule to better reflect the promised delivery schedule, and anticipated milestones.	We propose our revised Cancellation Schedule as follows:
     % of PO value          weeks after order
     % of PO value          weeks after order
     % of PO value          weeks after order
     % of PO value          weeks after order
     % of PO value          weeks after order
     % of PO value          weeks after order
     % of PO value          weeks after order
     % of PO value          weeks after order
     % of PO value          weeks after order
% of PO value above 48 weeks after order
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
5.	Clause 12 Termination for Default	Line 5 — propose to replace the word “immediate” with “upon the accruement of liquidated damages”

Line 6 — propose to replace the word “30 calendar days of notice in writing by LGL” with “the mutually agreed period”.

Para 2 — Propose to insert the words “(of the portion of works in question)” after the word “payments” before the words “to the seller”

Para 4 — Propose no refund of monies paid	24-9-08: Line 5 — This is not acceptable to LGL Line 6 — The “mutually agreed period” shall be agreed prior to entering an agreement which LGL believe to be 30 days.

Para 2 — OK

Para 4 — This is not acceptable to LGL.

2-10-08: Para 4 — again this isn’t acceptable to LGL.
9-10-08: LGL agrees to the suggested change, i.e., removal of the words “including Seller’s Warranties” in line 1 and 2 of this clause.	Line 5 — KNM agree to accept the text as proposed by LGL.

Line 6 — KNM agree to accept the text as proposed by LGL.

Para 2 — closed.

Para 4 — May we request LGL to reconsider its decision or propose alternative verbiage. The reason is that KNM would have incurred overhead and material costs up to this stage. Para 1 — KNM request the removal of the words “including Seller’s warranties” in line 1 and 2.

6.	Clause 13 Warranties Paragraph 2	In line 3, propose to delete the words “(in the opinion of LGL)”	24-9-08: LGL accepts the proposed amendments	Closed
Propose to replace the words “pay as a debt due and payable... Purchase Order” (lines 3 to 5) with “remedy so as to bring the performance guarantees to the merchandise in compliance with the requisite requirement and standard under this Purchase Order”

7.	Clause 14 Sellers Indemnity	Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.	24-9-08: LGL cannot accept a cap of liability of KNM to advise more favourable cap. Refer also item 12 below.	KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order.
2-10-08: LGL believes that the changes proposed under clause 27 below effect WES’s requirement here, and as such propose no changes to this clause.

			9-10-08: The suggested change to Paragraph 2 is NOT acceptable to LGL.	Para 2 — KNM requests the deletion of line item (iv)

8.	Clause 15	Propose to maintain KNM insurance policy	24-9-08: LGL requires further	Attached please find our insurance policies.
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
Insurance to be arranged by the Seller	information regarding the insurances held by KNM, to further analyse this response.

2/10/08: LGL believes that your policies meet the requirements of the contract, and as such propose no changes be made to the words.

9-10-08: Please advise re Insurance policy noting the interests of the Principal ASAP.

9.	Clause 16 General Insurance provisions	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.

2/10/08: LGL believes that your policies meet the requirements of the contract, and as such propose no changes be made to the words.

			9-10-08: Please advise re Insurance policy noting the interests of the Principal ASAP.	Attached please find our insurance policies.

10.	Clause 22 Inspection of Merchandise	Propose to delete the words “either resupply the merchandise ....... or return of the merchandise” (Lines 7 to 12) and replace with the words “remedy the unsatisfactory or defective merchandise so as to bring it in compliance with the requirements and specifications under this Purchase Order”	24-9-08: LGL accepts the proposed amendment.	Closed

11.	Clause 26 Delay and Liquidated Damages	(a) Propose LD = of the purchase order value for each week of delay, up to a maximum of of the Purchase Order value.	24-9-08: Item (a): is acceptable to LGL	a. Closed b. KNM accepts the text as proposed by LGL c. Closed d. KNM accepts the text as proposed by LGL
		(b) Propose LD is sole remedy for Delay	Item (b): this is not acceptable to LGL, as the clause allows for a situation where the LDs are found not to be
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
enforceable.
		(c) Para 2 — propose to delete the words “LGL decides that it will not such delay event”.	Item (c): is acceptable to LGL.
		(d) Para 4 — Propose to delete the paragraph in its entirety.	Item (d) Not accepted by LGL. LGL will accept the sentence being amended by deleting the words “certified drawings” and replacing them with the words “Manufacturers Data Report”

12.	Clause 27 Limitation of Liability	Item (a) Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.

		Item (b) Propose to delete the last paragraph in its entirety	24-9-08: Item (a): A cap is not acceptable to LGL. A revised cap should be advised by KNM. KNM should also consider their available insurances. Item (b): This is not acceptable to LGL	a. KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order. b. KNM accepts the text as proposed by LGL
2-10-08:
			Item (a): Propose to Amend Clause 27, Limitation of Liability, by inserting the words , after the words “... Contract is limited to”. 9-10-08: Agreed and closed.	Item (a): KNM accepts the text as proposed by LGL.

13.	Clause 29 Suspension	Propose if suspension was caused by LGL, to include reasonable costs, profit and overheads.	24-9-08: LGL can accept covering reasonable costs, but not profit. Overheads would have to be shown as a cost related to the works under the Purchase order.	KNM accepts the text as proposed by LGL

14.	Clause 30 Non Waiver	Propose to include that the provisions of this non waiver be applied to the Seller, mutatis mutandis.	24-9-08: LGL accepts the proposed amendment.	Closed

15.	Clause 31 No Assignment	Propose to insert “but subject always to guarantee payment to Seller” before the full stop in line 4.	24-9-08: LGL does not accept the proposed change.	KNM accepts the text as proposed by LGL
LGL proposes to insert the words “but subject always to Sellers right to receive payment under the Purchase Order” before the full stop at the end of the clause in Line 4.

16.	Clause 32 Disputes	Propose to refer disputes to arbitration, instead of “court of competent jurisdiction” and the arbitration award shall be final and binding.	24-9-08: LGL does not accept the proposed change.	KNM accepts the text as proposed by LGL
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Adam Dickens

From:	Paul McFarlane

Sent:	Thursday, 9 October 2008 9:30 AM

To:	Adam Dickens; Debbie Wyatt; Roxane Fitzroy

Cc:	MOPU_

Subject:	RE: MOPU-1003-L Terms and Conditions Negotiation table

Attachments:	MOPU-1003-0D-C — WES — Terms Conditions Table 7Oct08.doc
Adam,
Please find attached marked up T & C’s table for your reference.
Should you require any further detail or clarification please do not hesitate to contact me at anytime.
Best regards
Paul McFarlane
W.E Smith Engineering
KPL Commercial Manager
Sales & Marketing
Ph: +61 2 6650 8840
Fax: +61 2 6658 3499
E-Fax: +61 29 4754 109
Mobile: +61 418 975 324
E-mail:
From: Adam.Dickens@lglgold.com
Sent: Thursday, October 02, 2008 4:15 PM
To: Paul McFarlane; Debbie Wyatt; Roxane Fitzroy
Cc: MOPU_0801@lglgold.com
Subject: MOPU-1003-L Terms and Conditions Negotiation table
Importance: High
Paul / Debbie / Roxane,
Please find attached revised terms and conditions negotiation table. Areas that are NOT highlighted are items that require your review and comment.
Please return to me at your earliest opportunity. If you have any questions, please do not hesitate in contacting me.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
+61 7 3318 3349 (Direct)
+61 7 3318 3300 (Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Street, Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
1.	Clause 5 Security and Retention	Propose no withholding of percentage of any invoice is allowed, unless with sellers prior agreement in writing.	24-9-08: This is acceptable to LGL	Closed

2.	Clause 6.1 Liability for Tax	Propose no withholding of percentage of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as it is envisaged that no tax liabilities would be incurred between companies (export arrangements)	Closed

			2-10-08: Delete the 3rd paragraph of clause 6.1 and replace with: “Should the Australian or PNG governments impose a Tax (other than Income Tax), the amount of this Tax will be considered a debt due from the Seller to LGL and LGL will require the Seller’s written agreement to deduct this amount from the total Purchase Order value.”	Please advice us if there are any taxation legislature that are being planned in Australia or PNG that would affect KNM so that we can accommodate this into our quote.

3.	Clause 10 Payments	Propose no setoffs of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as there are no other agreements with this company.	Closed

4.	Clause 11 — Cancellation	Propose to include KNM Schedule of compensation as per KNM proposal	24-9-08: The cancellation schedule of compensation is not acceptable to LGL. KNM to propose a revised schedule to better reflect the promised delivery schedule, and anticipated milestones.	We propose our revised Cancellation Schedule as follows:
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
% of PO value above weeks after order

5.	Clause 12 Termination for Default	Line 5 — propose to replace the word “immediate” with “upon the accruement of liquidated damages” Line 6 — propose to replace the word “30 calendar	24-9-08: Line 5 — This is not acceptable to LGL Line 6 — The “mutually agreed period” shall be agreed prior to entering an	Line 5 — KNM agree to accept the text as proposed by LGL. Line 6 — KNM agree to accept the text as proposed by LGL.
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
days of notice in writing by LGL” with “the mutually agreed period”.

Para 2 — Propose to insert the words “(of the portion of works in question)” after the word “payments” before the words “to the seller”

Para 4 — Propose no refund of monies paid	agreement which LGL believe to be 30 days.

Para 2 — OK

Para 4 — This is not acceptable to LGL. 2-10-08: Para 4 — again this isn’t acceptable to LGL, as we believe that WE Smith could intentionally go into breach of contract knowing that we would have to take away the goods in the condition they are in and have no further obligation under the contract.	Para 2 — closed. Para 4 — May we request LGL to reconsider its decision or propose alternative verbiage. The reason is that KNM would have incurred overhead and material costs up to this stage.
Para 1 — KNM request the removal of the words “including Seller’s warranties” in line 1 and 2.

6.	Clause 13 Warranties Paragraph 2	In line 3, propose to delete the words “(in the opinion of LGL)”
		Propose to replace the words “pay as a debt due and payable... Purchase Order” (lines 3 to 5) with “remedy so as to bring the performance guarantees to the merchandise in compliance with the requisite requirement and standard under this Purchase Order”	24-9-08: LGL accepts the proposed amendments	Closed

7.	Clause 14 Sellers Indemnity	Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.	24-9-08: LGL cannot accept a cap of liability of KNM to advise more favourable cap. Refer also item 12 below.

			2-10-08: LGL believes that the changes proposed under clause 27 below effect WES’s requirement here, and as such propose no changes to this clause.	KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order. Para 2 — KNM requests the deletion of line item (iv)

8.	Clause 15 Insurance to be arranged by the Seller	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.

			2/10/08: LGL believes that your policies meet the requirements of the contract, and as such propose no changes be made to the words.	Attached please find our insurance policies.
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
9.	Clause 16 General Insurance provisions	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.

			2/10/08: LGL believes that your policies meet the requirements of the contract, and as such propose no changes be made to the words.	Attached please find our insurance policies.

10.	Clause 22 Inspection of Merchandise	Propose to delete the words “either resupply the merchandise ... or return of the merchandise” (Lines 7 to 12) and replace with the words “remedy the unsatisfactory or defective merchandise so as to bring it in compliance with the requirements and specifications under this Purchase Order”	24-9-08: LGL accepts the proposed amendment.	Closed

11.	Clause 26 Delay and Liquidated Damages	(a) Propose LD = of the purchase order value for each week of delay, up to a maximum of of the Purchase Order value. (b) Propose LD is sole remedy for Delay	24-9-08: Item (a): is acceptable to LGL Item (b): this is not acceptable to LGL, as the clause allows for a situation where the LDs are found not to be enforceable.	a. Closed b. KNM accepts the text as proposed by LGL c. Closed d. KNM accepts the text as proposed by LGL

		(c) Para 2 — propose to delete the words “LGL decides that it will not such delay event”.	Item (c): is acceptable to LGL.

		(d) Para 4 — Propose to delete the paragraph in its entirety.	Item (d) Not accepted by LGL. LGL will accept the sentence being amended by deleting the words “certified drawings” and replacing them with the words “Manufacturers Data Report”

12.	Clause 27 Limitation of Liability	Item (a) Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.	24-9-08: Item (a): A cap is not acceptable to LGL. A revised cap should be advised by KNM. KNM should also consider their available insurances. Item (b): This is not acceptable to LGL	a. KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order. b. KNM accepts the text as proposed by LGL
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
		Item (b) Propose to delete the last paragraph in its entirety	2-10-08: Item (a): Propose to Amend Clause 27, Limitation of Liability, by inserting the words “Twenty (20) percent of”, after the words “... Contract is limited to”.	Item (a): KNM accepts the text as proposed by LGL.

13.	Clause 29 Suspension	Propose if suspension was caused by LGL, to include reasonable costs, profit and overheads.	24-9-08: LGL can accept covering reasonable costs, but not profit Overheads would have to be shown as a cost related to the works under the Purchase order.	KNM accepts the text as proposed by LGL

14.	Clause 30 Non Waiver	Propose to include that the provisions of this non waiver be applied to the Seller, mutatis mutandis.	24-9-08: LGL accepts the proposed amendment.	Closed

15.	Clause 31 No Assignment	Propose to insert “but subject always to guarantee payment to Seller” before the full stop in line 4.	24-9-08: LGL does not accept the proposed change.
			LGL proposes to insert the words “but subject always to Sellers right to receive payment under the Purchase Order” before the full stop at the end of the clause in Line 4.	KNM accepts the text as proposed by LGL

16.	Clause 32 Disputes	Propose to refer disputes to arbitration, instead of “court of competent jurisdiction” and the arbitration award shall be final and binding.	24-9-08: LGL does not accept the proposed change.	KNM accepts the text as proposed by LGL
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Adam Dickens

From:	Paul McFarlane

Sent:	Wednesday, 8 October 2008 4:50 PM

To:	Adam Dickens; Debbie Wyatt; Roxane Fitzroy

Cc:	MOPU; SY Kit; TC Mok

Subject:	RE: MOPU- 1003-L Autoclve supply — Insurances
Adam,
Thanks for your e-mail. In reference to your queries we respond as follows.
•	LGL notes that WE Smiths insurance policies are limited to the “design and manufacture of heat exchangers”. Please advise how this would affect this package of work, given that it is for the supply of an Autoclave, or pressure vessel?
WES Response
We have checked with our broker & confirm that all equipment including pressure vessels are covered in our policy. Therefore, the Autoclave is covered in our insurance policy.
•	LGL also notes that the insurance policies do not include any provisions for “Principals” interest. Please advise if policies can be amended to include the interests of the “Principal”?
WES Response
We have contacted our broker regarding coverage for “Principals Interest”. At this stage our policy does not include however we have requested what options there are to have this included in our policy. We are currently expediting a response & shall advise on receipt.
I hope the above is of assistance, should you require any further detail or clarification please do not hesitate to contact me at anytime.
Best regards
Paul McFarlane
W.E Smith Engineering
KPL Commercial Manager
Sales & Marketing
Ph: +61 2 6650 8840
Fax: +61 2 6658 3499
E-Fax: +61 29 4754 109
Mobile: +61 418 975 324
E-mail:
From: Adam.Dickens
Sent: Thursday, October 02, 2008 12:14 PM
To: Paul McFarlane; Debbie Wyatt; Roxane Fitzroy
Cc: MOPU_0801@lglgold.com
Subject: MOPU-1003-L Autoclve supply — Insurances
Paul / Debbie / Roxane,
LGL notes that WE Smiths insurance policies are limited to the “design and manufacture of heat exchangers”. Please advise how this would affect this package of work, given that it is for the supply of an Autoclave, or pressure vessel?

LGL also notes that the insurance policies do not include any provisions for “Principals” interest. Please advise if policies can be amended to include the interests of the “Principal”?
We await your urgent response.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
www.lglgold.com

Adam Dickens

From:	Adam Dickens

Sent:	Wednesday, 8 October 2008 2:43 PM

To:	Paul McFarlane

Cc:	Roxane Fitzroy; Debbie Wyatt; MOPU

Subject:	MOPU-1003-L Autoclave Fixed Pricing

Importance:	High
Paul,
Further to recent communications regarding the supply of an Autoclave for the MOPU project, please find the following for your urgent action and consideration.
LGL wishes to fix the price for the Autoclave, based on the pricing components submitted to LGL by W.E. Smith Engineering (via email Wednesday 1st October), being:
▪	The price of is based on the currency exchange rate of .

▪	The price of is based on the currency exchange rate of .
LGL requires W.E. Smith Engineering to fix this pricing (in USD) based on exchange rate information obtained from the Reserve Bank of Australia, utilising the 7th October 2008, as fixing date. Please refer to the following website for this currency exchange rate information.
http://www.rba.gov.au/statistics/exchange__rates.html
Once the USD value is fixed as noted above, please nominate and add to this your proposed cost in United States Dollars to fix the price in United States Dollars, as at 7th October 2008 which would then be your firm and fixed Lump Sum Tender Price. Please submit this fixed pricing by close of business Thursday 9th October, 2008, to enable LGL to make an award decision prior to close of business Friday 10th October, 2008.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
www.lglgold.com

Adam Dickens

From:	Adam Dickens

Sent:	Thursday, 2 October 2008 4:15 PM

To:	Paul McFarlane; Debbie Wyatt; Roxane Fitzroy

Cc:	MOPU

Subject:	MOPU-1003-L Terms and Conditions Negotiation table

Importance:	High

Attachments:	MOPU-1003-0D-C — WES — Terms & Conditions Table.doc
Paul / Debbie / Roxane,
Please find attached revised terms and conditions negotiation table. Areas that are NOT highlighted are items that require your review and comment.
Please return to me at your earliest opportunity. If you have any questions, please do not hesitate in contacting me.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
www.lglgold.com

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
1.	Clause 5 Security and Retention	Propose no withholding of percentage of any invoice is allowed, unless with sellers prior agreement in writing.	24-9-08: This is acceptable to LGL	Closed

2.	Clause 6.1 Liability for Tax	Propose no withholding of percentage of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as it is envisaged that no tax liabilities would be incurred between companies (export arrangements)

			2-10-08: Delete the 3rd paragraph of clause 6.1 and replace with: “Should the Australian or PNG governments impose a Tax (other than Income Tax), the amount of this Tax will be considered a debt due from the Seller to LGL and LGL will require the Seller’s written agreement to deduct this amount from the total Purchase Order value.”	Closed

3.	Clause 10 Payments	Propose no setoffs of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as there are no other agreements with this company.	Closed

4.	Clause 11 — Cancellation	Propose to include KNM Schedule of compensation as per KNM proposal	24-9-08: The cancellation schedule of compensation is not acceptable to LGL. KNM to propose a revised schedule to better reflect the promised delivery schedule, and anticipated milestones.	We propose our revised Cancellation Schedule as follows:
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
% of PO value above weeks after order

5.	Clause 12 Termination for Default	Line 5 — propose to replace the word “immediate” with “upon the accruement of liquidated damages” Line 6 — propose to replace the word “30 calendar days of notice in writing by LGL” with “the	24-9-08: Line 5 — This is not acceptable to LGL Line 6 — The “mutually agreed period” shall be agreed prior to entering an agreement which LGL believe to be 30	Line 5 — KNM agree to accept the text as proposed by LGL. Line 6 — KNM agree to accept the text as proposed by LGL. Para 2 — closed.
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
mutually agreed period”.

Para 2 — Propose to insert the words “(of the portion of works in question)” after the word “payments” before the words “to the seller”

Para 4 — Propose no refund of monies paid	days.

Para 2 — OK

Para 4 — This is not acceptable to LGL.

			2-10-08: Para 4 — again this isn’t acceptable to LGL, as we believe that WE Smith could intentionally go into breach of contract knowing that we would have to take away the goods in the condition they are in and have no further obligation under the contract.	Para 4 — May we request LGL to reconsider its decision or propose alternative verbiage. The reason is that KNM would have incurred overhead and material costs up to this stage.
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
6.	Clause 13 Warranties Paragraph 2	In line 3, propose to delete the words “(in the opinion of LGL)”	24-9-08: LGL accepts the proposed amendments	Closed
Propose to replace the words “pay as a debt due and payable. Purchase Order” (lines 3 to 5) with “remedy so as to bring the performance guarantees to the merchandise in compliance with the requisite requirement and standard under this Purchase Order”

7.	Clause 14 Sellers Indemnity	Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.	24-9-08: LGL cannot accept a cap of liability of , KNM to advise more favourable cap. Refer also item 12 below.	KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order.
2-10-08: LGL believes that the changes proposed under clause 27 below effect WES’s requirement here, and as such propose no changes to this clause.

8.	Clause 15 Insurance to be arranged by the Seller	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.	Attached please find our insurance policies.
2/10/08: LGL believes that your policies meet the requirements of the contract, and as such propose no changes be made to the words.

9.	Clause 16 General Insurance provisions	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.	Attached please find our insurance policies.
2/10/08: LGL believes that your policies meet the requirements of the contract, and as such propose no changes be made to the words.

10.	Clause 22 Inspection of Merchandise	Propose to delete the words “either resupply the merchandise or return of the merchandise” am (Lines 7 to 12) and replace with the words “remedy the unsatisfactory or defective	24-9-08: LGL accepts the proposed endment.	Closed
IMPORTANT
•     Dates must be shown next to every comment inserted.
•     The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
•     No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
merchandise so as to bring it in compliance with the requirements and specifications under this Purchase Order”

11.	Clause 26 Delay and Liquidated Damages	(a) Propose LD = of the purchase order value for each week of delay, up to a maximum of of the Purchase Order value.	24-9-08: Item (a): is acceptable to LGL	a. Closed b. KNM accepts the text as proposed by LGL c. Closed d. KNM accepts the text as proposed by LGL
		(b) Propose LD is sole remedy for Delay	Item (b): this is not acceptable to LGL, as the clause allows for a situation where the LDs are found not to be enforceable.
		(c) Para 2 – propose to delete the words “LGL decides that it will not such delay event”.	Item (c): is acceptable to LGL.
		(d) Para 4 — Propose to delete the paragraph in its entirety.	Item (d) Not accepted by LGL. LGL will accept the sentence being amended by deleting the words “certified drawings” and replacing them with the words “Manufacturers Data Report”

12.	Clause 27 Limitation of Liability	Item (a) Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.	24-9-08: Item (a): A cap is not acceptable to LGL. A revised cap should be advised by KNM. KNM should also consider their available insurances.	a. KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order. b. KNM accepts the text as proposed by LGL
		Item (b) Propose to delete the last paragraph in its entirety	Item (b): This is not acceptable to LGL 2-10-08:
Item (a): Propose to Amend Clause 27, Limitation of Liability, by inserting the words , after the words “ Contract is limited to”.

13.	Clause 29 Suspension	Propose if suspension was caused by LGL, to include reasonable costs, profit and overheads.	24-9-08: LGL can accept covering reasonable costs, but not profit. Overheads would have to be shown as a cost related to the works under the Purchase order.	KNM accepts the text as proposed by LGL

14.	Clause 30 Non Waiver	Propose to include that the provisions of this non waiver be applied to the Seller, mutatis mutandis.	24-9-08: LGL accepts the proposed amendment.	Closed
IMPORTANT
•     Dates must be shown next to every comment inserted.
•     The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
•     No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
15.	Clause 31 No Assignment	Propose to insert “but subject always to guarantee payment to Seller” before the full stop in line 4.	24-9-08: LGL does not accept the proposed change.	KNM accepts the text as proposed by LGL
LGL proposes to insert the words “but subject always to Sellers right to receive payment under the Purchase Order” before the full stop at the end of the clause in Line 4.

16.	Clause 32 Disputes	Propose to refer disputes to arbitration, instead of “court of competent jurisdiction” and the arbitration award shall be final and binding.	24-9-08: LGL does not accept the proposed change.	KNM accepts the text as proposed by LGL
IMPORTANT
•     Dates must be shown next to every comment inserted.
•     The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
•     No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Adam Dickens

From:	Adam Dickens

Sent:	Thursday, 2 October 2008 12:14 PM

To:	Paul McFarlane; Debbie Wyatt; Roxane Fitzroy

Cc:	MOPU

Subject:	MOPU-1003-L Autoclve supply — Insurances
Paul / Debbie / Roxane,
LGL notes that WE Smiths insurance policies are limited to the “design and manufacture of heat exchangers”. Please advise how this would affect this package of work, given that it is for the supply of an Autoclave, or pressure vessel?
LGL also notes that the insurance policies do not include any provisions for “Principals” interest. Please advise if policies can be amended to include the interests of the “Principal”?
We await your urgent response.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
www.lglgold.com

Adam Dickens

From:	Debbie Wyatt

Sent:	Thursday, 2 October 2008 8:23 AM

To:	Adam Dickens

Cc:	Paul McFarlane; MOPU; Soheil; Roxane Fitzroy; GC Chew (EPD)

Subject:	J0807701F — WES Insurance Schedules

Attachments:	PI and PL.pdf; Industrial special risk & Crime.pdf; Marine Cargo.pdf; Cert of currency ALLIANZ Workers Comp to 30.6.09.pdf; Machinery breakdown.pdf; MotorFleet.pdf; Medical exp and Repatriate.pdf; Corporate travel.pdf
WES Ref: J0807701F
Hi Adam,
As requested please find attached WES Certificates of Insurances.
We hope the above is of assistance.
Best regards
W.E. Smith Engineering Pty Ltd
Debbie Wyatt
Debbie Wyatt
Sales Office Co-ordinator
Ph:
Fax:
Email:
Website: www.wesknm.com.au

OAMPS
Australian bred success
OAMPS Insurance Brokers Ltd
ABN 34 005 543 020 AFSL No 238312
1st Floor, 21 Teddington Road
BURSWOOD WA 6100
PO Box 222
VICTORIA PARK WA 6979
Phone (08) 6250 8300
Facsimile: (08) 6250 8400

Client Reference:	KNMP01
Invoice Number:	I92998
Our Reference:	08010215
Date:	21/02/08
Executive:	Jeanette Sykes

Tax Invoice (Endorsement)

Debited To:

Details of amendments required by you are shown in the attached Schedule of Cover.
Any payment due is required by due date to ensure continuity of Cover.

Insured:	KNM Pty Ltd; HEA Australia Pty Ltd, WE Smith
Insured With:	HW Wood 38 Mary Avenue LONDON ENGLAND UK EC3A8BH
Policy Number:	PPL2591807 **Expiring:** 31/12/08
Insurance Class:	Professional Indemnity
Period of Cover:	21/02/08 to 31/12/08 At 4pm Local Time
Covering:	Endorsement to note the change of insured name to: KNM Pty Ltd; HEA Australia Pty Ltd; WE Smith Engineering Pty Ltd and PT Heat Exchanger Indonesia firm&I.

Important Notice:

www.oamps.com.au

Premium	0.00
Fire Levy	0.00
U/W GST	0.00
Stamp Duty	0.00
Sub Total	**0.00**

TOTAL DUE: **$0.00**

DUE DATE:

Remittance Advice

Please forward your payment within 14 days to:

OAMPS Insurance Brokers PO Box 222 VICTORIA PARK WA 6979

Client Ref: KNMP01 Client: KNM Pty Ltd

Our Ref: 08010215/0900 **Invoice:** I92998 **Amount Due:** $0.00

Executive: Jeanetta Sykes

Payment Options

- [ ] BPAY
- [ ] Instalment (Premium Finance)
- [ ] Cheque
- [ ] Credit Card Mail Payment

B PAY Biller Code 43984
Ref:

Telephone & Internet Banking - BPAY

SCHEDULE OF COVER
Professional Indemnity
Our Reference: 08010215
INSURED
KNM Pty Ltd; HEA Australia Pty Ltd; WE Smith Engineering Pty Ltd and PT Heat Exchanger Indonesia ftrr&i.
BUSINESS OF INSURED
Design and manufacture heat exchangers
PERIOD OF INSURANCE
31/12/07 to 31/12/08 At 4pm Local Time

SCOPE OF COVER	: Section A — Public Liability

Indonesia AUD any one occurrence in excess of USD any one occurrence

Australia AUD any one occurrence

Section B — Pollution — Not applicable

Section C — Products Liability

Indonesia AUD any one occurrence and in the aggregate in excess of USD any one occurrence and in the aggregate in any one period of insurance

Australia AUD any one occurrence and in the aggregate any one period of insurance

Section D — Professional Indemnity

AUD any one claim and in the aggregate in respect of all losses during the period of insurance

GEOGRAPHICAL LIMITS	For damages claims brought against the Insured in a court of Law within the Commonwealth of Australia.

JURISDICTION LIMITS	The insurance shall be governed by and construed in accordance with the laws of Australia and each party agrees to submit to the exclusive jurisdiction of the courts of Australia

PERIOD	: 31/12/07 to 31/12/08 At 4pm Local Time

LIMITS OF LIABILITY	: See Scope of Cover

RETROACTIVE DATE	: Unlimited in respect to Section D — Professional Indemnity

EXCESS	: Section A & C — Public and Products Liability

each and every loss inclusive of costs and expenses

Section B — Pollution Liability: Not applicable
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

Section D — Professional Indemnity

including costs and expenses, each and every claim

ENDORSEMENTS	: Asbestos Exclusion

We are not liable to indemnify you in respect of any claim directly or indirectly based upon, attributable to, or in consequence of bodily injury and/or property damage (including loss of property) directly or indirectly caused by or arising from:

i) Mining, processing, transportation, distribution and/or storage asbestos.
ii) Manufacture of asbestos products and/or processing of material containing asbestos.
iii) Any process of decontamination treatment or control of asbestos.

Item iii) shall only apply in those claims arising in consequence of inhalation of asbestos fibre or damage to or loss of use property due to presence of asbestos.

Terrorism Exclusion Endorsement

Notwithstanding any provision to the contrary within this insurance or any endorsement thereto it is agreed that this insurance excludes death, injury, illness, loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any Act of Terrorism regardless of any other cause or event contributing concurrently or in any other sequence to the loss;

For the purpose of this endorsement an Act of Terrorism means an act, including but rot limited to the use of force or violence and/or threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organisation(s) or government(s) which form its nature or context is done for, or in connection with, political, religious, ideological, ethnic or similar purposes or reasons, including the intentio to influence any government and/or to put the public, or any section of the public, in fear.

This endorsement also excludes death, injury, illness, loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any action taken in controlling, preventing, suppressing or in any way relating to an Act of Terrorism.

SPECIAL FEATURES	: NOTE — You must clearly indentify all business activities for which indemnity is required.

NO CLAIM CAN BE MADE AGAINST THE POLICY ONCE IT HAS EXPIRED OR HAS BEEN CANCELLED.
POLICY WORDING
Combined Liability Insurance
Wording: PCA 94 (amended) including Professional Indemnity extension as attached
NOTES
Retroactive Date: Unlimited
Conformity Clause
Law and Jurisdiction Clause
LSW 1145 (02/02) Lloyd’s Australian Alternative Dispute Resolution Clause Asbestos Exclusion
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

Care Custody or Control Exclusion
NMA 2802 (17/12/97) Electronic Date Recognition Exclusion (EDRE)
NMA 2920 (08/10/2001) Terrorism Exclusion Endorsement
POLICY EXCLUSIONS
Refer to Policy Document for full details of all Exclusions

INSURER		PER CENT POLICY NO.

HW Wood		100.0000 PPL2591807
38 Mary Avenue LONDON ENGLAND UK EC3A8BH

Actual Insurers :
Brit Syndicates Ltd — Syndicate 2987	100.0000
55 Bishopsgate LONDON UK ECRN 3AS
SPECIAL NOTE
This memorandum is prepared as a summary of the insurance policy. It is not a complete description of all the policy’s terms, conditions and exclusions.
In determining a claim, or questions with regard thereto, the provisions of the policy will prevail.
-ooOoo-
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

SCHEDULE OF INSURANCE

Policy Type:	Industrial Special Risks
Policy Number:	332894701ISR
Insurer:	Zurich Aust Insurance Ltd
Period of Insurance:	31/12/07 4.00 pm Local Time to 31/12/08 4.00 pm Local Time
Effective Date:	31/12/07
Our Reference:	07120241

Name of Insured:	KNM Pty Ltd, HEA Australia Pty Ltd, W E Smith Engineering Pty Ltd and PT Heat Exchangers Indonesia FTRR&I

Description of Business:	All activities of the Insured, principally but not limited to:-

Design and manufacture heat exchangers

And any other activities incidental thereto.

Situation:	As per schedule

And anywhere in Australia (including contract sites where the Insured has property or carries on business, has goods or other property stored or being processed or has work done).

Covering:	Section 1 — Property Damage Physical loss destruction of or damage to the property as a result of a peril not excluded.

Section 2 — Consequential Loss Loss resulting from interruption to the business consequent upon physical loss, destruction of or damage to the property insured under Section 1.

Property Insured:	All real and personal property of every kind and description belonging to the insured.

Limits of Liability:	The amounts set out hereunder represent the insurer(s) maximum limit(s) of liability any one loss or series of losses arising out of any one event at any one situation subject to any lesser sub-limit(s) specified elsewhere in the policy and the schedule.

· Section 1 — Property Damage
· Section 2 — Consequential Loss
Any One Loss
Any One Location

Sub-Limits of Liability:	The liability of the insurer(s) shall be further limited in respect of any one loss or series of losses arising out of any one event at any one situation as set out hereunder.

Section 1 — Property Damage
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

Accidental Damage
Burglary & Theft of Property
Money
Directors/Employees/Visitors Personal Effects
Glass
Removal Of Debris
Extra Cost of Reinstatement
Cost of Rewriting Records
Expediting Expenses

Section 2 — Consequential Loss

Professional Fees
Additional Increased Cost of Working
Public Utilities
Premises in the Vicinity (Prevention of Access)

Indemnity Period:	12 months months

Uninsured Working Expenses:	All Business Expenses which vary with the Turnover of the Business

Declared Values:	Section 1 — Property Damage
	Assets	As per Schedule

Section 2 — Consequential Loss

All Gross Profit
Insured Payroll
Additional Increased Cost of Working
Professional Fees

Deductible:	The Insured shall bear the following amounts in respect of each claim or series of claims arising out of any one original source or cause.

.	Earthquake, subterranean fire or volcanic eruption

An amount equal to 1% of the total Declared Values for property insured at the loss situation or $20,000 whichever is the lesser.

.	Flood at Boambee	$

.	Directors/Employees Personal Property	$

.	Public Utilities

.	Premises in the Vicinity (Prevention of Access)

.	All Other Losses	$

Policy Wording:	ICA/NIBA Mark IV Industrial Special Risks Wording

INSURER	PER CENT	POLICY NO.
Zurich Aust Insurance Ltd	100.0000	332894701ISR
PO Box 442 WEST PERTH WA 6872
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

SPECIAL NOTE
This memorandum is prepared as a summary of the insurance policy. It is not a complete description of all the policy’s terms, conditions and exclusions.
In determining a claim, or questions with regard thereto, the provisions of the policy will prevail.
-ooOoo-
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

Schedule of Declared Assets
Our Reference: 07120241
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

CRIME SECTION
PROPERTY INSURED
Declared Values

Section 1 —	All Property Insured

Section 2 —	All Gross Profit
Insured Payroll
Additional Increased Cost of Working
Professional Fees

Limits of Liability

Section 1
Section 2

Sub-Limits of Liability

Section 1 — Material Loss or Damage

— Burglary/Theft or any attempt thereat (other than money)
— Directors/Employees/Visitors Personal Effects
— Money
— Removal of Debris
— Glass
— Theft of Property in the Open (Except Money)
— Expediting Expenses
— Cost of Rewriting Records
— Extra Cost of Reinstatement
— Accidental Damage

Section 2 — Consequential Loss

— Professional Fees
— Additional Increase in Cost of Working
— Public Utilities
— Premises in the Vicinity (Prevention of Access)

Indemnity Period: 12 months
Payroll Limits

Initial Period	100% for	weeks
Remaining Period	25% for	weeks as defined herein
Consolidation Period	(Dual Basis)	weeks
PERILS INSURED
All forms of physical loss and/or damage except fire and associated perils, subject to policy terms, conditions and exclusions.
SUM INSURED
As Above
EXCESS

1. Earthquake, Subterranean Fire or Volcanic Eruption

a) or
b) An amount equal to 1% of the total declared values at the Situation where the damage occurs, whichever is the lesser

2. Directors/Employees Personal Property

3. Public Utilities

4. Premises in the Vicinity (Prevention of Access)

5. All Other Losses	each and every claim.
GEOGRAPHIC LIMITS
As specified in the Assets Schedule and elsewhere in Australia where the Insured has property and/or carries on Business, has goods and/or other property stored and/or being processed or has work done.

SCHEDULE OF COVER
Marine Cargo/Transit Insurance
Our Reference: 08010259
INSURED
KNM Pty Ltd, HEA Australia Pty Ltd, W E Smith Engineering Pty Ltd and PT Heat Exchangers Indonesia FTRR&I
PERIOD OF INSURANCE
From 31/12/07 to 31/12/08 at At 4pm Local Time
TYPE OF INSURANCE
Annual Policy
DESCRIPTION OF OPERATIONS
Design and manufacture heat exchangers
INTEREST INSURED
Merchandise consisiting of heat transfer equipment, pressure vessels and ancillary equipment and other interests held covered at rates to be agreed. Insureds own plant and equipment and office equipment also covered, within Australia only.
GEOGRAPHIC LIMITS
World-Wide to World-Wide, including transits within Australia and Indonesia.
CONVEYANCES
Steamers and/or powered vessels (approved or held covered) and/or airfreight and/or connecting conveyances and/or road and/or rail transport and/or postal sendings and any combination thereof or held covered.
LIMIT ANY ONE LOSS

Imports
Exports
Inland
BASIS OF VALUATION
Overseas
CIF + 20%
Insured’s own plant and equipment and office equipment
Replacement Value
Inland or Indonesia
Invoice Value
METHODS OF TRANSPORT
As Per Conveyances
DESCRIPTION OF PACKING
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

Allianz Worker’s Compensation (NSW) Limited ACN 003 087 545 ABN 17 003 087 545
As agent for The NSW WorkCover Scheme ABN. 83 564 379 108 002

CERTIFICATE OF CURRENCY
11 August 2008
W E SMITH ENGINEERING PTY LTD
PO Box 274
COFFS HARBOUR NSW 2450
Dear Sir/Madam,
1. STATEMENT OF COVERAGE
The following policy of insurance covers the full amount of the employer’s liability under the Workers Compensation Act 1987
This Certificate is valid from 11/08/2008 to 30/06/2009
The information provided in this Certificate of Currency is correct at: 11 August 2008
2. EMPLOYERS INFORMATION

POLICY NUMBER	MWP 0123637

LEGAL NAME	W E SMITH ENGINEERING PTY LTD

TRADING NAME	W E SMITH ENGINEERING PTY LTD

ABN	74 096 147 983

ACN/ARBN	096 147 983

WorkCover
Industry
Classification
Number (WIC)	Industry	Numbers of Workers*	Wages+
276900	MFG EXCHANGE AND PRESSURE VESSELS	151

*	Number of workers includes contractors/deemed workers

+	Total wages estimated for the current period
3. IMPORTANT INFORMATION
Principals relying on this certificate should ensure it is accompanied by a statement under section 175B of the Workers Compensation Act 1987. Principals should also check and satisfy themselves that the information is correct and ensure that the proper workers compensation insurance is in place, ie. compare the number of employees on site to the average number of employees estimated; ensure that the wages are reasonable to cover the labour component of the work being performed; and confirm that the description of the industry/industries noted is appropriate.
A principal contractor may become liable for any outstanding premium of the sub-contractor if the principal has failed to obtain a statement or has accepted a statement where there was reason to believe it was false.
Yours Faithfully,

Carly Smith
Carly Smith
Authorised Officer
Agent Underwriting Department
Phone: 1300 130 664 Fax: 02 9266 7223

GPO Box 5429
Sydney NSW 2001

SCHEDULE OF COVER
Machinery Breakdown
Our Reference: 07120236
INSURED PLANT AND/OR INSURED EQUIPMENT

1.
Specified Items of Electrical Electronic and Mechanical Plant as shown on the attached schedule, including electronic control equipment associated exclusively with and forming part of the insured plant.

Excess

on all plate rolling machines and any items of plant with a declared value of $200,000 on all other items

2.	Other unspecified Electrical and Mechanical Items of Plant, including electronic control equipment associated exclusively with and forming part of the insured plant.

In respect of overhead cranes the cover is limited to motors and gearboxes.

No other mobile or lifting and handling plant is insured.

Excess

on any items of plant with a declared value of $200,000, and all plate rolling machines on all other items

3.	Boilders and Unfired Pressure Vessels, together with associated pressure pipe systems connected thereto.

Excess

4.	Computer and Peripheral Equipment Breakdown on insured equipment as per the following schedule:

Schedule of Equipment to be supplied

Excess

OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

5.	Option A: Electronic Data Restoration Costs following insured damage to insured equipment covered under Item No. 4.

Excess

6.	Option B: Increased Cost of Working following insured damage to insured equipment covered under Item No. 4.

Indemnity Period: 3 months

Excess

SITUATION/S
Boambee, NSW
Kewdale, WA
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

SCHEDULE OF COVER
Motor Fleet
Reference: 08010114
INSURED
KNM Pty Ltd, HEA Australia Pty Ltd, W E Smith Engineering Pty Ltd and PT Heat Exchanges Indonesia FTRR&I
DESCRIPTION OF OPERATIONS
Design and manufacture heat exchangers
PERIOD OF INSURANCE
31/12/07 to 31/12/08 At 4pm Local Time
COVERING
All vehicles, owned, leased or acquired by the Insured or for which the Insured is responsible. Refer to schedule attached.
SUMS INSURED
Material Damage Cover
Where Cover is Comprehensive or Third Party, Fire & Theft — see Schedule.
Where Cover is Third Party Only — Material Damage is not Insured.
Third Party Liability Cover
Third Party Property Damage Cover
in respect of all claims arising out of any one accident or series of accidents arising out of one event.
Third Party Bodily Injury Supplementary Cover
in respect of all claims arising out of any one accident or series of accidents arising out of one event.
EXCESSES (Each and every claim)
As per schedule, plus young and inexperienced drivers’ excesses.
POLICY WORDING
QBEMM Policy Wording QM202
NOTES
INTERESTED PARTY
1. BMW Finance
2. St Georges Commercial Finance Ltd
3. National Australia Bank Ltd
4. GE Automotive Financial Services Pty Ltd
5. ANZ Bank

INSURER	PERCENT	POLICY NO.
QBE Insurance (Australia) Limited 200 St George’s Terrace PERTH WA 6000	100.0000	41A399050MVA
SPECIAL NOTE
This memorandum is prepared as a summary of the insurance policy. It is not a complete description of all the policy’s terms, conditions and exclusions.
In determining a claim, or questions with regard thereto, the provisions of the policy will prevail.
-ooOoo-

SCHEDULE OF VEHICLES
Reference: 08010114

Item	Regn	Year	Description	Sum Insd	Cover	Excess

1		2002	Mitsubishi Triton Ute	Market Value	Comprehensive
2		2003	Toyota Hilux	Market Value	Comprehensive
3		2005	Holden Rodeo	Market Value	Comprehensive
4		2006	Nissan Pulsar Sedan	Market Value	Comprehensive
5		2003	Mitsubishi Lancer Sedan	Market Value	Comprehensive
6		2004	Holden Acclaim	Market Value	Comprehensive
7		2005	Holden Commodore Equipe	Market Value	Comprehensive
8		1998	Ford Falcon Sedan	Market Value	Comprehensive
9		2002	Ford Falcon AU Forte	Market Value	Comprehensive
10		2002	Ford Falcon AU Forte	Market Value	Comprehensive
11		2003	Nissan Navara OX	Market Value	Comprehensive

SCHEDULE OF COVER
Medical Expenses/Repatriation
Our Reference 08010150
INSURED
KNM Pty Ltd, HEA Australia Pty Ltd, W E Smith Engineering Pty Ltd and PT Heat Exchangers Indonesia FTRR&I
DESCRIPTION OF OPERATIONS
Design and manufacture heat exchangers
PERIOD OF INSURANCE
31/12/07 to 31/12/08 At 4pm Local Time
PROPERTY INSURED
AGGREGATE LIMITS OF LIABILITY

(a) Personal Injury
(i) Any One Accident or Occurrence
(ii) Non Scheduled Air Travel

(b) Kidnap, Ransom & Extortion

(c) Political Evacuation & Nautral Disaster Expenses
SCHEDULE OF SUMS INSURED

Sums Insured
(each Insured Person)
Coverage Section		Single
1.	Medical Expenses

2.	Emergency Medical Evacuation

3.	Repatriation of Mortal Remains

4.	Personal Injury
Events 1-16 Lump Sum Benefit
Event 17 Temporary Total Disablement Weekly Benefit Amount

5.	Personal Liability

6.	Kidnap, Ransom & Extortion
Insuring Clause 1
Insuring Clause 2
Insuring Clause 3

7.	Political Evacuation

Sums Insured
(each Insured Person)
Coverage Section		Couple/Family
1.	Medical Expenses

2.	Emergency Medical Evacuation

3.	Repatriation of Mortal Remains

4.	Personal Injury
Events 1-16 Lump Sum Benefit
Event 17 Temporary Total Disablement Weekly Benefit Amount
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

5.	Personal Liability

6.	Kidnap, Ransom & Extortion
Insuring Clause 1
Insuring Clause 2
Insuring Clause 3

7.	Political Evacuation
PERILS INSURED
Insured Persons
Nominated Expatriate Employees declared to and accepted by Us, including their accompanying Spouse and Dependant Children.
Schedule of Insured Persons

		Country of	Commencement	Pre-Existing
Insured Person	Dependants	Residence	Date	Conditions Excl

SUM INSURED
See Above
EXCESS
Coverage Section 1 — Medical Expenses
Annual Aggregate — Single
Annual Aggregate — Couple
Annual Aggregate — Family
All Other Sections — Nil each and every claim.
GEOGRAPHIC LIMITS
As Per Policy
POLICY WORDING
Expatriate Medical Insurance Policy Wording
NOTES
It is hereby declared and agreed that the Premium is subject to adjustment at the following rate upon the Policyholder declaring to Us the Insured Person to be covered.

Annual
	Premium	GST	Stamp Duty
Single (expat)
Single (Inpat)
Couple
Family
OUT OF POCKET EXPENSES
The coverage afforded to Insured Persons is extended to
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

include reasonable out of pocket expenses incurred as a result of Accidental Bodily Injury or sickness or disease subject to a maximum benefit of eighty percent (80%) of the expenses incurred to a maximum limit of $500 each and every claim.
DISCRETIONARY PAYMENTS
We will consider, in our absolute discretion, paying Medical Expenses (as defined) incurred in Australia and subject to all other terms, conditions and exclusions of the Policy where:
a)	the Insured Person has returned to Australia on a permanent basis;

b)	within thirty (30) days of permanently returning to Australia, the Insured Person has applied to join or reactivate membership of an Australian registered Health Fund;

c)	the Insured Person is not eligible for benefits from that Fund because of provisions relating to pre-existing conditions or waiting periods; and

d)	the Medical Expenses are incurred within 13 months of the Insured Person permanently returning to Australia.
If We exercise our discretion, We will only pay the benefits that would otherwise have been payable to the Insured Person from the Australian registered Health Fund.

INSURER	PER CENT	POLICY NO.
Chubb Insurance Co Ltd	100.0000	93105628
Level 22 Exchange Plaza 2 The Esplanade PERTH WA 6000
SPECIAL NOTE
This memorandum is prepared as a summary of the insurance policy. It is not a complete description of all the policy’s terms, conditions and exclusions.
In determining a claim, or questions with regard thereto, the provisions of the policy will prevail.
-ooOoo-
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

SCHEDULE OF COVER
Corporate Travel
Our Reference: 07120234
INSURED
KNM Pty Ltd, WE Smith Engineering Pty Ltd, PT Heat Exchangers Indonesia and HEA Australia Pty Ltd in lieu of Heat Exchangers Australia Pty Ltd
BUSINESS OF INSURED
Design and manufacture heat exchangers
PERIOD OF INSURANCE
31/12/07 to 31/12/08 At 4pm Local Time
INSURED PERSONS
All Directors, Executives, Employees including their accompanying Spouse/Partner and their Dependent Children
SCOPE OF COVER
Insured Persons whilst engaged on authorised business travel exceeding 100 kilometers from point of departure to the intended destination, including associated holiday travel.
GEOGRAPHICAL LIMITS
Worldwide
PERIOD OF COVER
From the time the Insured Person leaves his or her normal place of business or normal residence whichever is the point of departure for such travel, and continue on a 24 hour basis until the Insured Person returns to his or her normal place of business or residence whichever first occurs.
BENEFITS
AGGREGATE LIMITS OF LIABILITY

Section 1 —	Personal Injury
(i) Any one Accident or Occurrence
(ii) Non Scheduled Air Travel
— Single Engine
— Multi Engine
— Helicopter

Section 11 —	Extra Territorial Workers Compensation

Section 12 —	Kidnap, Ransom & Extortion

Section 13 —	Political Evacuation & Natural Disaster Expenses
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

SCHEDULE OF SUMS INSURED

1.	Personal Injury
If Spouse/Partner and Dependant Children are covered by the Policy, please refer below for the Sums Insured under Coverage Section 1.

Event 1 Death
Event 2 Permanent Total Disablement
Events 3-19 Other Permanent Disablement
Event 20 Temporary Total Disablement

Spouse/Partner

Event 1 Death
Event 2 Permanent Total Disablement
Events 3-19 Other Permanent Disablement
Event 20 Temporary Total Disablement

Dependant Children

Event 1 Death
Event 2 Permanent Total Disablement
Events 3-19 Other Permanent Disablement
Event 20 Temporary Total Disablement

2.	Medical Expenses

3.	Emergency Medical Evacuation

4.	Repatriation of Mortal Remains

5.	Cancellation/Curtailment/Additional Expenses

6.	Personal Liability

7.	Luggage, Personal Effects, Travel Documents, Money & Credit Cards
Specified Items: Portable Business Equipment

8.	Alternative Employee or Resumption of Assigment Expenses

9.	Rental Vehicle Collision Damage & Theft Excess Cover

10.	Missed Transport Connection

11.	Extra Territorial Workers Compensation
Weekly Benefits
Common Law

12.	Kidnap, Ransom & Extortion
Insuring Clause 1
Insuring Clause 2
Insuring Clause 3

13.	Political Evacuation & Natural Disaster Expenses

14.	Corporate Traveller’s Family Assistance
DEDUCTIBLE

Temporary Total Disablement — Weekly
Benefits — Injury
Luggage
Portable Business Equipment
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

POLICY WORDING
Corporate Travel Policy (CTIP 0107)

INSURER	PER CENT	POLICY NO.
Chubb Insurance Co Ltd	100.0000	93102492
Level 22 Exchange Plaza 2 The Esplanade PERTH WA 6000
SPECIAL NOTE
This memorandum is prepared as a summary of the insurance policy. It is not a complete description of all the policy’s terms, conditions and exclusions.
In determining a claim, or questions with regard thereto, the provisions of the policy will prevail.
OUR REMUNERATION
We will receive commission from the insurer identified above of           inclusive of GST.
COOLING OFF PERIOD
If you decide that you do not require the insurance policy we have recommended, you have 14 days (or longer if the insurer allows it) from the earlier of the date you receive confirmation of the insurance contract and the date it was arranged, to change your mind. Check the Product Disclosure Statement and/or the product issuer’s Policy Wording for details. If you do not want the insurance, you must tell us in writing that you wish to return the insurance contract and have the premium refunded.
If you do so the insurance contract will be terminated from the time your insurer was notified. The insurer may retain its reasonable administration and transaction costs and a short-term premium.
You cannot return the contract of insurance if it has already expired or if you have a made a claim against it.
IMPORTANT NOTICE
You should refer to the Product Disclosure Statement which contains information about this particular financial product to help you make an informed decision in regard to this product.
-ooOoo-
OAMPS Insurance Brokers Ltd.
PO Box 222 Victoria Park WA 6979

Adam Dickens

From:	Debbie Wyatt

Sent:	Wednesday, 1 October 2008 2:12 PM

To:	Adam Dickens

Cc:	Paul McFarlane; Roxane Fitzroy; Soheil; GC Chew (EPD); MOPU

Subject:	MOPU-1003-L Autoclave Information

Importance:	High

Attachments:	MOPU-1003-OB-C — KNM — Terms & Conditions Table.doc; HSE Policy.pdf; Safety Statistic.pdf; Safety Awards.pdf; MOPU -1003-OA-T Section IV 30.9.08.pdf; List of Insurance & policies.pdf; J0807701F Form of Tender.pdf
WES Ref: J0807701F (KNM Ref: K0807036)
Adam
Please find our response to your queries embedded in bold & italics in your email below. Relevant information also attached hereto.
We hope the above is of assistance. If you have any further queries please do not hesitate to contact us.
Best regards
W.E. Smith Engineering Pty Ltd
Debbie Wyatt
Debbie Wyatt
Sales Office Co-ordinator
Ph:           (Direct)
Fax:
Email:
Website: www.wesknm.com.au

From:	Adam.Dickens
Sent:	Tuesday, 30 September 2008 12:59
To:	Debbie Wyatt; Paul McFarlane; Roxane Fitzroy
Cc:	MOPU_0801@lglgold.com
Subject:	MOPU-1003-L Autoclave Information
Importance:	High
Paul / Debbie / Roxane,
Further to recent communications regarding the MOPU Project Autoclave, LGL would like the following information from KNM / WE Smith.
•	Please submit pricing, in native currency components, along with the exchange rates used to convert price to USD;
KNM Response:
The price of           is based on the currency exchange rate of           .
The price of           is based on the currency exchange rate of           .
This equals the Autoclave price per our Price Schedule (Rev 3) of           .

•	Please submit completed Section 4 based on your latest submission (and revised drawing), noting ALL technical deviations from the spec (if any), and include all other information requested within section 4, and other information as discussed in post tender correspondence;
KNM Response: Please refer to attached files for updated Form of Tender.
•	Please submit price for the Autoclave to be delivered FOB KNM Port, Kuantan, not FAS as described in your latest offer;
KNM Response: We confirm our delivery term FOB Malaysian Port, rolled onto ocean going barge supplied ready by client for off loading. All barge, barge ramps shall be supplied by client. In case of shipping, our delivery shall be FOB (underhook, excluding loading onto ship). It is the intention that client supplied ship shall have the lifting crane facilities to perform lifting responsibilities.
•	Please find attached Contract Terms and conditions negotiation table. Please review, and advise if these are acceptable to KNM / WE Smith; and,
KNM Response: Please refer to attached response in Contract Terms & Conditions negotiation table.
Please stipulate the entity that LGL would enter into a contract with, if your company is successful, for the supply of the Autoclave?
KNM Response: As WES is responsible for project design, materials procurement & project management, and are only subontracting part of the fabrication to KNM, the contract would be placed on W.E. Smith Engineering Pty Ltd.
Please submit this information by close of business Wednesday 1st October, 2008.
If you have any queries with the above, please contact the undersigned.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd

www.lglgold.com
***DISCLAIMER NOTICE ***
“This e-mail and any files transmitted with it is confidential and is intended only for the use of the recepient(s) named above.
If you are not the intended recipient, any review, retransmission, dissemination, distribution, printing, copying or use the information contained in this message or any part thereof in other manner is strictly prohibited.
If you receive this e-mail in error, please notify the sender immediately by return e-mail and delete the e-mail and any of its attachments.
Any personal views or opinions expressed by the sender shall be understood as neither given nor endorsed by KNM or any of the companies within the Group.”
***DISCLAIMER NOTICE ***
“This e-mail and any files transmitted with it is confidential and is intended only for the use of the recepient(s) named above.
If you are not the intended recipient, any review, retransmission, dissemination, distribution,

printing, copying or use the information contained in this message or any part thereof in other manner is strictly prohibited.
If you receive this e-mail in error, please notify the sender immediately by return e-mail and delete the e-mail and any of its attachments.
Any personal views or opinions expressed by the sender shall be understood as neither given nor endorsed by KNM or any of the companies within the Group.”
***DISCLAIMER NOTICE ***
“This e-mail and any files transmitted with it is confidential and is intended only for the use of the recepient(s) named above.
If you are not the intended recipient, any review, retransmission, dissemination, distribution, printing, copying or use the information contained in this message or any part thereof in other manner is strictly prohibited.
If you receive this e-mail in error, please notify the sender immediately by return e-mail and delete the e-mail and any of its attachments.
Any personal views or opinions expressed by the sender shall be understood as neither given nor endorsed by KNM or any of the companies within the Group.”

LGL
MILLION OUNCE PLANT UPGRADE (MOPU)
EQUIPMENT SUPPLY TENDER
SECTION IV FORM OF TENDER

Date:	1 OCT 2008
Name of Tender:	W. E. SMITH ENG PIL / KNM PROCESS SYS
Proposal Number:	J0807701F / K0807036
Validity of Proposal:	30 days
Equipment:	AC2004 — Pressure Oxidation Autoclave
Make:
Model:
Type:
Manufacturer:	KNM PROCESS SYSTEMS SON BHD
Dealer distributor in Country:	MALAYSIA

LGL EQUIPMENT SUPPLY TENDER

Equipment Tender # and Description	Autoclave
Tenderer’s Name:

All prices to be in Australian or US currency (refer clause 4 of Section 1 Part A)
Currency of Manufacturer’s Quotation
Location of Seller’s Premises

Table 1.1 Cost Breakdown	UOM	QTY	Unit Cost	Extended
[List item] -1343-AC-2004	EA	1
[List item] Start Up & Commissioning Spare	EA
Equipment Options	EA
Special Tools	EA
Extended Warranty Costs (if applicable)	EA
Discount (if any)	EA
Export Packing	EA
Loading to Transport (FCA KNM workshop)	EA
Forward Cover Foreign Currency Risk (if any)	EA
Subtotal FCA (Incoterms 2000) Point of Manufacture (KNM Workshop)

Freight/Logistics Cost Breakdown	UOM	QTY	Unit Cost	Extended
Freight to nearest Seaport (FOB Malaysia Nearest Port of Export)	EA	1
Customs/Port Terminal Charges (if any)	EA
Forward Cover Foreign Currency Risk (if any)	EA
Subtotal FOB Malaysia Port (Incoterms 2000) Seaport

TOTAL FAS COST

We confirm our delivery term FOB Malaysian Port, rolled onto ocean going barge supplied ready by client for off loading. All barge, barge ramps shall be supplied by client. In case of shipping, our delivery shall be FOB (under hook, excluding loading onto ship). It is the intention that client supplied ship shall have the lifting crane facilities to perform lifting responsibilities.

Section IV Form of Tender	Pricing	Page 1

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS
Equipment Tender # and Description
Tenderer’s Name:
Tenderer’s Proposed Terms of Payment (Include details)
Please refer propose payment team as per our proposal dated 29th Sept 2008.
Cancellation charges (Include details such as Schedule and values)
Please refer propose cancellation charge as per our proposal dated 29th Sept 2008.
Point(s) of Manufacture
Specify City and State (if applicable) for each point(s) of supply
KNM Malaysia Shop (Melaka, Gebeng/Kuantan Shop)
Shipment Location
State location where cargo will be available for shipment
(Port Klang/Kuantan Port)
Sub-Suppliers
Provide list of all major/critical components from sub-supplier. State sub-supplier name and location of component manufacture.
Please refer our sub-supplier list as attached.

Progress Reports and Schedule
(Detailed design, procurement, manufacturing, assembly, testing, delivery schedule and progress report)
Number of weeks from date of Purchase Order	of weeks
Frequency of updates	of weeks

Liquidated Damages — Manufacturer’s Proposal, Subject to Assessment by LGL(Include details)
Per Diem Rate (%)%
Maximum Amount (%)%

Warranties/Guarantees
From date of equipment startup-commissioning (Number of months)	of months *
From date of final component shipment (Number of months)	of months *

* whichever come first.

Extended Warranty
List all extended warranties for the Equipment and components

Extended Warranty Cost (if applicable)	N/A

Other Details (Add information if required)
N/A

Does the Seller accept the Warranty Terms and Conditions?	Yes ☐
No ☑

Section IV — Form of Tender	Commercial Details	Page 2

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS

Drawings Operators Manuals and Parts Manuals (Where applicable)
Preliminary Engineering Drawings for approval
Number of days from date of Purchase Order

Final Certified Engineering Drawings
Number of days from date of approved preliminary drawings

Final Certified (Where preliminary drawings are not required for approval)
Number of days from date of Purchase Order

Operators Manuals (Installation, Operation, Maintenance and Training)
Operator Manuals in addition to requirements outlined in Section I
Additional sets (Indicate cost if applicable)	N/A
Electronic sets — CD-R (Indicate cost if applicable)	N/A

Parts Manuals (Including Bearings, Seals, and Filter Conversions)
Parts Manuals in addition to requirements outlined in Section I
Additional sets (Indicate cost if applicable)	N/A
Electronic sets — CD-R (Indicate cost if applicable)	N/A

Quality Assurance/Quality Control (Include details)
See ISO/ U Stamp as per attached.

Health Safety Environmental & Human Rights Compliance (Include details)
See HSE as per attached.
Tools (Special tools required for installation operation and maintenance of Equipment)

Description	Amount
N/A

Total	$0.00
Control Local/Overseas Content

Description	Amount
Not Applicable (We are self-operating)

Total Contract Value	$0.00

Section IV — Form of Tender	Commercial Details	Page 3

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS
Additional Items / Details (if required)
N/A

Section IV — Form of Tender	Commercial Details	Page 4

Section IV Form of Tender	Alternative Tender	Page 5

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS

Equipment Tender # and Description:

Tenderer’s Name:

Table 2.1 Schedule of key Dates

		Place of	Start	Available For	Dispatch Ex
Item	Tag	Manufacture	Manufacture	Inspection or Testing	Works	Delivery Site
(Weeks After Order)
1343-AC-2004 (Autoclave)		KNM Malaysia Shop
Table 2.2 Contractual Delivery Schedule
State delivery in number of weeks from date of Purchase Order for the following:

Manufacture and Supply

Delivery Completion Date

Table 2.3 Witnessed and Verified Performance Tests
List the Tests that need to be witnessed and verified and detail if the cost of these tests is included in the Tendered Price

Component and Test	Cost Included?		Cost
N/A	N/A

Total Cost:

Section IV — Form of Tender	Schedule of Key Dates	Page 6

Section IV — Form of Tender	Weights and Dimensions	Page 7

LGL EQUIPMENT SUPPLY TENDER
SPARE PARTS
Equipment Tender # and Description:
Tenderer’s Name:
Spare Parts

Recommended spare parts for two (2) year of Operation

(Tenderer to provide separate list of spare parts in Excel format)
Commissioning spare parts
(Tenderer to provide separate list of commissioning parts in Excel format)
(see attach start up & commissioning spare)

Spare Components
(Tenderer to provide pricing for spare components)

Export/Domestic Packing
Freight (to nearest Port of Exit) (Malaysia Nearest Port)
Ocean Freight to Port of Entry
Customs/Port Terminal Charges (if any)
Inland Freight to Project Site
TOTAL COST

Parts Discount (This parts discount would apply for all initial spare parts purchased)
Nearest Service Depot and/or Distributor (State name and address)
W.E Smith Engineering Pty Ltd, Hamilton Drive, Boambee via Coffs Harbour, N.S.W 2450, Australia
Other locations for spare parts supportf (State name and address)
W.E Smith Engineering Pty Ltd, Hamilton Drive, Boambee via Coffs Harbour, N.S.W 2450,Australia

Approximate value for Equipment spare parts carried at named locations

Recommended major components as consignment stock at Work Site without cost to Buyer
(Tenderer to provide separate of major components or modules in Excel format) N/A
Recommended list and pricing for all high turnover consumables
(Tenderer to provide separate list of consumables in Excel format) N/A

Section IV — Form of Tender	Spare Parts	Page 8

LGL EQUIPMENT SUPPLY TENDER

SPARES

Equipment Tender # and Description

Tenderer's Name:

Table 3.1 Commissioning Spares

Item	Description	Recommended Quantity	Unit Price If Purchased With Main Order	Unit Price If Supplied At Later Date

see attach commissioning spare as per our proposal

Table 3.2 Capital Spares

Item	Description	Recommended Quantity	Unit Price If Purchased With Main Order	Unit Price If Supplied At Later Date

Not Applicable

Section IV — Form of Tender	List of Spare Parts	Page 9

Section IV — Form of Tender	Availability Guarantees	Page 10

Section IV — Form of Tender	Technical On-Site Personnel and Support	Page 11

Section IV — Form of Tender	Technical On-Site Personnel and Support	Page 12

LGL EQUIPMENT SUPPLY TENDER
Equipment Tender # and Description
Tenderer’s Name:
Table 4.1 Technical Data Schedule

	Weeks After	Vendor Agreement
Item	Award	(Y/N)
DATA WITH TENDER
Preliminary general arrangement drawing	With Tender
Proposed manufacturing Schedule	With Tender
Recommended commissioning & capital spares	With Tender

DATA AFTER AWARD
Detailed and dimensioned general arrangement drawing including:
~~• Lifting details~~
~~• Operating and maintenance tolerances~~ N/A
~~• Piping and electrical interface details~~ N/A
• Itemised list of components (Body Drawing)
Fixed and firm manufacturing schedule
Inspection and test plan
Operating and maintenance manuals:
• Preliminary	N/A
• Final	At delivery
As-built drawings	At delivery

Section IV — Form of Tender	Technical Data Schedule	Page 13

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
1.	Clause 5 Security and Retention	Propose no withholding of percentage of any invoice is allowed, unless with sellers prior agreement in writing.	24-9-08: This is acceptable to LGL	Closed

2.	Clause 6.1 Liability for Tax	Propose no withholding of percentage of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as it is envisaged that no tax liabilities would be incurred between companies (export arrangements)	Closed

3.	Clause 10 Payments	Propose no setoffs of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as there are no other agreements with this company.	Closed

4.	Clause 11 –Cancellation	Propose to include KNM Schedule of compensation as per KNM proposal	24-9-08: The cancellation schedule of compensation is not acceptable to LGL. KNM to propose a revised schedule to better reflect the promised delivery schedule, and anticipated milestones.	We propose our revised Cancellation Schedule as follows:
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
     % of PO value           weeks after order
% of PO value above weeks after order

5.	Clause 12 Termination for Default	Line 5 — propose to replace the word “immediate” with “upon the accruement of liquidated damages”

Line 6 — propose to replace the word “30 calendar days of notice in writing by LGL” with “the mutually agreed period”.

Para 2 — Propose to insert the words “(of the portion of works in question)” after the word “payments” before the words “to the seller”

Para 4 — Propose no refund of monies paid	24-9-08: Line 5 — This is not acceptable to LGL
Line 6 — The “mutually agreed period” shall be agreed prior to entering an agreement which LGL believe to be 30 days.

Para 2 — OK

Para 4 — This is not acceptable to LGL.	Line 5 — KNM agree to accept the text as proposed by LGL.
Line 6 — KNM agree to accept the text as proposed by LGL.
Para 2 — closed.
Para 4 — May we request LGL to reconsider its decision or propose alternative verbiage.
The reason is that KNM would have incurred overhead and material costs up to this stage.
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
6.	Clause 13 Warranties Paragraph 2	In line 3, propose to delete the words “(in the opinion of LGL)”

		Propose to replace the words “pay as a debt due and payable.... Purchase Order” (lines 3 to 5) with “remedy so as to bring the performance guarantees to the merchandise in compliance with the requisite requirement and standard under this Purchase Order”	24-9-08: LGL accepts the proposed amendments	Closed

7.	Clause 14 Sellers Indemnity	Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.	24-9-08: LGL cannot accept a cap of liability of . KNM to advise more favourable cap. Refer also item 12 below.	KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order.

8.	Clause 15 Insurance to be arranged by the Seller	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.	Attached please find our insurance policies.

9.	Clause 16 General Insurance provisions	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.	Attached please find our insurance policies.

10.	Clause 22 Inspection of Merchandise	Propose to delete the words “either resupply the merchandise or return of the merchandise” (Lines 7 to 12) and replace with the words “remedy the unsatisfactory or defective merchandise so as to bring it in compliance with the requirements and specifications under this Purchase Order”	24-9-08: LGL accepts the proposed amendment.	Closed

11.	Clause 26 Delay and Liquidated Damages	(a) Propose LD = of the purchase order value for each week of delay, up to a maximum of of the Purchase Order value. (b) Propose LD is sole remedy for Delay	24-9-08: Item (a): is acceptable to LGL Item (b): this is not acceptable to LGL, as the clause allows for a situation where the LDs are found not to be enforceable.	a. Closed b. KNM accepts the text as proposed by LGL c. Closed d. KNM accepts the text as proposed by LGL
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	KNM / WES Response
(c) Para 2 - propose to delete the words “LGL decides that it will not such delay event”. (d) Para 4 - Propose to delete the paragraph in its entirety.	Item (c): is acceptable to LGL.

Item (d) Not accepted by LGL. LGL will accept the sentence being amended by deleting the words “certified drawings” and replacing them with the words “Manufacturers Data Report”

12.	Clause 27 Limitation of Liability	Item (a) Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.

		Item (b) Propose to delete the last paragraph in its entirety	24-9-08: Item (a): A cap is not acceptable to LGL. A revised cap should be advised by KNM. KNM should also consider their available insurances. Item (b): This is not acceptable to LGL	a. KNM propose a cap of of the Purchase Order value as the cumulative aggregate limit of liability of the Seller under this Purchase Order. b. KNM accepts the text as proposed by LGL

13.	Clause 29 Suspension	Propose if suspension was caused by LGL, to include reasonable costs, profit and overheads.	24-9-08: LGL can accept covering reasonable costs, but not profit. Overheads would have to be shown as a cost related to the works under the Purchase order.	KNM accepts the text as proposed by LGL

14.	Clause 30 Non Waiver	Propose to include that the provisions of this non waiver be applied to the Seller, mutatis mutandis.	24-9-08: LGL accepts the proposed amendment.	Closed

15.	Clause 31 No Assignment	Propose to insert “but subject always to guarantee payment to Seller” before the full stop in line 4.	24-9-08: LGL does not accept the proposed change.
			LGL proposes to insert the words “but subject always to Sellers right to receive payment under the Purchase Order” before the full stop at the end of the clause in Line 4.	KNM accepts the text as proposed by LGL

16.	Clause 32 Disputes	Propose to refer disputes to arbitration, instead of “court of competent jurisdiction” and the arbitration award shall be final and binding.	24-9-08: LGL does not accept the proposed change.	KNM accepts the text as proposed by LGL
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Anne Smith

From:	Adam Dickens

Sent:	Tuesday, 30 September 2008 12:59 PM

To:	Debbie Wyatt; Paul McFarlane; Roxane Fitzroy

Cc:	MOPU

Subject:	MOPU-1003-L Autoclave Information

Importance:	High
Paul / Debbie / Roxane,
Further to recent communications regarding the MOPU Project Autoclave, LGL would like the following information from KNM / WE Smith.
•	Please submit pricing, in native currency components, along with the exchange rates used to convert price to USD;

•	Please submit completed Section 4 based on your latest submission (and revised drawing), noting ALL technical deviations from the spec (if any), and include all other information requested within section 4, and other information as discussed in post tender correspondence;

•	Please submit price for the Autoclave to be delivered FOB KNM Port, Kuantan, not FAS as described in your latest offer;

•	Please find attached Contract Terms and conditions negotiation table. Please review, and advise if these are acceptable to KNM / WE Smith; and,

•	Please stipulate the entity that LGL would enter into a contract with, if your company is successful, for the supply of the Autoclave?
Please submit this information by close of business Wednesday 1st October, 2008.
If you have any queries with the above, please contact the undersigned.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
www.lglgold.com

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	Final Resolution
1.	Clause 5 Security and Retention	Propose no withholding of percentage of any invoice is allowed, unless with sellers prior agreement in writing.	24-9-08: This is acceptable to LGL

2.	Clause 6.1 Liability for Tax	Propose no withholding of percentage of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as it is envisaged that no tax liabilities would be incurred between companies (export arrangements)

3.	Clause 10 Payments	Propose no setoffs of any payment is allowed, unless with sellers prior agreement in writing.	24-9-08: This will be acceptable as there are no other agreements with this company.

4.	Clause 11 —Cancellation	Propose to include KNM Schedule of compensation as per KNM proposal	24-9-08: The cancellation schedule of compensation is not acceptable to LGL. KNM to propose a revised schedule to better reflect the promised delivery schedule, and anticipated milestones.

5.	Clause 12 Termination for Default	Line 5 — propose to replace the word “immediate” with “upon the accruement of liquidated damages”

Line 6 — propose to replace the word “30 calendar days of notice in writing by LGL” with “the mutually agreed period”.

Para 2 — Propose to insert the words “(of the portion of works in question)” after the word “payments” before the words “to the seller”

Para 4 — Propose no refund of monies paid	24-9-08: Line 5 — This is not acceptable to LGL
Line 6 — The “mutually agreed period” shall be agreed prior to entering an agreement which LGL believe to be 30 days.
Para 2 — OK

Para 4 — This is not acceptable to LGL.

6.	Clause 13 Warranties Paragraph 2	In line 3, propose to delete the words “(in the opinion of LGL)”

		Propose to replace the words “pay as a debt due and payable.... Purchase Order” (lines 3 to 5) with “remedy so as to bring the performance guarantees to the merchandise in compliance with the requisite requirement and standard under this	24-9-08: LGL accepts the proposed amendments
IMPORTANT

• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	Final Resolution
7.	Clause 14 Sellers Indemnity	Purchase Order” Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.	24-9-08: LGL cannot accept a cap of liability of . KNM to advise more favourable cap. Refer also item 12 below.

8.	Clause 15 Insurance to be arranged by the Seller	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.

9.	Clause 16 General Insurance provisions	Propose to maintain KNM insurance policy	24-9-08: LGL requires further information regarding the insurances held by KNM, to further analyse this response.

10.	Clause 22 Inspection of Merchandise	Propose to delete the words “either resupply the merchandise or return of the merchandise” (Lines 7 to 12) and replace with the words “remedy the unsatisfactory or defective merchandise so as to bring it in compliance with the requirements and specifications under this Purchase Order”	24-9-08: LGL accepts the proposed amendment.

11.	Clause 26 Delay and Liquidated Damages	(a) Propose LD = of the purchase order value for each week of delay, up to a maximum of of the Purchase Order value.

(b) Propose LD is sole remedy for Delay

		(c) Para 2 — propose to delete the words “LGL decides that it will not such delay event”.	24-9-08: Item (a): is acceptable to LGL Item (b): this is not acceptable to LGL, as the clause allows for a situation where the LDs are found not to be enforceable. Item (c): is acceptable to LGL.

		(d) Para 4 — Propose to delete the paragraph in its entirety.	Item (d) Not accepted by LGL. LGL will accept the sentence being amended by deleting the words “certified drawings” and replacing them with the words
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Lihir Gold Limited Commercial Departures Tracking Sheet

Contract No:	MOPU-1003	LGL Contact:	Adam Dickens
Contract Name:	Pressure Oxidation Autoclave	External Contact:	KNM — Paul McFarlane

No.	Clause	Contractor’s Position	Lihir’s Position	Final Resolution
“Manufacturers Data Report”

12.	Clause 27 Limitation of Liability	Item (a) Propose that the cumulative aggregate limit of liability of the Seller under this Purchase Order is capped at of the total value of this Purchase Order.

		Item (b) Propose to delete the last paragraph in its entirety	24-9-08: Item (a): A cap is not acceptable to LGL. A revised cap should be advised by KNM. KNM should also consider their available insurances. Item (b): This is not acceptable to LGL

13.	Clause 29 Suspension	Propose if suspension was caused by LGL, to include reasonable costs, profit and overheads.	24-9-08: LGL can accept covering reasonable costs, but not profit. Overheads would have to be shown as a cost related to the works under the Purchase order.

14.	Clause 30 Non Waiver	Propose to include that the provisions of this non waiver be applied to the Seller, mutatis mutandis.	24-9-08: LGL accepts the proposed amendment.

15.	Clause 31 No Assignment	Propose to insert “but subject always to guarantee payment to Seller” before the full stop in line 4.	24-9-08: LGL does not accept the proposed change.
LGL proposes to insert the words “but subject always to Sellers right to receive payment under the Purchase Order” before the full stop at the end of the clause in Line 4.

16.	Clause 32 Disputes	Propose to refer disputes to arbitration, instead of “court of competent jurisdiction” and the arbitration award shall be final and binding.	24-9-08: LGL does not accept the proposed change.

17.

18.

19.
IMPORTANT
• Dates must be shown next to every comment inserted.
• The “Final Resolution” column is only to be completed when BOTH parties agree on the final position.
• No contract will be finalised until the final resolution column has been incorporated into a contract and signed by the parties

Anne Smith
From: Debbie Wyatt
Sent: Monday, 29 September 2008 9:19 AM
To: Adam Dickens
Cc: PaulMcFarlane; Roxane Fitzroy; Soheil; EPDI; GC Chew (EPD)
Subject: RE: MOPU-1003-L LGL Pressure Autoclave — Further clarification / information
WES Ref: J0807701F
Hi Adam
Further to our email on Friday and subsequent discussion with Paul McFarlane, please find attached our corrected quotation. We have also made some slight adjustments to our responses below.
If you have any queries please do not hesitate to contact us.
Please confirm receipt ................. thankyou.
Best regards
W.E. Smith Engineering Pty Ltd
Debbie Wyatt
Sales Offìce Co-ordinator
Ph:
Fax:
Email:
Website: www.wesknm.com.au
From: Debbie Wyatt
Sent: Friday, 26 September 2008 16:34
To:
Cc: ‘MOPU_0801@lglgold.com’; Roxane Fitzroy; Paul McFarlane; ‘Soheil’; ‘EPD1’; ‘GC Chew (EPD)’
Subject: RE: MOPU-1003-L LGL Pressure Autoclave — Further clarification / information
Importance: High
WES Ref: J0807701F
Hi Adam
Please find our response to your clarifications embedded in bold and italics in your email below.
if you have any further queries please do not hesitate to call.
Best regards
W.E. Smith Engineering Pty Ltd

Debbie Wyatt
Sales Office Co-ordinator
Ph:
Fax:
Email:
Website: www.wesknm.com.au
From : Adam. Dickens [mailto :                    ]
Sent: Monday, 22 September 2008 13:54
To: Paul McFarlane
Cc: MOPU_0801@lglgold.com; Roxane Fitzroy; Debbie Wyatt
Subject: MOPU-1003-L LGL Pressure Autoclave — Further clarification / information
Importance: High
Paul,
Further to recent discussions, and our inspectors visit to your Kuantan facility, please find the following questions / clarifications that LGL require information on.
•	Please find attached the latest Autoclave layout drawings and associated other drawings and specifications (please put hold on seal ring material until advised by LGL). Please submit revised price for this latest layout? Please ensure that pricing is submitted in accordance with that as requested within the original tender;
KNM Response: Please refer to our attached revised quotation.
•	Please confirm fixed and firm delivery period for the design, manufacture and supply of this pressure vessel;
KNM Response: 17 months from date of order.
•	Please confirm pricing is FOB, KNM Port, Kuantan. Please confirm KNM’s ability to load onto an ocean going barge at this port; and,
KNM Response: We note your requirement for FOB however our offer is based on FAS KNM Port, Kuantan. We confirm we have the ability to load equipment onto an ocean going barge at this port.
•	Please confirm number of permanent and transportation saddles included with KNM’s offer.
WES Response: We have allowed for the three existing permanent saddles and 2 transport saddles.
LGL would greatly appreciate receiving your response to the above items before 5pm (AEST), Wednesday 24th September 2008.
If you require further information or clarification, please do not hesitate in contacting me.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
www.lglgold.com

W.E SMITH ENGINEERING PTY LTD (a subsidiary of knm group)		WES/EPD/QUO-001
Rev 2
Corporate Office		30th October 2007
Hamilton Drive, Coffs Harbour NSW 2450
Tel. (+61 2)-6650 8888	Fax (+61 2)-6658 3499
E-mail: sales@wesknm.com.au Website: www.wesknm.com

WES Ref. No.	:	J0807701 (K0807036F) Revision 3
Client RFQ No.	:	MOPU-1003-L

Date	:	29 September 2008

Lihir Gold Ltd
Level 9
500 Queen St
BRISBANE QLD 4001

Attention	:	Adam Dickens
Phone	:
Fax	:
Via email	:

PROJECT	:	MOPU
EQUIPMENT	:	Autoclave
Dear Sirs,
We thank you for the above referenced inquiry and in response are pleased to submit herewith our proposal for your consideration.
We trust our offer meets with your approval and look forward to receiving your valued order.
Should you require additional information or clarification please do not hesitate to contact us.
Thank you.
Yours faithfully,
W.E Smith Engineering Pty Ltd
Paul McFarlane
Commercial Manager
Tel No:  +61 2 6650 8840
Fax No:  +61 2 6658 3103
Mobile:  +61 418 975 324
Encl. Attachment.

KNM PROCESS SYSTEMS SDN BHD (200140-X)
Corporate Office

15 Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia
Tel. (60 3)-8946 3000 Fax (60 3)-8943 4781 E-mail: epd3@knm-group.com Website: www.knm-group.com

KNM Ref. No.	:	K0807036 F/EPD3/E/80433

Client RFQ No.	:	MOPU-1003-L

Date	:	29 September 2008
W.E Smith Engineering Pty Ltd.
Hamilton Drive, Boambee via Coffs Harbour,
NSW 2450.

Attention	:	Mr. Paul McFariane / Mr. Ken Siminqton

Phone	:
Fax	:
Via email	:
:

Dear Sirs,

PROJECT	:	Million Ounce Plant Upgrade Project, Lihir Island

EQUIPMENT	:	Autoclave (Rev 3 )
With referring to your email dated 23rd Sept. 2008, we are pleased to submit herewith our revised proposal Rev. 2 for your kind consideration.
We trust our revised proposal Rev. 3 meets your requirements and satisfaction in every respect and we remain available for any clarification that you may require.
Thank you.
Yours faithfully,
KNM Process Systems Sdn Bhd

/s/ Chua Young Fong CHUA YOUNG FONG	/s/ Terry Chew TERRY CHEW
Manager — Estimation & Engineering	Director, Sales Division
Encl. Attachment.

KNM PROCESS SYSTEMS SDN BHD (200140-X)

Corporate Office
15 Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia
Tel. (60 3)-8946 3000 Fax (60 3)-8943 4781 E-mail: epd3@knm-group.com Website: www.knm-group.com
GENERAL NOTES:
The main purpose of this technical specification is to provide a whole picture of the supply we are going to offer.
Our proposal is based on the Customer’s Requisition and relevant attachments, as detailed on the following sheets.
Note: Articles marked with “X” hereunder are applied as conditions of this quotation.
1. Price:
     Please refer to our price schedule as attached.
2. Scope of Supply and Work
2.1.0 Equipment Scope of Supply

☐	(X)	Equipment proper complete with saddle support; nozzle and manway to be supplied by WES and welding to shell by KNM.
☐	(X)	Type of nozzle reinforcement
		( ) Reinforcing pads	(X) Self reinforcement	( ) Saddle/lip type self reinforced nozzles
☐	(X)	Internals attachment directly welded on the equipment only.
☐	( )	Template for foundation (if required)
☐	( )	Sliding/shiming plate
☐	(X)	Name plate and its support
☐	( )	Top davits
☐	(X)	Davit for manhole cover
☐	(X)	Earthing lugs
☐	(X)	Lifting lugs / lifting trunnions and tailing lugs C/W reinforcement beam (if required)
☐	( )	Insulation support clips/rings (if required)
☐	( )	Nuts for Fire protection (if required)
☐	( )	Internal feed pipe until 1st flange connection (if applicable)
☐	( )	Internal demister as specified in the datasheet
☐	(X)	Transportation saddles
☐	(X)	Spare part for construction & commissioning shall consists of 200% gasket & 10% bolts and nuts (min 2/sets size) for manholes and nozzles with blind
☐	( )	Spare parts for two year operation (quote separately as optional) shall consists of 200% gasket & 10% bolts and nuts (min 2 /sets size) for manholes and nozzles with blind
2.2.0 External Accessories

☐	(X)	Design, supply, fabricate and inspection of Platform and Ladder clips and piping support cleats
		(X)	(Unit price ex-work for CS material)
		( )	(Unit price ex-work for SS material)
2.3.0 Engineering

☐	(X)	Mechanical Design (mechanical calculation, foundation loads and detail workshop drawings)
☐	(X)	WPS/ PQR, ITP and manufacturer data report (MDR)
☐	(X)	Special Calc’s — FEA
2.4.0 Material Certificates

☐	(X)	Pressure Containing Parts
		(X)	EN 10204 Type 3.1
		( )	EN 10204 Type 3.2
☐	(X)	Non Pressure Part (Steel Structure Parts)
		(X)	EN 10204 Type 2.2
		( )	EN 10204 Type 3.1

KNM PROCESS SYSTEMS SDN BHD (200140-X)

Corporate Office
15 Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia
Tel. (60 3)-8946 3000 Fax (60 3)-8943 4781 E-mail: epd3@knm-group.com Website: www.knm-group.com
2.5.0 Quality Assurance/Control
KNM operate a quality system certified to ISO 9001 by ABS

☐	(X)	Shop inspection, controls and tests, hydrostatic test
☐	(X)	Materials procurement as per KNM/WES approved Sub-Vendors List
☐	(X)	ASME Code stamp
2.6.0 NDE

☐	( )	Non PWHT Equipment
		( )	UT / RT as per spec’s
☐	(X)	PWHT Equipment
		( )	50mmthk and Below: UT and RT before PWHT; UT after PWHT
		(X)	Above 50mmthk: UT and TOFD before PWHT; UT after PWHT
2.7.0 Finishing & Painting
According to Customer spec’s

☐	(X)	External surface preparation and painting as per spec 362-MA-103-00-001 Rev. 0.
☐	( )	Internal coating for Carbon Steel material as per spec
☐	( )	Pickling and Passivation for Stainless Steel surface
☐	(X)	Rust prevention of vessel internals proper for transportation and storing as per specification
		(X)	Filling desiccant (Silica gel) for equipment
		( )	Nitrogen (N2) charge at 0.5 Bar with valve and 2 pressure gauges for equipment
2.8.0 Other

☐	(X)	Our proposal is based on 3nos of permanent saddles and 2nos of transport saddles.
☐	( )
☐	( )
☐	( )
☐	( )
☐	( )
3. Exclusion from Scope of Work

☐	(X)	All site erection work & site assembly
☐	(X)	Foundation works, anchor bolts, nuts and washers
☐	(X)	All instrumentation including agitators, motors, valves, gauge, spray nozzles, electrical heat tracing, etc
☐	(X)	Insulation and fireproofing material and works
☐	(X)	All special tools and fittings including sight glass
☐	(X)	All taxes, duties and VAT
☐	(X)	All consequential losses
☐	(X)	All completed removable internal piping systems or other parts not welded to the vessel
☐	(X)	All completed removable process internals including trays, packings, distributors, support grid, vane internal, inlet device, spraying systems etc
☐	(X)	All thermal/process design
☐	(X)	Design, supply, fabricate and Inspection of platform and ladder C/W finishing as per spec and trial assembly of platform & ladder
☐	(X)	Special polishing for stainless steel material
☐	(X)	Ferroxyl Testing.
☐	(X)	Lead/Membrane / Brick Lining.

KNM PROCESS SYSTEMS SDN BHD (200140-X)

Corporate Office
15 Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia
Tel. (60 3)-8946 3000 Fax (60 3)-8943 4781 E-mail: epd3@knm-group.com Website: www.knm-group.com
4. Mechanical warranty
     12 months after start-up and commissioning or 18 months after contractual delivery ex-work whichever is earlier
5. Delivery Term:
Incoterm:       FAS to Nearest Port of Export
(Note: Our offer is included responsibility/co-ordination of custom declaration documents)
Duration:
The above delivery period/s will be maintained upon condition that all the following data are available by the stated period:

* Contractual specification	Before Received of Order
* Basic design data to allow purchasing of main materials	Before Received of Order
* Nozzle Elevation/Size	At the time of Order
* Nozzle Orientation	weeks ARO
* All Internal Attachment Information	weeks ARO
* All Pipe Support, Platform & Ladder Clips Information	weeks ARO
6. Validity:
30 days from date of quotation submission except for price of steels materials, which may be subject to adjustment based on mill prices at the time of order.
Our price is based on the currency exchange rate of           and shall be adjusted at the time of order.
7. Payment Term:
Via Irrevocable confirmed Letter of Credit for 30 days issue by bank rated A by Standard & Poor’s or Moody’s or banking institution acceptable to KNM with draw down schedule as follows:

%	- down payment after award of order
%	- on procurement of major material (shell & head plate)
%	- on complete assembly of shell to head
%	- upon completion of hydrostatic test at shop
%	- on submission of manufacturer data report (MDR)
8. Other Commercial Matters
*	Free storage of equipments is limited to maximum 2 weeks, after that it will be subjected to unit rates of USD50/M2/week

*	Liquidated Damages: Our proposal is NOT provided for LAD at this stage

*	Cancellation / Termination Costs

	Percentage of	Cancellation Schedule
No	Total Contract Sum	(week)
1		weeks from date of order
2		weeks from date of order
3		weeks from date of order
4		weeks from date of order
5		weeks from date of order

Price Schedule

Client	:	W.E Smith Engineering Pty Ltd.
Project	:	Million Ounce Plant Upgrade Project, Lihir Island
KNM Ref No.	:	K0807036 F/EPD3 /E / 80433
Client RFQ No.	:	MOPU-1003-L
Equipment	:	Autoclave (Rev 3)
Date	:	29th September 2008
Price Schedule (Base Case) Rev.2                COMMERCIAL

Price
											Process Internal	vessel	Equipment	Delivery
				I/D	TL ~ TL	Win. Thk.			Unit Wt.	Total Wt.	Unit Price	Unit Price	Total Price	Months
No.	Tag No.	Description	Material	(mm)	(mm)	(mm)		Qty	(MT)	(MT)	( USD )	( USD )	( USD )	ARO
1	1343-AC-2004	Autoclave	SA516Gr.70N	5,600	44,820	Head	67	1	517.19	517.19	0
68

2	Spare part for start up and commissioning as per specified in our proposal								LUMPSUM

3	Inland transportation of equipment								LUMPSUM

	Grand Total	FAS to Nearest Port of Export						1

Technical Data Summary

Client	:	W.E Smith Engineering Pty Ltd.
Project	:	Million Ounce Plant Upgrade Project, Lihir Island
KNM Ref No.	:	K0807036 F / EPD3 / E/ 80433
Client RFQ No.	:	MOPU-1003-L
Equipment	:	Autoclave (Rev 3)
Date	:	29th September 2008
Technical Data Summary Rev.2

				I/D	TL ~ TL	Min. Thk.			Unit Wt.	Total Wt.			Painting		Design
No.	Tag No.	Description	Material	(mm)	(mm)	(mm)		Qty	(MT)	(MT)	RT	PWHT	Internal	External	Code
1	1343-AC-2004	Autoclave	SA516 Gr.70N	5,600	44,820	Head	67	1	610.56		Full	Yes	No	Yes	ASME VIII DIV.1
							68

			TOTAL					1

Shipping Data Summary

Client	:	W.E Smith Engineering Pty Ltd.
Project	:	Million Ounce Plant Upgrade Project, Lihir Island
KNM Ref No.	:	K0807036 F / EPD3 / E / 80433
Client RFQ No.	:	MOPU-1003-L
Equipment	:	Autoclave (Rev 3)
Date	:	29th September 2003
Shipping Data Summary Rev.2

				Dimension (m)			Volume ( m3 )		Weight (MT)
No.	Tag No.	Description	Qty	Height	Width	Length	Unit	Total	Unit	Total
1	1343-AC-2004	Autoclave	1	6.60	6.40	48.50	2,049	2,049	610.56	610.56

		TOTAL	1					2,049		610.56

Anne Smith

From:	Adam Dickens

Sent:	Monday, 22 September 2008 1:54 PM

To:	Paul McFarlane

Cc:	MOPU; Roxane Fitzroy; Debbie Wyatt

Subject:	MOPU-1003-L LGL Pressure Autoclave — Further clarification / information

Importance:	High
Paul,
Further to recent discussions, and our inspectors visit to your Kuantan facility, please find the following questions / clarifications that LGL require information on.
•	Please find attached the latest Autoclave layout drawings and associated other drawings and specifications (please put hold on seal ring material until advised by LGL). Please submit revised price for this latest layout? Please ensure that pricing is submitted in accordance with that as requested within the original tender;

•	Please confirm fixed and firm delivery period for the design, manufacture and supply of this pressure vessel;

•	Please confirm pricing is FOB, KNM Port, Kuantan. Please confirm KNM’s ability to load onto an ocean going barge at this port; and,

•	Please confirm number of permanent and transportation saddles included with KNM’s offer.
LGL would greatly appreciate receiving your response to the above items before 5pm (AEST), Wednesday 24th September, 2008.
If you require further information or clarification, please do not hesitate in contacting me.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
( +61 7 3318 3349 (Direct)
+61 7 3318 3300 (Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Street, Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

KNM REF.:	K0807036 F / EPD3 / E / 80433
WES REF.:	J0807701F
CLIENT REF.:	MOPU-1003-L
PROJECT:	MILLION OUNCE PLANT UPGRADE PROJECT, LIHIR ISLAND
EQUIPMENT:	AUTOCLAVE
COMMENTS ON LGL (MOPU) PURCHASE ORDER TERMS & CONDITIONS

Article		DESCRIPTION / COMMENTS	REMARKS
SECTION 1 PART B: PURCHASE ORDER TERMS AND CONDITIONS

5	Security And Retention	Propose no withholding of percentage of any invoice is allowed unless, with Seller’s prior agreement in writing.

6	Tax

6.1	Liability For Tax	Propose no withholding of percentage of any payment is allowed unless, with Seller’s prior agreement in writing.

10	Payments	Propose no setoffs of any payment is allowed unless, with Seller’s prior agreement in writing.

11	Cancellation	Propose to include KNM Schedule of Compensation as per KNM proposal.

12	Termination For Default

Line 5		Propose to replace the word “~~immediate~~” with “upon the accruement of the Liquidated Damages”.
Line 6		Propose to replace the word “~~30 calendar dove of notice in writing by LGL~~” with “the mutually agreed period”.
Para 2		Propose to insert: “(of the portion of works in question)” — after the word “payments” before “to the Seller”.

Para 4		Propose no refund of monies paid.

13	Warranties	Propose to delete the words “(~~in the opinion of LGL~~)” — in Line 3.
Para 2
Propose to replace the words “~~pay as a debt duo and payable an amount,—. of its loss. This guarantees to the Merchandise in compliance with the requisite requirement and standard under this Purchase Order~~” — in Lines 3 to 5, with “remedy so as to bring the performance guarantees to the Merchandise in compliance with the requisite requirement and standard under this Purchase Order”.

14	Seller’s Indemnity	Propose that the cumulative aggregate limit of liability of the Seller under this PO be capped at of the total PO value.

15	Insurance To Be Arranged By Seller	Propose to maintain KNM insurance policy.

16	General Insurance Provisions	Propose to maintain KNM insurance policy.

22	Inspection Of Merchandise	Propose to delete the words “~~either resupply now Merchandise or return of the Merchandise~~” — in Line 7 to 12, and to replace the same with “remedy the unsatisfactory or defective Merchandise so as to bring it in compliance with the requirements and specifications under his Purchase Order”.

26	Delays And Liquidated Damages	Propose LD = of PO value for each week of delay, up to a maximum of of the Purchase Order Value.
Propose LD is the sole remedy for late delivery.
Para 2		Propose to delete the words “~~LGL decides that it will not such Delay Event,~~” — in Lines 3 to 4.

Para 4 (last para)		Propose to delete this para in its entirety i.e. from “~~LGL will withhold...... Completed Tender Section..... “Form of Tender.~~”.

27	Limitation Of Liability	Propose that the cumulative aggregate limit of liability of the Seller under this PO be capped at of the total PO value.
Propose also to delete the last para in its entirety i.e. from “~~The limitation of liability.......e) Liability...... cannot contact~~”.

29	Suspension	Propose if suspension was caused by LGL, to include reasonable cost, profit and overheads.

30	Non-Waiver	Propose to include that the provisions of this Non-Waiver clause be applied to Seller, mutatis mutandis.

31	No Assignment	Propose to insert “but subject always to guarantee payment to Seller” — at the end of the clause, in Line 4 before full stop.

32	Disputes	Propose to refer disputes to Arbitration, instead of ~~court of competent jurisdiction...~~ and the Arbitration Award shall be final and binding.

Anne Smith

From:	Roxane Fitzroy
Sent:	Friday, 15 August 2008 1 1:29 AM
To:	Adam Dickens; Paul McFarlane; Debbie Wyatt
Cc:	MOPU
Subject:	RE: MOPU-1003-L Autoclave supply tender — Post tender Questions #1
Dear Adam
Thank you for your email.
We confirm receipt and will respond accordingly.
Kind Regards,
Roxane
From : Adam. Dickens@lglgold,com Imailto :
Sent: Friday, 15 August 2008 11:23 AM
To: Paul McFarlane; Debbie Wyatt; Roxane Fitzroy
Cc: MOPU_0801@lglgold.com
Subject: MOPU-1003-L Autoclave supply tender — Post tender Questions #1
Importance: High
Dear Paul/ Debbie / Roxane,
Please find following post tender questions relating to your recent submission for the supply of one (1) Pressure Autoclave for the LGL MOPU Project.
Question 1:
Please confirm the basis of N2 nozzle orientation in your proposal. The vessel general arrangement drawing indicated “hillside” N2 nozzles, and LGL also requested an optional price for “perpendicular” nozzles. Please submit an option price for “perpendicular” N2 nozzles?
Question 2:
Please submit an optional price, for nozzle sizes in accordance with the attached sketch? Please note that the nozzle diameter size has been increased, and sizes are indicated in the table on the attached sketch.
Question 3:
Please confirm mass of the complete autoclave?
Question 4:
Please confirm number of lifting points, and saddles offered in KNM’s proposal?
Question 5:
Please confirm that transportation and “operational” blinds are included in KNM’s proposal?
Question 6:
Please confirm that KNM do not have any further commercial deviations to the terms and conditions, other than those described in your proposal?
Question 7:
Please submit revised proposal that includes for Liquidated Damages and for a payment method other than Letter of Credit?
Regards,
Adam Dickens

Contracts Engineer
Lihir Services Australia Pty Ltd
+61 7 3318 3349 (Direct)
+61 7 3318 3300 (Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Sfreef, Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

     Anne Smith

From:	Adam Dickens
Sent:	Friday, 15 August 2008 11:23 AM
To:	Paul McFarlane; Debbie Wyatt; Roxane Fitzroy
Cc:	MOPU
Subject:	MOPU-1003-L Autoclave supply tender — Post tender Questions #1
Importance:	High
Dear Paul/ Debbie / Roxane,
Please find following post tender questions relating to your recent submission for the supply of one (1) Pressure Autoclave for the LGL MOPU Project.
Question 1:
Please confirm the basis of N2 nozzle orientation in your proposal. The vessel general arrangement drawing indicated “hillside” N2 nozzles, and LGL also requested an optional price for “perpendicular” nozzles. Please submit an option price for “perpendicular” N2 nozzles?
Question 2:
Please submit an optional price, for nozzle sizes in accordance with the attached sketch? Please note that the nozzle diameter size has been increased, and sizes are indicated in the table on the attached sketch.
Question 3:
Please confirm mass of the complete autoclave?
Question 4:
Please confirm number of lifting points, and saddles offered in KNM’s proposal?
Question 5:
Please confirm that transportation and “operational” blinds are included in KNM’s proposal?
Question 6:
Please confirm that KNM do not have any further commercial deviations to the terms and conditions, other than those described in your proposal?
Question 7:
Please submit revised proposal that includes for Liquidated Damages and for a payment method other than Letter of Credit?
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
+61 7 3318 3349 (Direct)
+61 7 3318 3300 (Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Sfreel Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

     Anne Smith

From:	Debbie Wyatt
Sent:	Wednesday, 6 August 2008 3:52 PM
To:	Adam Dickens
Cc:

Subject:	RE: MOPU-1003-L — Autoclave RE:WES CONFIDENTIAL QUOTATION :
Importance:	High
WES Ref: J0807701 (KNM Ref: K0807036)
Hi Adam
Please find attached completed Form of Tender and relevant attachments.
If you have any further queries please do not hesitate to call.
Best regards
W.E. Smith Engineering Pty Ltd
Debbie Wyatt
Sales Office Co-ordinator
Ph: 61 2 6650 8803 (Direct)
Fax: 61 2 6658 3103
Email: dwyatt@wesknm.com.au
Website: www.wesknm.com.au
From :
Sent: Tuesday, 5 August 2008 11:52
To: Debbie Wyatt
Cc:
Subject: MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTAION :
Importance: High
Hi Debbie,
Thank you for your email. I acknowledge receipt of your email, with one attached file.
I would like to ask if you could please send through W.E. Smith’s completed section 4 document? We require this document to accurately assess tender submissions.
Kind regards,
Adam Dickens

From : Debbie Wyatt [mailto :                     ]
Sent: Tuesday, 5 August 2008 11:30 AM
To: Adam Dickens
Cc:
Subject: WES CONFIDENTIAL QUOTATION : MOPU-1003-L — Autoclave
Importance: High
WES REF: J0807701 (KNM Ref: K0807036)
Hi Adam
Please find attached our tender submission for your above referenced enquiry.
Two (2) hard copies will follow via TNT courier con note nbr 601276048.
If you have any queries please do not hesitate to contact us.
Best regards
W.E. Smith Engineering Pty Ltd
Debbie Wyatt
Sales Offìce Co-ordinator
Ph: 61 2 6650 8803 (Direct)
Fax: 61 2 6658 3103
Email:
Website: www.wesknm.com.au

LGL
MILLION OUNCE PLANT UPGRADE (MOPU)
EQUIPMENT SUPPLY TENDER
SECTION IV FORM OF TENDER

Date:	6 August 2008
Name of Tenderer:	W.E Smith Engineering Pty Ltd / KNM Process Systems Sdn Bhd
Proposal Number:	J0807701F/K0807036
Validity of Proposal:	30 days
Equipment:	AC2004 — Pressure Oxidation Autoclave
Make:
Model:
Type:
Manufacturer:	KNM Process Systems Sdn Bhd
Dealer distributor in Country:	Malaysia

LGL EQUIPMENT SUPPLY TENDER
PRICING SUMMARY

Equipment Tender # and Description	Autoclave
Tenderer’s Name:	W.E. Smith Engineering / KNM Process Systems
All prices to be in Australian or US currency (refer clause 4 of Section I Part A)

Currency of Manufacturer’s Quotation	USD

Location of Seller’s Premises	Boambee, NSW, Australia
Table 1.1 Cost Breakdown

	UOM	QTY	Unit Cost	Extended
[List item] — 1343-AC-2004	EA	1
[List item] Start Up & Commissioning Spare	EA
Equipment Options	EA
Special Tools	EA
Extended Warranty Costs (if applicable)	EA
Discount (if any)	EA
Export Packing	EA
Loading to Transport (FCA KNM workshop)	EA
Forward Cover Foreign Currency Risk (if any)	EA
Subtotal FCA (Incoterms 2000) Point of Manufacture (KNM Workshop)

	UOM	QTY	Unit Cost	Extended
Freight/Logistics Cost Breakdown
Freight to nearest Seaport (FAS Malaysia Nearest Port of Export)	EA	1
Customs/Port Terminal Charges (if any)	EA
Forward Cover Foreign Currency Risk (if any)	EA
Subtotal FAS Malaysia Port (Incoterms 2000) Seaport

TOTAL FAS COST

Section IV Form of Tender	Pricing	Page 1

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS
Equipment Tender # and Description
Tenderer’s Name:
Tenderer’s Proposed Terms of Payment (Include details)
Please refer propose payment team as per our proposal as attached.
Cancellation Charges (Include details such as schedule and values)
Please refer propose cancellation charge as per our proposal.
Point(s) of Manufacture
Specify City and State (if applicable) for each point(s) of supply
KNM Malaysia Shop (Melaka, Gebeng/Kuantan Shop)
Shipment Location
State location where cargo will be available for shipment
(Port Klang/Kuantan Port)
Sub-Suppliers
Provide list of all major/critical components from sub-supplier. State sub-supplier name and location of component manufacture.
Please refer our sub-supplier list as attached.
Progress Reports and Schedule
(Detailed design, procurement, manufacturing, assembly, testing, delivery schedule and progress report)

Number of weeks from date of Purchase Order	of weeks
Frequency of updates	of weeks
Liquidated Damages — Manufacturer’s Proposal, Subject to Assessment by LGL (Include details)

Per Diem Rate (%)%
Maximum Amount (%)%
Warranties/Guarantees

From date of equipment startup-commissioning (Number of months)	of months *
From date of final component shipment (Number of months)	of months *

*	whichever come first.
Extended Warranty
List all extended warranties for the Equipment and components

Extended Warranty Cost (if applicable)	N/A

Other Details (Add information if required)
N/A

Does the Seller accept the Warranty Terms and Conditions?	Yes ☐
No ☑

Section IV — Form of Tender	Commercial Details	Page 2

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS

Drawings, Operators Manuals and Parts Manuals (Where applicable)
Preliminary Engineering Drawings for approval
Number of days from date of Purchase Order

Final Certified Engineering Drawings
Number of days from date of approved preliminary drawings

Final Certified (Where preliminary drawings are not required for approval)
Number of days from date of Purchase Order

Operators Manuals (Installation, Operation, Maintenance and Training)
Operator Manuals in addition to requirements outlined in Section 1
Additional sets (Indicate cost if applicable)
Electronic sets — CD-R (Indicate cost if applicable)

Parts Manuals (Including Bearings, Seals, and Filter Conversions)
Parts Manuals in addition to requirements outlined in Section 1
Additional sets (Indicate cost if applicable)
Electronic sets — CD-R (Indicate cost if applicable)

Quality Assurance/Quality Control (Include details)
See ISO/ U Stamp as per attached.

Health, Safety, Environmental & Human Rights Compliance (Include details)
See HSE as per attached.

Tools (Special tools required for installation, operation and maintenance of Equipment)

Description	Amount
N/A

Total
Contract Local/Overseas Content

Description	Amount
Not Applicable (We are self-operating)

Total Contract Value

Section IV — Form of Tender	Commercial Details	Page 3

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS
Additional Items/Details (If required)
N/A

Section IV — Form of Tender	Commercial Details	Page 4

Section IV Form of Tender	Alternative Tender	Page 5

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS

Equipment Tender # and Description:

Tenderer’s Name:

Table 2.1 Schedule of Key Dates

		Place of	Start	Available For	Dispatch Ex
Item	Tag	Manufacture	Manufacture	Inspection or Testing	Works	Delivery Site
(Weeks After Order)
1343-AC-2004 (Autoclave)		KNM Malaysia
Shop

Table 2.2 Contractual Delivery Schedule
State delivery in number of weeks from date of Purchase Order for the following:

Manufacture and Supply
Delivery Completion Date

Table 2.3 Witnessed and Verified Performance Tests
List the Tests that need to be witnessed and verified and detail if the cost of these tests is included in the Tendered Price

	Component and Test	Cost Included?		Cost
N/A		N/A

Total Cost

Section IV — Form of Tender	Schedule of Key Dates	Page 6

Section IV — Form of Tender	Weights and Dimensions	Page 7

LGL EQUIPMENT SUPPLY TENDER
SPARE PARTS
Equipment Tender # and Description:
Tenderer’s Name:

Spare Parts
Recommended spare parts for two (2) year of Operation
(Tenderer to provide separate list of spare parts in Excel format)

Commissioning spare parts
(Tenderer to provide separate list of commissioning parts in Excel format)
(see attach start up & commissioning spare)

Spare Components
(Tenderer to provide pricing for spare components)

Export/Domestic Packing
Freight (to nearest Port of Exit) (Malaysia Nearest Port)
Ocean Freight to Port of Entry
Customs/Port Terminal Charges (if any)
Inland Freight to Project Site
TOTAL COST

Parts Discount (This parts discount would apply for all initial spare parts purchased)

Nearest Service Depot and/or Distributor (State name and address)
W.E Smith Engineering Pty Ltd, Hamilton Drive, Boambee via Coffs Harbour, N.S.W 2450, Australia

Other locations for spare parts support (State name and address)
W.E Smith Engineering Pty Ltd, Hamilton Drive, Boambee via Coffs Harbour, N.S.W 2450, Australia

Approximate value for Equipment spare parts carried at named locations

Recommended major components as consignment stock at Work Site without cost to Buyer
(Tenderer to provide separate list of major components or modules in Excel format) N/A

Recommended list and pricing for all high turnover consumables
(Tenderer to provide separate list of consumables in Excel format) N/A

Section IV — Form of Tender	Spare Parts	Page 8

LGL EQUIPMENT SUPPLY TENDER

SPARES
Equipment Tender # and Description Tenderer's Name:

Table 3.1 Commissioning Spares

Item	Description	Recommended Quantity	Unit Price If Purchased With Main Order	Unit Price If Supplied At Later Date
	see attach commissioning spare as per our proposal			

Table 3.2 Capital Spares

Item	Description	Recommended Quantity	Unit Price If Purchased With Main Order	Unit Price If Supplied At Later Date
	Not Applicable

LGL EQUIPMENT SUPPLY TENDER spares Equipment Tender # and Description Tenderer’s Name: Table 3.1 Commissioning Spares Item Description Recommended Unit Price If Unit Price If Quantity Purchased With Supplied At Main Order Later Date see attach commissioning spare as per our proposal Table 3.2 Capital Spares Item Description Recommended Unit Price If Unit Price If Quantity Purchased With Supplied At Main Order Later Date Not Applicable -

Section IV — Form of Tender	List of Spare Parts	Page 9

LGL EQUIPMENT SUPPLY TENDER AVAILABILITY GUARANTEES Equipment Tender # and Description Tenderer’s Name: Equipment Availability Guarantees Year 1 % Yearly % Not Applicable zz% Year 4 % Year 5” % Compensation for availability guarantee(s) not being met: Conditions of availability guarantees(s):

Section IV — Form of Tender	Availability Guarantees	Page 10

LGL EQUIPMENT SUPPLY TENDER Equipment Tender # and Description Tenderer’s Name: Technical On-Site Personnel (if Applicable) Reimbursable Sum per Person from X to Cairns or return (detail point of origin) 0.00 Daily Rates for technical on-Site personnel — detail skills/trades 0.00 —Not Applicable — Equipment (List required equipment) 0.00 Location of Representation Number of Representatives Estimated length of stay Number/Frequency of VjSjts Additional Items/Details Number of Technical On-Site Personnel days available at no cost to Buyer Emergency Contact for Technical On-Site requirements (Provide details) Sub- Contractors Provide the company names of sub-contractors that would be considered for technical on-Site personnel supply and state their involvement Discounted Labour Rate (In the event of additional work outside the scope of work) | $0.00

Section IV — Form of Tender	Technical On-Site Personnel and Support	Page 11

LGL EQUIPMENT SUPPLY TENDER SERVICE & SUPPORT Product Support (Technical Service and Training) Outline recommendations for Operator and Maintenance Training Personnel (Provide details) Outline the period Service Personnel will be provided without cost to Buyer. Assume this is an advice/troubleshooting role. Outline the period Training Personnel will be provided without cost to Buyer. Cost of Service Personnel (Hourly rate) $0.00 Cost of Training Personnel (Hourly rate) $0.00 Name and address of Manufacturer’s Representative Identify from which location of Service and Training Personnel wilt be provided Not Applicable Identify any major components or modules that Tenderer recommends and is prepared to locate in the LGL warehouse as consignment stock at no cost to Buyer Other Details (Add information if required)

Section IV — Form of Tender	Technical On-Site Personnel and Support	Page 12

LGL EQUIPMENT SUPPLY TENDER
TECHNICAL DATA SCHEDULE
Equipment Tender # and Description
Tenderer’s Name:
Table 4.1 Technical Data Schedule

	Weeks After	Vendor Agreement
Item	Award	(Y/N)

DATA WITH TENDER
Preliminary general arrangement drawing
Proposed manufacturing Schedule
Recommended commissioning & capital spares

DATA AFTER AWARD

Detailed and dimensioned general arrangement drawing including:
• ~~Lifting details~~
• ~~Operating and maintenance tolorances N/A~~
• ~~Piping and electrical interface details N/A~~
• Itemised list of components (Body Drawing)
Fixed and firm manufacturing schedule
Inspection and test plan
Operating and maintenance manuals:
• Preliminary
• Final
As-built drawings

Section IV — Form of Tender	Technical Data Schedule	Page 13

HEALTH , SAFETY AND ENVIRONMENT POLICY
It is the objective of the company to achieve an excellent health, safety and environmental performance. This is fundamental to our business and primary concern of the management.
The Company believes that this policy will contribute positively to the quality of life of its employees, the standard of all our operations, the safety of the public, the safeguarding of the environment and to our business success.
1.	Continuous example and commitment by all levels of management to ensure that employees will have no doubt in their minds as to the sincerity of the company in its endeavours to eliminate accident.

2.	Elimination of unsafe working conditions and practices.

3.	The taking of all practicable steps to safeguard employees and the public from injury and health hazards.

4.	Prevention of loss or damages to property.

5.	Safeguarding the natural environment by preventing pollution of the environment.

6.	Application of sound engineering practices in design, installation and maintenance of equipment.

7.	Maintaining effective procedures for accident reporting and investigation.

8.	Education of all Employees pertaining to established procedures and adherence to safety rules and regulations.

9.	Continuous review of safety performance and auditing of the safety programme

10.	To meet or exceed as appropriate those standards contained in appropriate Statutes affecting the Industry.

/s/ Ir. Lee Swee Eng Ir. Lee Swee Eng
Group Managing Director

Revision	:	03
Date	:	07th March 2007

KNM PROCESS SYSTEMS SDN BHD Safety Statistics

KNM Safety Statistics for the last 5 years are as follows:-
(include manhours in Malaysia)

	2003	2004	2005	2006	2007
LTA	0	2	0	0	0

Medical Treatment Case	3	2	9	10	8

First Aid Case	6	8	3	4	7

Near Misses	21	18	12	20	15

Total Manhours	2,146,826.0	1,977,610.0	2,351,564.0	3,055,555.0	3,934,884.5

LTA Frequency	0	1	0	0	0

LTA Severity	0	4	0	0	0

Lost Workdays	0	8	0	0	0

Major Fire Inci.	0	0	0	0	0

No of Fatalities	0	0	0	0	0

SAFETY AWARDS

SAFETY AWARD
CUF / ASP
CONGRATULATIONS
TO ALL
PETRONAS, FW(M) & CONTRACTORS' PERSONNEL
FOR ACHIEVING
5,000,000
CERTIFICATE OF ACHIEVEMENT
Safety Awards
PERSONAL PROTECTIVE EQUIPMENT RECOGNITION
KNM STEEL SDN BHD
Certificate of Appreciation
CONTRACTOR'S RECOGNITION
SRC
LRCC
BEST CONTRACTOR MONTHLY SAFETY AWARD
SHELL REFINING CO.(FOM) BHD. PORT DICKSON
SAFETY AWARD
CONTRACTOR SAFETY AWARD
ONE CALENDER YEAR WITHOUT LOST TIME INJURY

SAFETY AWARDS

Anne Smith

From:	Adam Dickens
Sent:	Tuesday, 5 August 2008 11:52 AM
To:	Debbie Wyatt
Cc:
Subject:	MOPU-1003-L -Autoclave RE: WES CONFIDENTIAL QUOTATION :

Importance:	High
Hi Debbie,
Thank you for your email. I acknowledge receipt of your email, with one attached file.
I would like to ask if you could please send through W.E. Smith’s completed section 4 document? We require this document to accurately assess tender submissions.
Kind regards,
Adam Dickens
From: Debbie Wyatt [mailto:dwyatt@wesknm.com.au]
Sent: Tuesday, 5 August 2008 11:30 AM
To: Adam Dickens
Cc:
Subject: WES CONFIDENTIAL QUOTATION : MOPU-1003-L — Autoclave
Importance: High
WES REF: J0807701 (KNM Ref: K0807036)
Hi Adam
Please find attached our tender submission for your above referenced enquiry.
Two (2) hard copies will follow via TNT courier con note nbr 601276048.
If you have any queries please do not hesitate to contact us.
Best regards
W.E. Smith Engineering Pty Ltd
Debbie Wyatt
Sales Office Co-ordinator
Ph: 61 2 6650 8803 (Direct)
Fax: 61 2 6658 3103
Email: dwyatt@wesknm.com.au
Website: www.wesknm.com.au

Anne Smith

From:	Debbie Wyatt

Sent:	Tuesday, 5 August 2008 11:30 AM

To:	Adam Dickens

Cc:

Subject:	WES CONFIDENTIAL QUOTATION : MOPU-1003-L — Autoclave

Importance :	High
WES REF: J0807701 (KNM Ref: K0807036)
Hi Adam
Please find attached our tender submission for your above referenced enquiry.
Two (2) hard copies will follow via TNT courier con note nbr 601276048.
If you have any queries please do not hesitate to contact us.
Best regards
W.E. Smith Engineering Pty Ltd
Debbie Wyatt
Sales Office Co-ordinator
Ph: 61 2 6650 8803 (Direct)
Fax: 61 2 6658 3103
Email:
Website: www.wesknm.com.au

W.E SMITH ENGINEERING PTY LTD (a subsidiary of KNM Group )		WES/EPD/QUO-001 Rev 2
30th October 2007.
Corporate Office
Hamilton Drive, Coffs Harbour NSW 2450
Tel. (+61 2)-6650 8888	Fax(+61 2)-6658 3499
E-mail: sales@wesknm.com.au	Website: www.wesknm.com

WES Ref. No.	:	J080770J (K0807036F)	Revision 0
Client RFQ No.	:	MOPU-1003-L

Date	:	4 August 2008

Lihir Gold Ltd
Level 9
500 Queen St
BRISBANE QLD 4001

Attention	:	Adam Dickens
Phone
Fax
Via email	:

PROJECT	:	MOPU
EQUIPMENT	:	Autoclave

Dear Sirs,
We thank you for the above referenced inquiry and in response are pleased to submit herewith our proposal for your consideration.
We trust our offer meets with your approval and look forward to receiving your valued order.
Should you require additional information or clarification please do not hesitate to contact us.
Thank you.
Yours faithfully,
W.E Smith Engineering Pty Ltd
Paul McFarlane
Commercial Manager
Tel No: +61 2 6650 8840
Fax No: +61 2 6658 3103
Mobile: +61 418 975 324
Encl. Attachment.

KNM PROCESS SYSTEMS SDN BHD (200140-X)
Corporate Office
15 Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia
Tel. (603)-89463000 Fax (603)-89434781 E-mail: epd3@knm-group.com Website: www.knm-group.com

KNM Ref.No.	:	K0807036F/EPD3/E/80433
WES Ref	:	J0807701F
Client RFQ No.	:	MOPU-1003-L

Date	:	4th August 2008
Lihir Gold Ltd
Level 9
500 Queen St
BRISBANE QLD 4001

Attention	:	Adam Dickens

Phone	:
Fax	:
Via email	:

Dear Sirs,

PROJECT	:	Million Ounce Plant Upgrade Project, Lihir Island

EQUIPMENT	:	Autoclave
We thank you for your Invitation to Quote for the above and we are pleased to submit herewith our proposal for your kind consideration.
We trust our proposal meets your requirements and satisfaction in every respect and we remain available for any clarification that you may require.
Thank you.
Yours faithfully,
KNM Process Systems Sdn Bhd

/s/ Chua Young Fong	/s/ Terry Hew
CHUA YOUNG FONG	TERRY HEW
Manager — Estimation & Engineering	Director, Sales Division
End. Attachment.

KNM PROCESS SYSTEMS SDN BHD (200140-X)
Corporate Office
15 Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia
Tel. (603)-89463000 Fax (603)-89434781 E-mail: epd3@knm-group.com Website: www.knm-group.com
GENERAL NOTES:
The main purpose of this technical specification is to provide a whole picture of the supply we are going to offer.
Our proposal is based on the Customer’s Requisition and relevant attachments, as detailed on the following sheets.
Note: Articles marked with “X” hereunder are applied as conditions of this quotation.
1. Price:
     Please refer to our price schedule as attached.
2. Scope of Supply and work
2.1.0 Equipmet Scope of Supply

☐	(X)	Equipment proper complete with nozzles, manholes, skirt support
☐	(X)	Type of nozzle reinforcement
	( )	Reinforcing pads (X) Self reinforcement ( ) Saddle/lip type self reinforced nozzles
☐	(X)	Internals attachment directly welded on the equipment only.
☐	( )	Template for foundation (if required)
☐	( )	Sliding/shiming plate
☐	(X)	Name plate and its support
☐	( )	Top davits
☐	(X)	Davit for manhole cover
☐	(X)	Earthing lugs
☐	(X)	Lifting lugs / lifting trunnions and tailing lugs C/W reinforcement beam (if required)
☐	( )	Insulation support clips/rings (if required)
☐	( )	Nuts for Fire protection (if required)
☐	( )	Internal feed pipe until 1st flange connection (if applicable)
☐	( )	Internal demister as specified in the datasheet
☐	(X)	Transportation saddles
☐	(X)	Spare part for construction & commissioning shall consists of 200% gasket & 10% bolts and nuts (min 2 /sets size) for manholes and nozzles with blind
☐	( )	Spare parts for two year operation (quote separately as optional) shall consists of 200% gasket & 10% bolts and nuts (min 2 /sets size) for manholes and nozzles with blind
2.2.0 External Accessories

☐	(X)	Design, supply, fabricate and inspection of Platform and Ladder clips and piping support cleats
(X)	(Unit price ex-work for CS material)

( )	(Unit price ex-work for SS material)
2.3.0 Engineering

☐	(X)	Mechanical Design (mechanical calculation, foundation loads and detail workshop drawings)
☐	(X)	WPS/ PQR, ITP and manufacturer data report (MDR)
☐	(X)	Special Calc’’s- FEA
2.4.0 Material Certificates

☐	(X)	Pressure Containing Parts
(X)	EN 10204 Type 3.1

( )	EN 10204 Type 3.2

☐	(X)	Non Pressure Part (Steel Structure Parts)
(X)	EN 10204 Type 2.2

( )	EN 10204 Type 3.1

KNM PROCESS SYSTEMS SDN BHD (200140-X)
Corporate Office
15 Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia
Tel. (603)-89463000 Fax (603)-89434781 E-mail: epd3@knm-group.com Website: www.knm-group.com
2.5.0 Quality Assurance/Control
KNM operate a quality system certified to ISO 9001 by ABS

☐	(X)	Shop inspection, controls and tests, hydrostatic test
☐	(X)	Materials procurement as per KNM/WES approved Sub-Vendors List
☐	(X)	ASME Code stamp
2.6.0 NDE

☐	( )	Non PWHT Equipment
( )	UT/RT as per spec’s

☐	(X)	PWHT Equipment
( )	50mmthk and Below : UT and RT before PWHT; UT after PWHT

(X)	Above 50mmthkeq : UT and TOFD before PWHT; UT after PWHT
2.7.0 Finishing & Painting
According to Customer spec’s

☐	(X)	External surface preparation and painting as per spec 362-MA-103-00-001 Rev. 0.
☐	( )	Internal coating for Carbon Steel material as per spec
☐	( )	Pickling and Passivation for Stainless Steel surface
☐	(X)	Rust prevention of vessel internals proper for transportation and storing as per specification
(X)	Filling desiccant (Silica gel) for equipment

( )	Nitrogen (N2) charge at 0.5 Bar with valve and 2 pressure gauges for equipment
2.8.0 Other

☐	( )

☐	( )

☐	( )

☐	( )

☐	( )

☐	( )

3. Exclusion from Scope of Work

☐	(X)	All site erection work & site assembly & cranage
☐	(X)	Foundation works, anchor bolts, nuts and washers
☐	(X)	All instrumentation including agitators, motors, valves, gauge, spray nozzles, electrical heat tracing, etc
☐	(X)	Insulation and fireproofing material and works
☐	(X)	All special tools and fittings including sight glass
☐	(X)	All taxes, duties and VAT
☐	(X)	All consequential losses
☐	(X)	All completed removable internal piping systems or other parts not welded to the vessel
☐	(X)	All completed removable process internals including trays, packings, distributors, support grid, vane internal, inlet device, spraying systems etc
☐	(X)	All thermal/process design
☐	(X)	Design, supply, fabricate and Inspection of platform and ladder C/W finishing as per spec and trial assembly of platform & ladder
☐	(X)	Special polishing for stainless steel material
☐	(X)	Ferroxyl testing.
☐	(X)	Lead / Membrane / Brick Lining.

KNM PROCESS SYSTEMS SDN BHD (200140-X)
Corporate Office
15 Jalan Dagang SB4/1, Taman Sungai Besi Indah, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia
Tel. (603)-89463000 Fax (603)-89434781 E-mail: epd3@knm-group.com Website: www.knm-group.comfp
4. Mechanical warranty
          months after start-up and commissioning or           months after contractual delivery ex-work whichever is earlier
5. Delivery Term:
Incoterm:       FCA to Nearest Port of Export
(Note: Our offer is included responsibility/co-ordination of custom declaration documents)
Duration:      17 months from date of order
The above delivery period/s will be maintained upon condition that all the following data are available by the stated period:

* Contractual specification
* Basic design data to allow purchasing of main materials
* Nozzle Elevation/Size
* Nozzle Orientation
* All Internal Attachment Information
* All Pipe Support, Platform & Ladder Clips Information
6. Validity:
30 days from date of quotation submission except for price of steels materials, which may be subject to adjustment based on mill prices at the time of order,
Our price is based on the currency exchange rate of           and shall be adjusted at the time of order.
7. Payment Term:
Via Irrevocable confirmed Letter of Credit for 30 days issue by bank rated A by Standard & Poor’s ot Moody’s or banking institution acceptable to KNM with draw down schedule as follows:

%	- down payment after award of order
%	- on procurement of major material (shell & head plate)
%	- on complete assembly of shell to head
%	- upon completion of hydrostatic test at shop
%	- on submission of manufacturer data report (MDR)
8. Other Commercial Matters

*	Free storage of equipments is limited to maximum 2 weeks, after that it will be subjected to unit rates of USD /M2/week

*	Liquidated Damages: Our proposal is NOT provided for LAD at this stage

*	Cancellation / Termination Costs

	Percentage of Total	Cancellation Schedule
No	Contract Sum	(week)
1		weeks from date of order
2		weeks from date of order
3		weeks from date of order
4		weeks from date of order
5		weeks from date of order

Anne Smith

From:	Debbie Wyatt

Sent:	Tuesday, 5 August 2008 1:21 PM

To:	Adam Dickens

Cc:

Subject:	RE: MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTATION :

Importance:	High
Hi Adam
We are currently completing Section 4 Form of Tender and will email as soon as complete.
Best regards
W.E. Smith Engineering Pty Ltd

Debbie Wyatt
Sales Office Co-ordinator
Ph: 61 2 6650 8803 (Direct)
Fax: 61 2 6658 3103
Email:
Website: www.wesknm.com.au
From:
Sent: Tuesday, 5 August 2008 11:52
To: Debbie Wyatt
Cc:
Subject: MOPU-1003-L — Autoclave RE: WES CONFIDENTIAL QUOTATION :
Importance: High
Hi Debbie,
Thank you for your email. I acknowledge receipt of your email, with one attached file.
I would like to ask if you could please send through W.E. Smith’s completed section 4 document? We require this document to accurately assess tender submissions.
Kind regards,
Adam Dickens
From: Debbie Wyatt [mailto:                     ]
Sent: Tuesday, 5 August 2008 11:30 AM
To: Adam Dickens
Cc:
Subject: WES CONFIDENTIAL QUOTATION : MOPU-1003-L — Autoclave
Importance: High

WES REF: J0807701 (KNM Ref: K0807036)
Hi Adam
Please find attached our tender submission for your above referenced enquiry.
Two (2) hard copies will follow via TNT courier con note nbr 601276048.
If you have any queries please do not hesitate to contact us.
Best regards
W.E. Smith Engineering Pty Ltd

Debbie Wyatt
Sales Office Co-ordinator
Ph: 61 2 6650 8803 (Direct)
Fax: 61 2 6658 3103
Email:
Website: www.wesknm.com.au

Anne Smith

From:	Debbie Wyatt

Sent:	Tuesday, 22 July 2008 9:55 AM

To:	Adam Dickens

Cc:	MOPU; Paul McFarlane; Roxane Fitzroy

Subject:	: RE: MOPU-1003-L Autoclave supply — Notice to tenderers #4
WES Ref: J0807701
Hi Adam
We confirm receipt... thankyou.
Best regards
W.E. Smith Engineering Pty Ltd

Debbie Wyatt
Sales Office Co-ordinator
Ph: 61 2 6650 8803 (Direct)
Fax: 61 2 6658 3103
Email:
Website: www.wesknm.com.au
From: Adam.Dickens@lglgold.com [mailto:                     ]
Sent: Tuesday, 22 July 2008 9:47
To: Paul McFarlane; Roxane Fitzroy; Debbie Wyatt
Cc: mopu@lglgold.com
Subject: MOPU-1003-L Autoclave supply — Notice to tenderers #4
Importance: High
Dear Paul,
Please find below Notice to tenderer’s for your information and action.
Question 1:
Can you supply the UNS number for the Titanium material?
Response:
LGL advises that the material for the nozzle liners is titanium grade 2 — UNS R50400.
Please acknowledge receipt of this notice by return email.
Regards,

Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
+61 7 3318 3349 (Direct)
+61 7 3318 3300 (Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Street, Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

Anne Smith

From:	Adam Dickens

Sent:	Tuesday, 22 July 2008 9:47 AM

To:	Roxane Fitzroy; Debbie Wyatt

Cc:	MOPU

Subject:	MOPU-1003-L Autoclave supply — Notice to tenderers #4

Importance:	High
Dear Paul,
Please find below Notice to tenderer’s for your information and action.
Question 1:

Can you supply the UNS number for the Titanium material?
Response:

LGL advises that the material for the nozzle liners is titanium grade 2 — UNS R50400.
Please acknowledge receipt of this notice by return email.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
+61 7 3318 3349 (Direct)
+61 7 3318 3300 (Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Street, Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

Anne Smith

From:	Adam Dickens

Sent:	Friday, 18 July 2008 3:01 PM

To:	Roxane Fitzroy; Debbie Wyatt

Cc:	MOPU

Subject:	MOPU-1003-L Autoclave Supply — Notice to tenderers #3

Importance:	High
Dear Paul / Roxane / Debbie,
LGL are extending the closing time of this tender. The current tender invitation closing time is 3pm (Brisbane time), Monday 28th July, 2008.
The revised tender closing time is now 3pm (Brisbane time), Monday 4th August, 2008.
Please acknowledge receipt of this notice by return email.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
+61 7 3318 3349 (Direct)
+61 7 3318 3300(Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Street, Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

Anne Smith

From:	Adam Dickens

Sent:	Thursday, 17 July 2008 11:23 AM

To:	Roxane Fitzroy; Debbie Wyatt

Cc:	MOPU

Subject:	MOPU-1003-L Autoclave Supply — Notice to tenderers #2

Importance:	High
Dear Paul / Roxane / Debbie,
Question 1:
Please supply details for the agitator blinds, ie: materials, thicknesses, etc. to enable us to estimate.
LGL response:
Information to allow Nozzle flange sizing, by the vendor, has been supplied on the drawings included with the tender package. In particular, loads on the Agitator nozzles have been supplied on drawing 1343-M-001 Rev 1. Also noted on this drawing are Flange material types, rating, and face information. Size information can also be found on the nozzle detail drawings, in particular, please refer to note 3 on drawing
1343-M-003 Rev 1.
Question 2:
We have been advised by our steel merchant that the material for the shell construction A516-70 or Australian equivalent AS1548-7-490 listed as 65mm thick on Drawing No 1343-M-001 is only available in 60mm and 70mm thicknesses. Could you please review and advise required thickness.
LGL response:
The dimension for shell thickness stated in the tender documentation is for indicative purposes only. As requested in the tender documentation, Vendors are to stipulate the shell thickness, that there offer is based on. The shell thickness specified by the vendor shall allow the pressure vessel to conform with all regulatory requirements, for the design criteria specified in the tender documentation.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
+61 7 3318 3349 (Direct)
+61 7 3318 3300 (Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Street, Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

Anne Smith

From:	Adam Dickens

Sent:	Monday, 14 July 2008 8:34 AM

To:

Cc:	MOPU; Roxane Fitzroy

Subject:	MOPU-1003-L Supply of Autoclave — Notice to Tenderers #1

Importance:	High
Dear Sir,
Question 1: We note that there is no Membrane specification included in the tender documentation. Please confirm if a membrane lining is included in the scope of works?
LSA response:
LSA confirms that there is no lining included in this scope of work. Please do not include a membrane lining in your tender submission documents & pricing.
Regards,
Adam Dickens
Contracts Engineer
Lihir Services Australia Pty Ltd
+61 7 3318 3349 (Direct)
+61 7 3318 3300 (Switch)
+61 7 3318 9203 (Fax)
Lvl 9, 500 Queen Street, Brisbane, QLD, 4000
GPO Box 905, Brisbane, QLD, 4001, Australia
www.lglgold.com

MILLION OUNCE PLANT UPGRADE (MOPU)
Equipment Supply Tender
INDEX
Section I
Part A — Instructions to Tenderers
1. Tenderers’ Understanding
2. Tender Submissions
3. Acceptance Of Tender
4. Tendered Prices
5. Contract And Terms Of Payment
6. Weights And Dimensions
7. Contractual Delivery Schedule
8. Warranties/Guarantees
9. Alternative Proposals
10. Priority
11. Quality Assurance/Quality Control
12. Tests
13. Erection Or Start-Up
14. Spare Parts
15. Health, Safety, Environmental And Human Rights Compliance
Part B — Purchase Order Terms and Conditions
A. Definitions
B. General Terms and Conditions
C. Preparing Orders for Shipment
Part C — Technical On-site Personnel Terms
1. Service Order Terms and Conditions
2. Site
3. Employee Replacement
4. Transport
5. Accommodation and Messing
6. On-Site Facilties
7. First Aid
8. Reimbursable Sum
9. Per Diem Rate (Working Time)
10. Daywork Sheets
11. Field Breaks
12. Back Charges
Section II
Site Conditions and Equipment & Material Standards

1. Scope
2. Site Conditions
3. Standards, Codes and Regulations
Appendix A — List of Standard Specifications
Section III
Detailed Specifications
1. Scope
2. General Requirements
3. Technical Requirements
4. Surface Preparation
5. Assembly and Testing
6. Tender Submission information
7. Supply Schedule
Attachments
Section IV
Form of Tender
1. Pricing
2. Commercial Details
3. Alternative Tender
4. Schedule of Key Dates
5. Schedule
6. Weights and Dimensions
7. Spare Parts
8. Availability Guarantees
9. Service and Support
10. Technical Data Schedule

LGL
Million Ounce Plant Upgrade (MOPU)
Equipment Supply Tender
Section I Part A Instructions to Tenderers
INDEX

1. Tenderers’ Understanding	1
2. Tender Submissions	2
3. Acceptance of Tender	3
4. Tendered Prices	4
5. Contract and Terms of Payment	5
6. Weights and Dimensions	5
7. Contractual Delivery Schedule	5
8. Warranties/Guarantees	6
9. Alternative Proposals	6
10. Priority	6
11. Quality Assurance/Quality Control	7
12. Tests	7
13. Erection or Start-Up	7
14. Spare Parts	7
15. Health, Safety, Environmental and Human Rights Compliance	7

Section I – Part A Instructions to Tenderers	1

LGL EQUIPMENT SUPPLY TENDER
Section I Part A
Instructions to Tenderers
1.	Tenderer’s Understanding
1.1.	It is understood and agreed that the Tenderer shall read these instructions and submit its Tender in conformity with the following documents:
SECTION I: Instructions to Tenderer’s (Inclusive of Appendixes)
SECTION II: Site Conditions and Equipment and Material Standards
SECTION III: Detailed Specifications
SECTION IV: Form of Tender
1.2.	The following definitions apply to terms used throughout Sections I, II, III and IV.

Term	Meaning
LGL	Lihir Gold Limited (Incorporated in Papua New Guinea) ARBN 069 803 998 with an operation on Lihir Island, New Ireland Province, Papua New Guinea

Closing Time	The deadline for receipt by LGL of Tender submissions

Equipment, Merchandise or Goods	The equipment or goods described in Section III that is the subject of the Invitation to Tender

Invitation to Tender	A letter of invitation from LGL to inviting offers to supply Merchandise

Owner	LGL

Project	LGL’s Million Ounce Plant Upgrade (MOPU)

Purchase Order	A formal document issued to a supplier for the supply of specific Merchandise in accordance with standard terms and conditions as stated in the document. A Purchase Order is a contract between LGL and the Seller.

Seller / Supplier	(may also be referred to as the Manufacturer, Vendor, or Supplier) is the Company whose Tender has been accepted by LGL, and to whom a Purchase Order for the Merchandise described herein is awarded.

Site	LGL Operation on Lihir Island, New Ireland Province, Papua New Guinea

Sub-Contractor or Sub-Supplier	A contractor that has been engaged by the Seller to perform part of the supply of the equipment or goods which are to be supplied by the Seller in accordance with the Purchase Order.

Tender or Proposal	An offer to perform work or to supply Merchandise.

Tenderer	The company named on the Invitation to Tender
1.3.	The Tender documents are the property of LGL and are delivered only for the purpose of enabling each potential Tenderer to prepare and submit a Tender in response. All information provided to the Tenderer during the tender process, including information contained or referred to in the Tender Documents, is confidential and must not be disclosed or released for any use or purpose.

1.4.	Unsuccessful Tenderers are required to return the Tender documents to LGL on receipt of notice of award of tender to the successful Tenderer.

Section I – Part A Instructions to Tenderers	1

LGL EQUIPMENT SUPPLY TENDER
2.	Tender Submissions
2.1.	Two (2) hard copies of the Tender for the supply of equipment, materials, and service as detailed on the attached specification sheets must be submitted, enclosed in a sealed envelope and marked with the name of the equipment being tendered for and the specification number as shown in the Invitation to Tender and shall be sent by prepaid post or courier and delivered to the following address:
MILLION OUNCE PLANT UPGRADE
LGL Gold
Level 9
500 Queen Street
Brisbane QLD 4001
Australia
Attention: Projects Purchasing
by the date and time for closing of Tenders nominated in the Invitation to Tender. In the event that there is a request for the tender to be submitted electronically, this request shall be extra to the hard copy requirements.

2.2.	Verbal Tenders and/or quotes will not be accepted.

2.3.	A Tender shall contain two (2) complete sets of manufacturer’s specifications on the design and materials of construction and general arrangement drawings.

2.4.	The heading on a Tender shall show the name of the equipment and the tender number as shown on the Invitation to Tender.

2.5.	In accordance with the tender documents, complete Tenders are required to be submitted. Tenderers who feel it will be advantageous to tender on only some items of Merchandise should obtain prior written consent from the Project Purchasing Manager.

2.6.	Tenderers requiring clarification of technical aspects of the Tender document shall submit their questions in writing to the Project Purchasing Manager as early as possible during the Tender period. LGL will issue clarifications or addenda (if required) to all Tenderers.

2.7.	All equipment and materials must conform with the laws and regulations of the Independent State of Papua New Guinea.

2.8.	Tenderers shall strictly adhere to the Closing Time, which will be as shown on the Invitation to Tender. An extension of Tender time requires prior written approval and will be at the sole discretion of LGL.

2.9.	Tender submissions shall be construed as an irrevocable, firm and fixed offer that is open for acceptance for a period of sixty (60) days following the Closing Time.

2.10.	On receipt of a request in writing, and at the discretion of LGL, a Tender may be withdrawn or revised, provided the withdrawal or revision is received on or before the Closing Time.

2.11.	The Tenderer must submit a completed Form of Tender as outlined in Section IV. Alterations, qualifications or omissions to the Form of Tender by the Tenderer may be considered cause to reject a Tender.

2.12.	If any special tools are required for installation, operation, and maintenance, the Tenderer

Section I – Part A Instructions to Tenderers	2

LGL EQUIPMENT SUPPLY TENDER
shall provide a list of the type and quantity together with pricing of these tools as separate items delivered FCA or FOB (Incoterms 2000) in accordance with clause 4.

2.13.	A Tenderer who submits a Tender in strict accordance with the Tender documents may also submit an alternative proposal as set out in clause 11.

2.14.	The Tenderer’s submission shall be construed as representation and warranty that it has complied with and agrees to be bound by the terms and conditions of the tender package.

2.15.	If the Tenderer is dependent on one or more Sub-Sellers or Sub-Contractors, the Tenderer must identify those Sub-Sellers or Sub-Contractors in the proposal.

2.16.	LGL may require the Tenderer to provide evidence of its ability to carry out the requirements within the required timeline, and the financial ability to complete the requirements of the Contract.

2.17.	LGL reserves the right to seek further information or clarification to any Tender submitted after the Closing Time, and the right to negotiate with any Tenderer after Closing Time.

2.18.	LGL is not liable for any of the Tenderer’s costs incurred in responding to the Invitation to Tender.
3.	Acceptance of Tender
3.1.	The acceptance of any Tender shall be based on an evaluation of Tenderers’ proposals by LGL, through consideration of evaluation criteria determined solely at the discretion of LGL. LGL is not obliged to inform Tenderers of any particular evaluation criteria or the relative weight to be given to any particular evaluation criteria.

3.2.	LGL reserves the right to award a Contract in respect of all or only a portion of the Equipment referred to in this RFQ or to award multiple Contracts to different Tenderers.

3.3.	LGL reserves the right to reject any or all Tenders received in response to this Invitation to Tender without giving any notice or reasons. LGL also reserves the right to accept any Tender, notwithstanding informalities or irregularities or other failures to comply with the terms and conditions of this Invitation to Tender, contained in such Tender.

3.4.	The Tender containing the lowest price or any Tender will not necessarily be accepted. LGL reserves the right, without restriction, to exercise its sole discretion in determining the best value and whether or not any Tender received provides the necessary level of value to LGL to result in the acceptance of a tender.

3.5.	LGL reserves the right after the closing time, in its sole discretion, to seek further information from or clarification of any Tender submitted by any Tenderer, and to negotiate with any Tenderer, or with more than one Tenderer concurrently, the terms and conditions of Tenders. LGL is not required to offer any modified terms and conditions to any other Tenderer and LGL incurs no liability to any Tenderer in exercising its discretion under this clause.

3.6.	LGL may, prior to accepting a Tender, require further evidence that a Tenderer has:
(a)	the necessary experience and is prepared to use the necessary personnel and equipment to fulfil the requirements of the Tender Documents satisfactorily and within the required time; and

Section I – Part A Instructions to Tenderers	3

LGL EQUIPMENT SUPPLY TENDER
(b)	the financial ability to complete the requirements of the Tender Documents.
3.7.	By submitting a Tender, the Tenderer gives LGL permission to contact any organisation for whom the Tenderer has supplied equipment, materials and/or services in order to obtain information pertaining to timely completion, quality, methods and other matters relating to work performed or being performed by the Tenderer.

3.8.	The submission of a Tender is representation and warranty by the Tenderer that it has complied with and agrees to be bound by the terms and conditions of the Tender Documents. No adjustment to any price or prices contained in the Tender nor any other compensation will be allowed on account of any failure by the Tenderer to comply with the Tender Documents.

3.9.	No Tender will be deemed accepted by LGL until a written notice of acceptance has been issued to the successful Tenderer. Following notice of award, the successful Tenderer is required to execute a formal Purchase Order in the form set out in the Tender Documents (including the documents listed therein i.e. Purchase Order terms and conditions, schedules, specification, etc.).

3.10.	The issue of the written notice of acceptance of a Tender shall constitute a binding agreement between LGL and the Tenderer and LGL and the Tenderer shall enter into a Purchase Order as defined in clause 1.2 above.
4.	Tendered Prices
4.1.	All Tendered Prices shall be presented consistently with the taxes clause contained in clause 6 of the LGL Equipment Supply Purchase Order Terms and Conditions in Section 1 Part B. Goods and Services Tax or other value added taxes are specifically excluded.

4.2.	Australian Manufactured Goods – Tendered Prices shall be in Australian dollars with goods delivered FCA (Incoterms 2000) loaded conveyance at the location nominated in Section III. The cost of inland freight from the factory to the nominated place of delivery and the cost of any duty on imported components shall be included in the overall tendered price but itemised separately. The successful Tenderer will be required to document any duty paid on imported components to allow LGL to submit a claim for duty drawback (if applicable). The Tenderer shall submit, as part of its Tender submission, the Tenderer’s ABN.

4.3.	North American Manufactured Goods — Tendered Prices shall be in United States of America Dollars, with goods FOB (Incoterms 2000) vessel at the nearest major seaport. The cost of inland freight (country of origin) to the nearest major seaport (Tenderer to nominate) shall be included in the overall tendered price but to be itemised separately.

4.4.	All Other Countries’ Manufactured Goods — Tendered Prices shall be in United States of America Dollars, with goods delivered FOB (Incoterms 2000) vessel at the nearest major seaport. The cost of inland freight (country of origin) to the nearest major seaport (Tenderer to nominate) shall be included in the overall tendered price but to be itemised separately. The Tenderer shall bear all foreign currency risk and shall allow for the purchase of forward cover in the overall tendered price but to be itemised separately. It remains the Tenderers responsibility to purchase such cover on award of the Purchase Order and all foreign currency risk shall reside with the Tenderer or Seller.

4.5.	Export packing (kiln dried timber) must be quoted as a separate item where applicable. Any costs associated with fumigating containerised cargo as required by Australian Customs or

Section I – Part A Instructions to Tenderers	4

LGL EQUIPMENT SUPPLY TENDER
Papua New Guinea Customs to meet quarantine restrictions applicable to imports into Australia and/or Papua New Guinea, must be included in this cost. Fumigation must be carried out by a recognised licensed fumigator who issues a certificate of fumigation, which accompanies the shipping documents.

4.6.	The Tendered Price shall be a lump sum fixed price in accordance with the relevant Incoterms 2000 classification. The Tenderer is to refer to Incoterms 2000 for complete details with regards to risks and liabilities when providing pricing.

4.7.	All Hazardous or Dangerous goods are to be priced DDP (Incoterms 2000) and are to be delivered and discharged at the Site (or other defined control location).
5.	Contract and Terms of Payment
5.1.	LGL’s Purchase Order terms and conditions as detailed in Section I Part B, together with any Special Conditions detailed in the formal Purchase Order, shall be the only terms and conditions applicable to any Purchase Order placed.

5.2.	The Tenderer shall detail its terms of payment including cash discounts, package deal discounts, progress payments with defined milestones or deliverables, etc.
6.	Weights and Dimensions
6.1.	The Tenderer shall detail the total shipping weight, the number of pieces and the dimensions and weight of all pieces over five tonnes.

6.2.	The Tenderer shall also detail the total shipping weight, the number of pieces and the dimensions and weight of all pieces over five tonnes for spare parts.

6.3.	The Tenderer shall detail the total shipping weight and the dimensions of the largest and heaviest pieces to be handled during installation and maintenance.
7.	Contractual Delivery Schedule
7.1.	The Tenderer shall state the guaranteed shipping date ex factory and state location of the factory for all components.

7.2.	If equipment is to be manufactured in more than one factory, the Tenderer must state all locations including a list of sub-suppliers and place of manufacture.

7.3.	The Tenderer shall state the Delivery Completion Date of all components in accordance with the relevant Incoterms 2000 classification. These dates will form part of the Purchase Order and will be stated on the Purchase Order (as the “Shipping Date”).

7.4.	When determining delivery dates for individual components, the Tenderer shall allow two (2) weeks from the time of submission of preliminary drawings for LGL’s approval and return of drawings (as required in the Detailed Specifications). As part of the Tender submission, the Tenderer shall detail the following:
i)	Days required from the date the Purchase Order is issued to delivery of preliminary drawings and manuals for review by LGL.

Section I – Part A Instructions to Tenderers	5

LGL EQUIPMENT SUPPLY TENDER
ii)	Days required from the date the reviewed preliminary drawings and manuals are returned to the delivery of complete certified drawings.

iii)	Days required from date of Purchase Order to guaranteed date for delivery of Final Certified Drawings.
7.5.	When determining delivery dates for individual components, the Tenderer shall allow two (2) weeks from the closing date of the Tender prior to award.

7.6.	The Tenderer shall submit a detailed manufacturing and delivery schedule including all sub-supplier items in a similar format to the example in Section IV.

7.7.	The Tenderer shall include in its manufacturing and delivery schedule the requirement to supply any drawings, operation manuals, maintenance manuals, and parts manuals (Data) required as set out in Section III.
8.	Warranties/Guarantees
8.1.	Tenderers shall provide details of all warranties and guarantees. The warranty period must be for a period of twelve (12) months following commissioning and acceptance by the LGL or eighteen (18) months following delivery, whichever period is shorter.

8.2.	Tenderers shall indicate extended warranties as a separate item and the costs of any such extended warranty shall be detailed.

8.3.	Tenderers must ensure LGL is able to receive the benefit of any longer warranties provided by sub-suppliers where to do so is at no additional cost to the Seller.
9.	Alternative Proposals
9.1.	The Tenderer shall submit a Tender strictly in accordance with the Tender Documents, however, should the Tenderer, in addition to its conforming Tender, wish to submit alternative offers based on departures from the Tender Documents, it shall list the departures and the associated variation to the conforming Tender Price for each departure.

9.2.	Any alternative proposal shall conform to the requirements set out in the Tender Documents, except to the extent that it describes how the alternative proposal departs from the specific requirements. Departures shall be itemised under separate headings titled 1. Technical Departures; 2. Commercial Departures; and 3. Optional Equipment and/or Materials.

9.3.	Alternative Tenders are encouraged where the Tenderer considers the alternative to be an improvement or more economical, but still meets or exceeds the requirements of the Tender Documents.

9.4.	LGL is not bound to accept any such alternative proposal submitted by a Tenderer
10.	Priority
10.1.	Where the Detailed Specifications (Section III) vary from the general conditions, site conditions, ore characteristics and equipment standards (Section II), the Detailed Specifications shall be considered as correct.

Section I – Part A Instructions to Tenderers	6

LGL EQUIPMENT SUPPLY TENDER
11.	Quality Assurance/Quality Control
11.1.	All goods shall meet or exceed internationally recognised standards and specifications to the extent not specified in the Tender documents.

11.2.	Tenderers shall detail their standards and specifications for the goods and how they will ensure that these are met.

11.3.	Tenderers shall describe their quality assurance and control program including any standards and certifications attained.
12.	Tests
12.1.	The Tenderer shall develop and submit for review by LGL an Inspection and Test Plan, which will detail the timing of any tests required as the equipment or materials are being produced.

12.2.	Where applicable, the Tenderer shall state the extra costs, if any, for witnessed and verified performance tests.

12.3.	If the Tenderer does not have adequate facilities for performance testing, it will state this in its Tender.
13.	Erection or Start-up
13.1.	When the Tenderer considers erection supervision, specialists, or start-up personnel to be necessary for warranty purposes, or when LGL requires these personnel, the costs will be shown as separate items but will be included in the Tender package and itemised as follows (refer to Section I Part C “Technical On-Site Personnel Terms” for details of what is to be included in each of the following):
▪	Reimbursable Sum

▪	Daily Rates for each class of technical on-Site personnel

▪	The location of representation

▪	Number of technical on-Site personnel

▪	Number and frequency of visits for inspection, testing, installation, and commissioning
14.	Spare Parts
14.1.	The Tenderer shall supply, as part of its Tender, a detailed list of recommended spare parts for one year’s continuous operation showing part numbers and prices.

14.2.	The Tenderer shall also state the location of the nearest service depot and/or distributor along with a list of spare parts that are carried showing costs and weights.
15.	Health, Safety, Environmental and Human Rights Compliance
15.1.	The Tenderer shall provide a brief description of all relevant health, safety, environmental and human rights compliance programs.

15.2.	The Tenderer shall include a copy of its environmental policy with the Tender submission

Section I – Part A Instructions to Tenderers	7

LGL EQUIPMENT SUPPLY TENDER
and shall state if all applicable environmental guidelines and regulations are being met in relation to the goods.

15.3.	The Tenderer shall list any violations, infractions, ongoing investigations or penalties associated with health, safety, the environment, or human rights that relate to the Tenderer or any of its subcontractors.

Section I – Part A Instructions to Tenderers	8

LGL EQUIPMENT SUPPLY TENDER
LGL
Million Ounce Plant Upgrade (MOPU)
Equipment Supply Tender
SECTION I PART B
PURCHASE ORDER TERMS AND CONDITIONS

A. Definitions	10
B. General Terms and Conditions	13
C. Preparing Orders for Shipment	26

Section I – Part B Purchase Order Terms and Conditions	9

LGL EQUIPMENT SUPPLY TENDER
A)	Definitions
The definition of terms used, interpretation of this agreement, and the rights of all parties hereunder shall be construed under and governed by the laws of Queensland and the Commonwealth of Australia in effect at the date of the Invitation to Tender. Should a legislative requirement come into effect after the date of the Invitation to Tender but could not be reasonably then have been anticipated by a competent Seller and which causes the Seller to incur more or less cost than otherwise would have been incurred, the difference shall be assessed by LGL and added to or deducted as a Purchase Order Amendment.
The following words used in this document shall, where the contents so permit, have the following meanings:

Term	Meaning
Applicable Law	all laws, by-laws, Acts, Regulations, codes, conditions or requirements of any authority having jurisdiction over the Seller, Merchandise, Purchase Order or the performance of the Purchase Order

Confidential Information	in relation to any party to this Contract, information relating to a party’s business, computer systems or affairs and includes any:

1 trade secrets, know-how, scientific and technical information;

2 product, customer, marketing or pricing information;

3 information in relation to this Contract; and

4 any other information which a party notifies the other is confidential, or which the other party knows or ought to know is confidential

Delay Event	1 an LGL-caused Delay;

2 a variation that is the subject of a variation order other than a Variation requested by the Seller;

3 a change of law;

4 an industrial dispute which results in a labour stoppage that:

• has not arisen by reason of, or in connection with, events in any way connected with the Purchase Order or the Seller; and

•    could not have been foreseen by an internationally recognised seller of the Merchandise in the jurisdiction in which the Purchase Order is being performed having carried out all necessary investigations; and

5 a Force Majeure Event;

but excluding any events in items 1 to 5 which would not have occurred but for:

6 a breach of this Purchase Order by, or the negligence or recklessness of, the Seller or its Subcontractors;

7 the lack of legal capacity, or corporate powers, of the Seller; or

8 LGL acting in accordance with this Purchase Order including

Section I – Part B Purchase Order Terms and Conditions	10

LGL EQUIPMENT SUPPLY TENDER

Term	Meaning
any termination of the Contract in accordance with its terms.

Delivery Completion Date	the date of delivery (expressed as a number of weeks from the Commencement Date) of all items of Merchandise in accordance with the relevant Incoterms 2000 classification as detailed in the Purchase Order.

Force Majeure Event	means (and is limited to) the following specific events or circumstances:

1 earthquake, flood or other natural catastrophe;

2 strike or lockout;

3 civil disturbance, riot or armed conflict;

4 rebellion or sabotage;

5 curtailment, rationing or allocation of normal sources of supply of labour, materials, transportation, energy or utilities;

6 sufferance of or voluntary compliance with act of government and government regulations (whether or not valid);

7 fire or explosion, including radioactive or toxic explosion; and

8 war, insurrection, riot or acts of terrorism;

but only where those events or circumstances:

9 are not reasonably foreseeable by the Seller;

10 are beyond the reasonable control of the Seller; and

11 are such that, even with the exercise of good engineering and procurement practices, the Seller would not be able to prevent or overcome.

Merchandise	includes all goods, chattels, plant, equipment, machinery, stores, data and other property of any kind described on the Purchase Order.

LGL-Caused Delay	1 delay or disruption caused by LGL but does not include any delay or disruption cause by LGL acting in accordance with this Purchase Order;

2    an act of prevention of LGL including a breach by LGL of any of its obligations under this Contract, but does not include any delay or disruption caused by the LGL acting in accordance with this Purchase Order.

Purchase Order	a formal document issued to a supplier for the supply of specific goods in accordance with these standard terms and conditions The Purchase Order is a contract between LGL and the Seller.

Purchase Order Amendment	a written direction from LGL identified as such directing the Seller to carry out a Variation

Purchase Order Value	The total value to be paid by LGL in consideration of the Seller supplying and delivering the Merchandise.

Seller	the person, firm or corporation from whom the Merchandise is being purchased pursuant to this Purchase Order

Section I – Part B Purchase Order Terms and Conditions	11

LGL EQUIPMENT SUPPLY TENDER

Term	Meaning
Shipping Date	The guaranteed date stated in the formal Purchase Order for the shipment of individual items of Merchandise in accordance with the relevant Incoterms 2000 classification, or for the Delivery Completion Date for all components in accordance with the relevant Incoterms 2000 classification.

Site	Lihir Mine Site, Putput, Lihir Island, New Ireland Province, Papua New Guinea

Standards	the standards specified to which the Merchandise is to meet or exceed the requirements of; where no standards are specified, the relevant Papua New Guinean (PNG) Standard shall apply. Where there is no relevant PNG Standard, then the relevant Australian Standard shall apply.

Tax	any tax, levy, royalty, rate, duty, fee, impost, or other charge imposed by any governmental, semi-governmental, or other body authorised by law whether in PNG, Australia or other country to impose such Tax. Without limiting the generality of the foregoing, Tax includes any withholding tax (including foreign contractor withholding tax), goods and services tax, value added tax, petroleum resource rent tax, any tax respecting environmental effects including a carbon tax.

Variation	any one or more of the following:

1 an increase, decrease or omission of any part of the Works;

2 any change in the character or quality of any Merchandise or any part of the Works; or

3 any change in the method, sequence or timing of the Works,

but does not include a direction by LGL to perform the Works in accordance with this Contract

Section I – Part B Purchase Order Terms and Conditions	12

LGL EQUIPMENT SUPPLY TENDER
B)	General Terms and Conditions
The Seller must supply the Merchandise to LGL in accordance with the terms and conditions of the Purchase Order.
1)	COMPLETE AGREEMENT

This Purchase Order, which term shall include these terms and conditions and any technical documents incorporated and/or attached hereto (Purchase Order Documents), constitutes the sole and entire agreement between the parties.

The Purchase Order documents comprise the following with the order of precedence as shown:
a)	The formal, signed, computer generated Purchase Order detailing specifically what is being ordered, the Purchase Order Value, any Special Conditions or additional technical information

b)	Applicable correspondence detailed in the Purchase Order

c)	Tender Document Section I Part B: Purchase Order Terms and Conditions

d)	Tenderer’s Completed Tender Document Section IV

e)	Tender Document Section III

f)	Tender Document Sections I Part A and Section II

g)	Invitation to Tender Letter
The Seller’s quotation is incorporated in and made a part of this Purchase Order only to the extent of specifying the nature and description of the Merchandise ordered and then only to the extent that such items are consistent with the other terms of this Purchase Order. No other terms or conditions shall be binding upon LGL unless accepted by it in writing.

2)	DELIVERY

The Seller shall deliver the Merchandise in accordance with the Delivery Completion Date detailed in the Purchase Order, and any delivery milestones detailed in the Seller’s schedule incorporated into the Purchase Documents.

3)	QUANTITY, QUALITY, AND VARIATIONS

Neither the quantity nor the quality of Merchandise delivered shall differ from that specified in this Purchase Order unless the changed quantity or quality is ordered by LGL on a Purchase Order Amendment specifically referring to this Purchase Order. LGL shall not be required to pay for excess quantities of Merchandise and may return excess quantities or Merchandise to Seller at Seller’s expense.

The Seller warrants that all Merchandise sold hereunder, shall have been produced, sold, delivered and furnished in strict compliance with all Applicable Law and applicable Standards, to which the Merchandise are subject. Seller shall execute and deliver such documents as may be required to effect or to evidence compliance. All Applicable Law required to be incorporated in agreements of this character are hereby incorporated herein by this reference.

The Seller shall prepare an Inspection and Test Plan (ITP) in accordance with the Seller’s standard practice within 2 weeks of award of the Purchase Order. The ITP will be submitted for review and acceptance by LGL.

The Seller shall ensure that the Merchandise meets the consistent quality in accordance with its quality assurance and control program.

Section I – Part B Purchase Order Terms and Conditions	13

LGL EQUIPMENT SUPPLY TENDER
LGL may issue a request for a quotation for a proposed Variation (Variation Quotation) and, subject to this clause, the Seller must carry out a Variation which is the subject of a Purchase Order Amendment.

Before a Purchase Order Amendment is issued, the Seller must provide a quotation for a proposed Variation before LGL discusses with the Seller whether the work is to proceed and the Seller must provide the quotation as soon as practicable after receipt of the request. A Purchase Order Amendment must incorporate the terms of the Variation Quotation.

The Seller’s Variation Quotation for the proposed Variation must include particulars of:
•	its fixed price for carrying out the proposed Variation;

•	the effect (if any) of the proposed Variation on:
o	the achievement of Delivery Completion;

o	any warranties with respect to the Equipment; and

o	the Seller’s ability to comply with any of its obligations under this Contract.
•	any other relevant information related to carrying out the proposed Variation
4)	PROGRESS REPORTS AND SCHEDULE

Commencing the first Monday after the date of issue of the Purchase Order, and continuing thereafter every Monday until all equipment has been delivered in accordance with the applicable Incoterms 2000 classification (including short-shipped items, if any) the Seller shall submit a detailed procurement, manufacturing, assembly and testing schedule and progress report.

Should any incident or occurrence arise which may delay the manufacturing, delivery schedule, or Delivery Completion Date, the Seller shall immediately notify LGL in writing.

5)	SECURITY AND RETENTION

If required by the Purchase Order, the Seller shall lodge an unconditional Bank Guarantee in the amount detailed within 14 days of the Purchase Order issue. This security will be held by LGL until the expiry of the Defects Liability Period. LGL may recover all debts due and owing from the Seller to LGL from the security if not otherwise paid by or recovered from the Seller.

In addition, LGL will withhold a percentage of each invoice (totalling 5% of the Purchase Order Value) until such time as the earlier of Merchandise is inspected on Site or until completion of equipment commissioning, for a period not to exceed 180 days from the Delivery Completion Date at the nominated delivery place or shipping point.

6)	TAX

6.1	Liability for Tax

The Seller shall reimburse LGL for the amount of LGL’s liability for any Tax (excluding income tax) levied by the Australian or PNG government in respect of any supply made by the Seller under this Contract but only to the extent that such Tax is incurred or arises before delivery of the Merchandise in accordance with the relevant Incoterms 2000 classification. Any Tax that is incurred or arises after delivery of the Merchandise in accordance with the relevant Incoterms 2000 classification is to be borne by LGL and is not subject to reimbursement by the Seller.

Any consideration to be paid or provided for a supply made under or in connection with the Contract is expressed inclusive of all Tax, other than GST, in force at the Completion Date.

Section I – Part B Purchase Order Terms and Conditions	14

LGL EQUIPMENT SUPPLY TENDER
Should LGL be required to withhold any amounts on account of any Tax (excluding Income Tax) levied by the Australian or PNG government, the corresponding withheld amount will be taken as a reduction in the consideration to be paid or provided.

6.2	GST

For the purposes of Clause 6:

“Adjustment Note” means an adjustment note as that term is defined in the GST Law or a credit or debit note as those terms are defined in the PNG GST Act, as applicable;

“Consideration” has the meaning given by the GST Law;

“Goods” has the meaning given to that term by the GST Law or the PNG GST Act, as applicable;

“GST” means GST as that term is defined by the GST Law or the goods and services tax referred to in sections 6 and 8 of the PNG GST Act, as applicable;

“GST Amount” means, in relation to a Taxable Supply, the amount of GST payable in respect of that Taxable Supply;

“GST Group” has the meaning given by the GST Law;

“GST Law” has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

“Input Tax Credit” means an input tax credit as that term is defined in the GST Law or a credit for input tax as that term is defined in the PNG GST Act, as applicable and a reference to an Input Tax Credit entitlement of a Party includes, as applicable:
•	An input tax credit for an acquisition made by that Party but to which another member of the same GST Group is entitled; or

•	A credit for input tax for a supply which is made to that Party but which is deemed by the PNG GST Act to be made to the representative member or a group of companies;
“PNG GST Act” means the Goods and Services Tax Act 2003 (PNG);

“Recipient” has the meaning given to that term by the GST Law or the PNG GST Act, as applicable;

“Tax Invoice” has the meaning given by the GST Law or the PNG GST Act, as applicable;

“Taxable Supply” means a taxable supply as that term is defined in the GST Law (excluding the reference to section 84-5 of the A New Tax System (Goods and Services Act 1999 (Cth)) or a supply upon which goods and services tax is imposed by the PNG GST Act, as applicable.

6.3	Tax Exclusive Consideration

Any consideration to be paid or provided for a supply made under or in connection with the Contract, unless specifically described in the Contract as “GST inclusive”, does not include an amount on account of GST.

The Seller will make all reasonable endeavours to ensure the supply of the Merchandise is GST-free under GST Law. In this regard, the Seller warrants that it will export the Merchandise within 60 days of the earlier of receiving any consideration for the supply or issuing an invoice for the supply and that it will hold sufficient documentary evidence to substantiate the export of the Merchandise within the 60 day timeframe.

Section I – Part B Purchase Order Terms and Conditions	15

LGL EQUIPMENT SUPPLY TENDER
Despite any other provision in the Contract, if a party (“Seller”) makes a supply under or in connection with the Contract on which GST is imposed to any extent (not being a supply the consideration for which is specifically described in the Contract as “GST inclusive”):
•	The consideration payable or to be provided for that supply under the Contract is increased by, and the recipient of the supply (“Recipient”) must also pay to the Seller, an amount equal to the GST payable by the Seller on that supply;

•	The amount by which the GST exclusive consideration is increased must be paid to the Seller by the Recipient at the same time as the GST exclusive consideration is payable or to be provided; and

•	Notwithstanding any other provision of the Contract, the Recipient is not required to pay any amount unless it has received a valid tax invoice (or valid adjustment note) for that taxable supply.
Notwithstanding the above provisions, the Buyer is only required to gross up a payment under Clause 6.3 if and to the extent that the Buyer is entitled to claim a corresponding Input Tax Credit.

6.4	Reimbursements

If a payment to a party under the Contract is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment must be reduced by the amount of any input tax credit to which that party is entitled for that loss, cost or expense. That party is assumed to be entitled to a full input tax credit unless it proves, before the date on which the payment must be made, that its entitlement is otherwise.

6.5	Adjustment Events

If, at any time, an adjustment event arises in respect of any supply made by a party under the Contract, a corresponding adjustment must be made between the parties. Payments to give effect to the adjustment must be made between the parties and the Seller must issue a valid adjustment note in relation to the adjustment event.

6.6	Survival This clause 6 shall survive on completion or termination of the Contract.

7)	INSPECTION IN PROGRESS

Seller agrees that LGL or its designated agent shall have the right of inspection of all Merchandise furnished hereunder while in any stage of engineering or manufacture upon presentation of twenty-four (24) hours notice and Seller shall carry out any tests as required by LGL to establish if the Merchandise conforms to this Purchase Order. Seller shall make this a condition of any subcontract work and provide all relevant information concerning its Subcontractors to LGL. The Seller and/or Subcontractors shall ensure that LGL or its designated agent has access to drawings and the like to verify the goods being manufactured. LGL or its designated agent shall have the power to reject any Merchandise that does not conform to this Purchase Order, whereupon this rejected Merchandise shall be re-supplied at no additional cost to LGL. Any such inspection or any lack of such inspection shall not relieve Seller of any obligation contained in the Purchase Order Documents.

8)	DRAWINGS, OPERATION MANUALS, MAINTENANCE MANUALS, AND PARTS LISTS

The Seller shall supply all drawings, manuals, etc, (Data) as required by the Purchase Order, by pre-paid courier service at no additional cost. In addition to any other Data required, the Seller shall submit:

Section I – Part B Purchase Order Terms and Conditions	16

LGL EQUIPMENT SUPPLY TENDER
•	Mechanical: Five (5) sets of preliminary drawings for review.

•	Electrical: Two (2) sets of preliminary drawings on paper for review of design.

•	All Drawings: Two (2) sets on paper, one (1) electronic “Certified for Construction” or “As Built”: as applicable, signed and dated.

•	Installation, Operation and Maintenance Manuals (Operator’s Manuals): Two (2) preliminary copies. Manuals are to be in binders and tagged with the Seller’s name, the Purchase Order number, model and equipment numbers.

•	Approved Operator’s Manuals: Four (4) SETS. (If the 2 preliminary manuals are approved without comment by LGL, then only two (2) additional copies are required.)

•	Parts Manuals: Four (4) sets including bearings, seals, and filter conversions for mechanical equipment (Parts Manuals may be combined with the Operator’s Manuals)
LGL will review and return the Data to the Seller with one of the following comments:
i)	“No Exception Taken” – the Seller will proceed with the supply of Merchandise indicated on that submission in accordance with the Purchase Order.

ii)	“Exception as Noted” – the Seller shall make the changes noted and proceed with the supply of Merchandise in accordance with the Purchase Order. The revised data will be resubmitted for LGL further review.

iii)	“Revise as Noted and Resubmit” – the Seller shall revise the data and resubmit for review prior to proceeding with supply of the Merchandise unless written instructions are received to the contrary from LGL.
Drawings must be folded to A4 size.

All documents produced for the MOPU Project will contain the following information:
Purchaser: LGL
Project: MOPU
Location: Lihir Island Papua New Guinea
Equipment Title:
Equipment No.:
P.O. No.:
Date:
Revision No.:
Within five (5) days after receipt of the Purchase Order, the Seller shall submit a drawing schedule that will include drawing numbers, drawing descriptions, revision numbers and submittal dates which will be in accordance with the dates detailed in the Seller’s completed Tender Section IV “Technical Data Schedule”.

9)	SHIPPING The Seller shall prepare the Merchandise for shipping in accordance with Part C of the Purchase Order terms and conditions.

10)	PAYMENTS

In consideration of the payment by LGL to the Seller of the Purchase Order Value, the Seller shall supply the Merchandise and otherwise perform its obligations in accordance with the Purchase Order.

Section I – Part B Purchase Order Terms and Conditions	17

LGL EQUIPMENT SUPPLY TENDER
Subject to the Seller properly performing its obligations under the Purchase Order, LGL shall pay the Seller the Purchase Order Value.

Progress claim payments will be made by LGL in accordance with the milestones and currency detailed in the formal Purchase Order. Payments will be made at the end of the month following receipt of correct invoices. The time for payment of invoices, or for accepting any discounts offered, shall run only from the date correct invoices are furnished to LGL.

Progress claims shall include evidence that a milestone has been reached. Evidence of achieving a milestone date will include: unpriced purchase orders to sub-suppliers together with the sub-supplier’s written acceptance of the order; delivery dockets for goods to be incorporated into the Merchandise; test certificates; and proof of delivery of the component in accordance with the applicable Incoterms 2000 classification.

Progress claim invoices shall be sent to the address detailed for LGL in clause 33. Progress claim invoice payments will be made by electronic funds transfer.

LGL may set off any amounts due and payable by the Seller to LGL against any payments due and payable from LGL to the Seller either under this Purchase Order or otherwise.

11)	CANCELLATION

LGL may, at its option, cancel any Purchase Order for Merchandise (in whole or in part) not then delivered or in transit by written notice which shall be effective immediately. Provided the Seller is not in default, LGL shall pay to Seller the cost incurred by Seller in connection with this Purchase Order prior to the date of such cancellation but excluding unrecovered overheads or profits, provided that the amount payable by LGL in respect of such cost, when added to all previous payments made or becoming payable hereunder shall not exceed the total price stated in the Purchase Order. Upon such payment, title to and property in any Merchandise forming part of or incomplete Merchandise shall pass to LGL. If required by LGL, the Seller will novate any subcontracts to LGL.

12)	TERMINATION FOR DEFAULT

In the event of any breach by Seller of any of the terms of this Purchase Order including Seller’s warranties, LGL may at its option, and without prejudice to any of its other rights, by notice in writing, cancel the Purchase Order in respect of any undelivered Merchandise or non performed Service. In the case of a fundamental breach by the Seller, termination shall be immediate, whereas for other breaches, termination will be effective if the breach is not rectified within 30 calendar days of notice in writing by LGL. The Delivery Completion Date stipulated for delivery of the Merchandise shall be the fundamental term of the Purchase Order.

On issuing notice in writing of a breach (other than fundamental breach), LGL may suspend payments to the Seller until the date on which the Seller remedies the breach.

LGL must immediately lift any suspension of payments if the Seller remedies the breach or overcomes the effects of the breach.

Upon termination in accordance with this clause 12, LGL shall be entitled to, at its election, to receive title to the Merchandise (in its then current state) and make no further payment under this Contract or receive a full refund of all amounts paid under this contract to the date of cancellation.

Section I – Part B Purchase Order Terms and Conditions	18

LGL EQUIPMENT SUPPLY TENDER
13)	WARRANTIES — GUARANTEES

Seller warrants to LGL that the Merchandise shall be of the quality specified or of the best of their respective kinds if no quality is specified, and shall conform to the specifications, drawings, samples, and other descriptions set out in the Purchase Order Documents. Seller guarantees and warrants the Merchandise against any and all defects in workmanship and materials during the defects liability period which shall be the earlier of eighteen months from the Delivery Completion Date of the equipment or twelve (12) months following commissioning the equipment. In the absence of a specified standard, the Merchandise shall be in accordance with PNG Standards, and if no applicable PNG Standard exists, to Australian Standards.

The Seller warrants that the Merchandise will meet or exceed any availability or performance guarantees specified in the Purchase Order. If those guarantees are not met or exceeded (in the opinion of LGL) then the Seller shall pay as a debt due and payable an amount to LGL as compensation for LGL’s genuine pre-estimate of its loss. This amount shall be detailed in the Purchase Order.

During the defects liability period, defective Merchandise shall be replaced or repaired by the Seller free of charge, or alternatively defective Merchandise may be replaced or repaired by LGL at the Seller’s cost (such amounts to be a debt due and payable by the Seller to LGL).

The Merchandise is ordered by LGL in reliance on each and all of the warranties and guarantees specified herein, or implied by law or usage or trade, and unless otherwise expressly stated herein, said warranties and guarantees shall apply. If the Seller is not the manufacturer of some or all of the Merchandise covered by the Purchase Order, Seller shall, in addition to the warranties and guarantees set out in the preceding paragraph, or in the alternative to the said warranties and guarantees, make necessary arrangements whereby the manufacturers involved will extend the same warranties and guarantees to LGL directly.

14)	SELLER’S INDEMNITY Insofar as this clause applies to property, it applies to property other than the equipment or goods.

The Seller indemnifies LGL against:
(i)	loss of or damage to LGL’s property;

(ii)	claims by third parties arising out of or as a consequence of the Seller’s performance of the Purchase Order;

(iii)	claims in respect of personal injury or death or loss or damage to any other property arising out of or as a consequence of the Seller’s performance of the Purchase Order; and

(iv)	the Seller’s breach of this contract,
but the indemnity shall be reduced proportionally to the extent that the act or omission of LGL or its consultants, agents or other contractors (not being employed by the Seller) may have contributed to the injury, death, loss or damage.

The clause shall not apply to the extent that the Seller’s liability is limited by another provision of the Purchase Order.

15)	INSURANCE TO BE ARRANGED BY SELLER

15.1	Insurance of Merchandise: The Seller shall, at its own cost, insure the Merchandise for its replacement value against loss or damage from the date of the Purchase Order until

Section I – Part B Purchase Order Terms and Conditions	19

LGL EQUIPMENT SUPPLY TENDER
the Merchandise is delivered in accordance with the relevant Incoterms 2000 classification.

The policy or policies effected under this subclause shall note the interests of LGL.

15.2	Public and Product Liability: Seller shall, at its own cost, maintain and pay for public and product liability until expiry of the Defects Liability Period with a limit of not less than AUD10,000,000. Seller shall ensure each Sub-Contractor carries equivalent comprehensive public and product liability insurance.

Policies shall note the interests of LGL and cover the parties’ respective liability to each other for loss or damage to property (other than property required to be covered under subclause 15.1 and the death of or injury to any person (other than liability which the law requires to be covered under a workers compensation insurance policy.

15.3	Professional Indemnity: Seller shall, at its own cost, maintain and pay for professional indemnity insurance with a limit of not less than AUD10,000,000 inclusive for any one claim and in the aggregate or such greater amount as may be required by any applicable professional organization or licensing authority. Such insurance shall be continued in place for at least six (6) years following completion of the Works.

15.3	Worker’s Compensation: Seller shall insure its liability, including its legal liability, as required under any applicable Worker’s Compensation statute or regulation to its employees engaged in doing anything for the purpose of executing Seller’s rights or obligations under the Purchase Order. Such Insurance shall be endorsed, where possible, to indemnify LGL and its consultants, affiliates, employees and agents against any liability which they may incur under any applicable Worker’s Compensation statute or regulation thereunder, in relation to the said employees engaged as aforesaid. Seller shall also ensure that each of its Sub-Contractors insures their liability, including their legal liability, as required under any applicable Worker’s Compensation statute or regulation thereunder to their employees engaged in doing anything for the purpose of executing Seller’s rights or obligations under the Purchase Order and such insurance by each Sub-Contractor shall be endorsed, where possible, to indemnify Seller, LGL and their respective consultants, affiliates, employees and agents against any liability which they may incur under any applicable Worker’s Compensation statute or regulation thereunder, in relation to the said employees engaged as aforesaid.

Seller shall pay all assessments due under relevant Worker’s Compensation legislation.

Seller shall provide LGL with satisfactory evidence that Seller is in good standing with applicable Worker’s Compensation authorities from time to time as may be requested by LGL.

16)	GENERAL INSURANCE PROVISIONS

16.1	Insurance shall be effected by Seller before the commencement of the risks to which the insurance relates with insurers approved by LGL whose approval shall not be unreasonably withheld.

16.2	Seller shall show proof of the above cover prior to performing this Purchase Order. Seller shall provide LGL with certificates of insurance of each policy requested by LGL together with evidence of payment of premiums. If Seller fails to provide satisfactory evidence of insurance to LGL, LGL may, but shall not be obligated to, place such insurance as LGL may consider necessary and the cost of such coverage shall be paid by Seller on demand.

Section I – Part B Purchase Order Terms and Conditions	20

LGL EQUIPMENT SUPPLY TENDER
16.3	The effecting and keeping in force of insurance as required herein shall in no way limit the responsibilities, obligations and liabilities of Seller under other provisions of the Purchase Order.

16.4	Seller is responsible for all additional Insurance that it deems necessary and it shall indemnify and hold harmless LGL and its consultants, affiliates, employees and agents against any claims by it or any third party in the event of a loss or damage.

16.5	The policies for the insurance to be provided by Seller shall contain provisions acceptable to LGL which:
•	requires the insurer to inform both parties, whenever the insurer gives a party or a subcontractor a notice in connection with the policy;

•	provides that a notice of claim given to the insurer by either party or a subcontractor shall be accepted by the insurer as a notice of claim given by both parties and the subcontractor; and

•	requires the insurer, whenever the Seller fails to maintain the policy, promptly to give written notice thereof to both parties and prior to cancellation of the policy.
17)	PRICE

The price stated on this Purchase Order is a lump sum fixed price in accordance with the relevant Incoterms 2000 classification and not subject to escalation. The price stated on this Purchase Order includes all risks expressly and impliedly contemplated by the agreement.

18)	SPARE PARTS

The Seller shall be obligated to supply spare parts at the prices detailed in its completed Tender Section IV for purchases made by LGL up to the end of the Warranty period.

The successful Tenderer shall be required to supply all cross reference part numbers on non-original equipment manufacturer or sub-supplier parts

19)	PATENTS, TRADEMARKS AND COPYRIGHTS

Seller warrants to LGL and its successors in title, that the manufacture, sale or use of the Merchandise will not infringe or contribute to the infringement of any intellectual property rights including patents, trademarks, designs or copyrights in Australia or in any other country. Seller indemnifies LGL and its successors in title against any loss or damage (including legal fees and costs) arising from breach of this warranty or prevention or hindrance of use of the Merchandise. The Intellectual Property in the Merchandise and documents shall remain with the Seller, and the Seller provides an irrevocable, royalty-free, perpetual licence to LGL to use the Intellectual Property.

20)	TITLE AND RISK IN THE MERCHANDISE

Risk in the Merchandise shall pass to LGL on delivery to the place specified in the Purchase Order in accordance with the relevant Incoterms 2000 classification but subject to LGL’s right to reject any Merchandise.

Title in the Merchandise passes to LGL upon payment to the Seller of the final milestone payment.

Section I – Part B Purchase Order Terms and Conditions	21

LGL EQUIPMENT SUPPLY TENDER
21)	TRANSPORTATION

Immediately Seller despatches the Merchandise, Seller shall notify LGL of the date and time of dispatch, the number of the Purchase Order, the kind and amount of Merchandise dispatched and the route and method by which the Merchandise will be transported. All Merchandise shall be packed, marked and transported as specified in this Purchase Order, but if not specified, then in a proper and suitable manner and in all cases in accordance with the proper requirements for carrier.

22)	INSPECTION OF MERCHANDISE

Notwithstanding any prior payment, all Merchandise is subject to inspection and testing, which may be carried out after installation or incorporation and under operating conditions. If upon or after any such inspection or test any Merchandise is found to be unsatisfactory, defective, of inferior quality or workmanship or fails to meet the specifications or any other requirements of this Purchase Order, LGL, without prejudice to any other rights or remedies it might have, may return the Merchandise to Seller at Seller’s expense. Upon return of any unsatisfactory or defective Merchandise, Seller shall either resupply new Merchandise as a replacement of the returned Merchandise or reimburse LGL for any amounts paid by LGL on account of the purchase price of returned Merchandise and any other cost, expense, or damage incurred or suffered by LGL in connection with the failure of the Seller to comply with the terms of this Purchase Order, including such costs, expense or damage associated with the delivery, installation or return of the Merchandise.

23)	CONFIDENTIAL INFORMATION

Any Confidential Information provided by the Seller or LGL shall not be disclosed by the other party to any third person without prior written consent of the fist party. The exceptions to his clause are if the information is in the public domain or the information is required to be disclosed by law or the rules of a stock exchange on which the party’s securities are listed.

Unless otherwise provided in this Purchase Order, all plans, drawings and specifications prepared or supplied by or on behalf of LGL and any copies made therefrom shall be and remain the property of LGL, and shall be used by Seller only in performance of this Purchase Order, and shall be returned by Seller on completion of this Purchase Order.

24)	LICENCES

Unless otherwise specified in this Purchase Order, Seller at its cost shall obtain all required licences, permits and authorities required in performance of this Purchase Order and shall comply with all Applicable Law and Standards in relation to the Merchandise.

25)	STANDARD CONDITIONS FOR ON-SITE WORK

If LGL requires the Seller to undertake on-Site work, the Seller will be required to enter into a separate purchase order which will require the Seller to comply with the terms detailed in Section 1 Part C –Technical On-site Personnel Terms.

26)	DELAYS AND LIQUIDATED DAMAGES

The Seller acknowledges that delivery of Merchandise must be made by the dates specified. If the Seller fails to meet the dates stipulated in the Purchase Order, the Seller shall pay to LGL 0.5 Percent (0.5%) of the Purchase Order Value for each day the shipment or performance date is delayed up to a maximum of Five Percent (5.0%) of the Purchase Order Value by way of Liquidated Damages. The Purchase Order shall specify if liquidated damages apply and if so, the applicable percentages. Should the liquidated damages clause be found to be unenforceable, then LGL will be entitled to claim damages on other grounds.

Section I – Part B Purchase Order Terms and Conditions	22

LGL EQUIPMENT SUPPLY TENDER
Notwithstanding the foregoing, the Seller shall not be liable for delays due to causes (not including financial causes) beyond its reasonable control and covered under a Delay Event. If under these circumstances, LGL decides that it will not be unduly prejudiced by any such Delay Event, the Delivery Completion Date or performance shall be extended for the period equal to the time actually lost by reason of such Delay Event at no additional cost to LGL.

The Seller shall immediately notify LGL in writing within ten (10) days if an incident or occurrence arises which may delay the manufacturing, delivery schedule or Delivery Completion Date. Failure to do so will constitute a waiver of any claim the Seller may have had for an extension of time.

LGL will withhold progress payments or apply liquidated damages pending receipt of final certified drawings within the time specified by the Seller in the Completed Tender Section IV “Form of Tender

27)	LIMITATION OF LIABILITY

The total liability of each party arising out of or in connection with the Contract including a claim in tort, under statute, for rectification or frustration or like claim available under the law governing the Contract is limited to the Purchase Order Value.

The limitation shall continue to apply notwithstanding fundamental breach, breach of a fundamental term, rescission, repudiation or termination for any reason or frustration, whether unintentional or by operation of law.

The limitation of liability under this clause 27 shall not apply to:
a)	Liability to pay the value of the Purchase Order as adjusted pursuant to the Purchase Order Terms and Conditions;

b)	Loss arising through fraud, negligence or wilful misconduct by a party;

c)	Liability for infringement of any third party intellectual property rights;

d)	The extent that liability is otherwise limited by another provision of the Contract; and

e)	Liability out of which by law the party liable cannot contract.
28)	PROGRESS REPORTS

Commencing the first Monday after date of issue of the Purchase Order, and continuing thereafter every Monday, until all equipment has been shipped (including short-shipped items, if any), the Seller shall submit a detailed procurement, manufacturing, assembly and testing schedule and progress report.

Should any incident or occurrence arise which may delay the manufacturing or delivery schedule, the Seller shall immediately notify LGL in writing.

29)	SUSPENSION

LGL may direct the Seller to suspend supply or delivery of the whole or part of the equipment or goods for such time as LGL thinks fit, if LGL is of the opinion that it is necessary because of an act, default or omission on the part of LGL or the Seller; for the protection or safety of any person or property; or to comply with a court order.

If the Seller wishes to suspend supply or delivery of the whole or part of the equipment or goods the Seller shall obtain LGL’s prior written approval. LGL may approve the suspension and may impose conditions of approval.

Section I – Part B Purchase Order Terms and Conditions	23

LGL EQUIPMENT SUPPLY TENDER
As soon as LGL becomes aware that the reason for any suspension no longer exists, LGL shall direct the Seller to recommence the suspended supply or delivery as soon as reasonably practicable.

The Seller shall bear the cost of suspension pursuant to this clause unless the suspension was necessary due to an act or omission of LGL or if they were not responsible for the necessity of the protection, safety or court order. If the suspension was caused by LGL, LGL shall only be liable to the Seller for a maximum of $100 per day for each day of the suspension up to a maximum aggregate liability of $1,000.

30)	NON-WAIVER

Failure of LGL to insist upon strict performance of any of the terms and conditions of the Purchase Order, or failure or delay to exercise any rights or remedies provided herein or by law or to properly notify Seller in the event of breach, or the approval, acceptance of, or payment for, any Merchandise hereunder, shall not release the Seller of any of the warranties, guarantees or obligations of this Purchase Order and shall not be deemed a waiver of any right of LGL to insist upon strict performance hereof or of any of its rights or remedies as to any such Merchandise or Service.

31)	NO ASSIGNMENT

Any assignment, mortgage, charge or other encumbrance of this Purchase Order by the Seller, or of any rights hereunder or thereof in any manner, in whole or in part, by operation of law or otherwise, without the prior written consent of LGL, shall be void.

LGL can assign and novate this Purchase Order without the consent of the Seller.

32)	DISPUTES

In case any dispute of difference shall arise between LGL and the Seller, either during the performance of the Purchase Order requirements or after termination, abandonment or breach of the Purchase Order, as to the construction of the Purchase Order or as to any matter or thing whatsoever arising thereunder or in connection therewith, then the aggrieved party shall give to the other, notice in writing setting out in full the detailed particulars of the dispute or difference. Upon receipt or issue of the notice, LGL shall give written notice to the Seller appointing a date, time and venue for a conciliation meeting to be held to discuss in detail the dispute or difference and may appoint such further time as may be necessary for the continuation thereof. The parties shall not be legally represented at the conciliation meeting but shall present in their own manner, with the assistance of witnesses and documentary evidence, the details of their respective cases. If at the conclusion of the conciliation meeting the parties fail to resolve the dispute or difference, either party may give to the other within fourteen (14) days, a notice stating that at the expiration of thirty (30) days, it will proceed to have the dispute or difference referred to a court of competent jurisdiction and at the expiration thereof, but not before, may so proceed.

33)	NOTICES

Any notice or other communication in relation to this Purchase Order including any request, demand, consent or approval, to or by a party to this Purchase Order must be in legible writing and in English and addressed as follows:
•	if to LGL addressed to: The MOPU Project Manager, Level 7, Pacific Place, Cnr of Champion Parade and Musgrave Street, (PO Box 789), Port Moresby, Papua New Guinea; facsimile +617-3318-9203

•	if to the Seller, as set out in the Purchase Order;

Section I – Part B Purchase Order Terms and Conditions	24

LGL EQUIPMENT SUPPLY TENDER
or a substitute address notified by a party to the other party;

The notice must be signed by:
•	where the sender is the Seller, must be signed by an officer of the Seller;

•	where the sender is LGL, it must be signed by the Project Manager;

•	in the case of notice by email, the notice must be accompanied by a digital signature;
The notice will be deemed to be given or made:
•	if posted from an address other than in Australia or Papua New Guinea to an address in Papua New Guinea, 10 Business Days after posting;

•	if posted from an address in Australia or Papua New Guinea, 7 Business Days after posting;

•	if delivered by hand, on delivery;

•	if faxed, on receipt of a transmission report confirming successful transmission unless the addressee telephones the sender within 24 hours after transmission is received or regarded as received and informs the sender it is not legible; and

•	if sent by email is regarded as given and received when sent to the sender unless: the sender receives a report of delivery failure or delivery delay; the sender receives an “Out of Office” reply or similar response; or the addressee informs the sender that the notice is illegible, incomplete or corrupted, within 24 hours of the notice being transmitted, but if delivery or receipt is on a day which is not a Business Day or is after 5.00 P.M. at the place of delivery or receipt, it is taken as given at 9:00 A.M. on the next Business Day; and
•	can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.
In this clause 33 a reference to an addressee includes a reference to an addressee’s agents or employees.

Section I – Part B Purchase Order Terms and Conditions	25

LGL EQUIPMENT SUPPLY TENDER
C)	PREPARING ORDERS FOR SHIPMENT
1.	General
The terms of shipment shall be as identified in the Project specification. All Merchandise shall be prepared and packed to withstand transport from the point of origin to Lihir Island in Papua New Guinea including periods of unprotected storage. The instructions described herein shall be considered as minimum requirements and if additional measures for the protection of the goods are needed according to the experience of the Seller, they shall be provided.

Failure to comply with these instructions may result in delays in unloading and issuance of payment.

Costs incurred by LGL as a consequence of insecure or unsuitable packaging will be backcharged to the Seller.

In addition to the requirements detailed herein, further shipping instructions may be issued to the Seller with the Purchase Order.

The Seller shall not show the declared value on shipping documents.
1.1	Consignments

Unless otherwise agreed to in writing by LGL:
•	Merchandise for fulfilment of a Purchase Order shall be prepared for shipment in one single consignment; and

•	Merchandise for different Purchase Orders shall not be packed together.
Actual contents of packages shall be subject to quantity check against the Seller’s packing documents upon receipt at the project Site. Any discrepancies found at Site shall be rectified by the Seller at no charge to LGL unless proof of correct supply can be substantiated.
1.2	Merchandise Release

No Merchandise shall be packed for shipment until all requirements of the approved Project Inspection and Test Plan have been met and a preliminary copy of the bill of lading and other shipping documentation has been emailed to LGL.

Notwithstanding the above, all Merchandise may also be subject to final inspection by LGL or LGL’s nominated representative immediately prior to packing. Merchandise identified for final inspection shall not be packed without prior written approval from LGL’s nominated representative.

1.3	Packaging Dimensions and Weight

Wherever possible, Sellers shall ensure that items are packaged to comply with normal truck loading dimensions as follows:

Maximum Length	12.5 metres
Maximum Width	2.5 metres
Maximum Height	2.85 metres
Maximum Weight	24 tonnes gross

Section I – Part B Purchase Order Terms and Conditions	26

LGL EQUIPMENT SUPPLY TENDER
If goods exceed any one of these dimensions then the Seller must provide details to LGL’s nominated Shipping Agent not less than eight calendar weeks prior to packing. In the case of oversize and/or awkwardly shaped goods, the Seller shall also submit drawings showing the proposed method of dunnage, supports, centre of gravity, location of lifting lugs, transport orientation, position of any skids and saddles, recommended lifting arrangements, etc.

1.4	Grouping of Merchandise

Merchandise shall be grouped to facilitate easy identification and separation of materials / items as per the following:
•	Construction priority items (cast-in items, priority steelwork, etc) shall be packed separately from other materials on the Purchase Order and clearly labelled: “PRIORITY ITEMS”.

•	Commissioning and start up spares shall be packed separately to all other Merchandise on the Purchase Order and clearly labelled: “COMMISSIONING AND START-UP SPARES”.

•	As much as practical, palletised or containerised equipment shall be packed so that equipment with similar equipment numbers are grouped together.

•	Dangerous Goods may be packaged together as long as they are compatible.
1.5	Hazardous Materials

The Seller shall give a minimum of three calendar weeks prior warning to LGL’s nominated Shipping Agent if any consignment includes goods that fall into the category of HAZARDOUS as defined in the “Australian Dangerous Goods Code”, or goods that have inherent transport risks: eg subject to mechanical derangement, subject to magnetic interference, etc. Prior to shipment, the Seller must advise LGL of any Dangerous Goods and fax a copy of all required paperwork for the shipment of Dangerous Goods.

The Seller shall provide suitable containers and/or packaging for the transport of hazardous goods, and all containers / packaging shall be suitable for transport via any of road, rail, sea or air. All containers and packaging, and markings on the outside of the containers and packaging, shall be in accordance with the “Australian Dangerous Goods Code”.

All Dangerous Goods must be packaged separately from other merchandise. All packages must be labelled with the proper hazard label, per procedures identified by the “Australian Code for the Transport of Dangerous Goods by Road and Rail” Edition in effect at time of shipment. Purchase Orders intended for shipment by air freight must also be packaged in accordance with “IATA Dangerous Goods Regulation” Edition in effect at time of shipment by Passenger or Cargo aircraft.

It is the responsibility of the Seller to complete a Hazardous Goods declaration and supply a Material safety Data Sheet (MSDS) and Emergency Procedure Guide (EPG).

Any dangerous goods shall also be declared on the Shippers Letter of Instruction (SLI), and the SLI shall be accompanied with a properly completed Australian Maritime Safety Authority (AMSA) Multimodal Dangerous Goods Form (MO41). This is a requirement of the Federal Department of Transportation and if documentation is not adequately completed it may result in the goods being unable to be transported and associated costs being backcharged to the Seller.

Section I – Part B Purchase Order Terms and Conditions	27

LGL EQUIPMENT SUPPLY TENDER
1.6	Fumigation Certificates

Where required, a certificate of fumigation is to be supplied in accordance with Australian and Papua New Guinea Quarantine Inspection Services requirements relative to the country of supply.
2.	Packaging Documentation
2.1	Shippers Letter of Instruction

A Shippers Letter of Instruction (SLI) or carrier consignment note shall be fully and comprehensively completed in the format required by LGL’s nominated Shipping Agent, and forwarded to the Shipping Agent by email prior to delivery pickup. The receiver of the goods identified on the SLI or consignment note shall be Lihir Gold Limited (PNG).

Where a consignment contains hazardous goods, they shall be declared on the SLI or consignment note as required by Section 1.4.
2.2	Packing Lists

All shipments must be accompanied by a packing slip, which must show type of package, gross weight and dimensions of each package. The packing slip must also describe the Merchandise, the quantities shipped, whether or not there is a short shipment, LGL’s Purchase Order number, the equipment number and the date shipped.

The original invoice / packing list shall be placed inside the package, and a copy of the same documentation shall be placed inside a sealed waterproof document envelope securely fixed to the outside of the packaging. Wherever possible, values shall be identified against each line item on the invoice / packing list.

Where goods are classified as hazardous, a copy of the relevant MSDS and EPG shall be included with each copy of the packing documentation.

When shipment is effected in wooden boxes, the packing slip shall be placed in a suitable waterproof plastic envelope attached to the outside of the box by means of heavy duty adhesive tape or other transit durable method of fastening.

When the Merchandise is shipped loose or on skids, the packing slip, again protected by a suitable waterproof plastic envelope, shall be fixed at a location not likely to be subject to the packing slip being torn off in transit.

In the case of multiple items covered by one packing slip, the case or piece to which the packing slip is attached shall be clearly identified and all others must have affixed a label indicating the case or piece number that has the packing slip. Items on the packing slip must correspond in sequence to the items on the Purchase Order.
2.3	Bills of Lading (B.O.L.)

The applicable Purchase Order number must appear on all B.O.L.
3.	Packaging Standards
3.1	General

Packaging and packing shall be of such design that damage will not occur to the packed goods during transport and handling from any effects of tilting, swinging, vibrating, lifting, or stacking compression.

Section I – Part B Purchase Order Terms and Conditions	28

LGL EQUIPMENT SUPPLY TENDER
Where necessary, the packed goods shall be secured within the packaging in such a way that they can withstand these loads without any damage. Such securing can be effected by fixing to skids or a base frame, cushioning between the goods and packaging wall, etc. Nylok nuts shall be used on all securing bolts.

The types and extent of packing shall be compatible with the weight and characteristics of the goods being packed. The use of cardboard cartons as outside protection is not acceptable except where these are further contained in waterproof packing.

Electrical components or goods likely to suffer deterioration by moisture penetration or entrapped water vapour shall be packed in completely weather- and dust-proofed packaging and further protected by the provision of an absorbent desiccant (i.e. Silica Gel) within the weatherproof barrier. The desiccant shall be contained in new, dry, vapour-permeable bags, which shall clearly identify the nature and purpose of the contents.

Rotors, electric motors, and rotating elements fitted with anti-friction bearings shall be protected from internal damage by clearly visible external clamps that prevent movement during transport and handling.

Other items of equipment or instrumentation that are free to move, vibrate or chafe during shipping shall be adequately secured or blocked. Clearly visible warning notices shall be provided to ensure on-site removal of securing devices and blocking prior to operation.

If accessories are removed from any item of equipment or equipment is split into components, then suitable blank shipping plates must be installed.

Prepared metal surfaces likely to rust or corrode shall be treated with a suitable preservative (Shell Ensis SDC or equivalent) or otherwise protected by suitable packaging. Care should be taken to ensure working surfaces are not impaired by the application of any preservative.

All exposed flanges and machined faces shall be protected by plyboard covers with a minimum thickness of 8 mm and a minimum over-cover of 30 mm. Plugs or cover plates shall be provided on all inlets and outlets, and wherever else necessary to prevent ingress of dirt.

Protective finishes to steelwork, piping, and equipment shall be protected from rubbing and wearing during transport and handling by provision of suitable blocking and/or padding (eg carpet).

Biodegradable packaging and packing shall be utilised wherever possible to facilitate disposal of waste materials within the limited waste disposal facilities available on Lihir Island.

3.2	Cardboard Cartons

Cardboard cartons shall be of good quality to withstand transport and handling, with a net content of manageable weight for lifting by hand. All cartons shall be securely taped crossways, top and bottom.

Fragile or sensitive items that cannot be manageably packed or adequately protected in cardboard cartons must be packed in appropriate wooden crates or cases.

3.3	Wooden Crates and Boxes

Wooden crates and boxes shall be good quality pine timber with hardwood bases and steel strengthening bands. Bearing timbers at the base of crates shall be spaced no more than 700mm apart.

Gross Weight	Timber Dimensions / Nominal Steel Strapping Requirements

To 200kg	Minimum 25mm thickness timber throughout, 2 x 25mm steel straps

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200-400kg	Minimum 25mm thickness timber throughout, at least 2 x 25mm steel straps (or more if commensurate with weight) to body of crate

400-600kg	100x50mm framing, minimum 25mm thickness timber elsewhere, at least 2 x 25mm steel straps (or more if commensurate with weight) to body of crate, 2 x 25mm steel straps to corners.
For gross weights greater than 600kg, crates shall be extreme duty wooden pallet crates commensurate with the weight of the contents and the safe handling and protection of the cargo.

3.4	Wooden Cases

Closed wooden cases (as opposed to open crates) shall be used for sea freight of all sensitive equipment. They shall be of strong, solid, close jointed, export quality and designed in accordance with AS2400.7-1990.

Cases shall be constructed from good quality pine timber with hardwood bases. Sheathing boards shall be of a minimum thickness of l9mm. Plywood material must be glued marine grade plywood. All joints and top screw/nail holes shall be sealed with Silicon Sealant

Skid-type bases shall have runners with a minimum cross sectional dimension not less than the following:

Minimum Size of
Mass of Shipment	Timber
(kg)	(mm x mm)
Up to 1,000	50 x 100
1,000-3,000	100 x 100
3,000-7,500	100 x 125
7,500-12,500	125 x 125
>12,500	As required
The contents of each case shall be completely weather and dust-proofed by the use of non-permeable film, of suitable strength such as “Polythene” sheet, tar paper or approved equivalent, to form a sealed moisture barrier.

3.5	Steel Drums

Steel drums shall be of export quality and shall be non-returnable.

3.6	Bundling of Loose Items

Items such as steel pipe, steel sections, and timber shall be segregated by length and size and bundled in packs not exceeding 2,000 kg in weight. Each pack shall be of one product type and shall be strapped with 25mm wide heavy-duty steel strapping spaced at a maximum of 1500mm intervals. A minimum of three lengths of timber with a minimum cross section of 100mm x 50mm shall be incorporated with the bundle to form an integral base and facilitate handling by forklift.

3.7	Internal Packing

All internal packing must be biodegradable (i.e. cardboard or paper rather than polystyrene or bubble wrap) to facilitate disposal on Lihir Island. Any non-biodegradable packing may be returned to the Seller, with all associated freight costs back-charged against the Seller’s account.

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4.	Marking and Tagging of Merchandise
4.1	General

All cases and fabricated pieces shall have the following marking stencilled on with black paint using letters no smaller than five (5) cm high (in case of small electric motors, reducers or pumps shipped open on skids, this last requirement may be relaxed):
LIHIR GOLD LTD
MILLION OUNCE PLANT UPGRADE PROJECT
LIHIR ISLAND,
PAPUA NEW GUINEA
PURCHASE ORDER No. : ____________
PACKAGE No. : ____ OF____
GROSS WEIGHT: ______________kg
DIMENSIONS: ______L _____W _____H (cms)
When more than one package is being shipped under the same Purchase Order number, each package shall be separately numbered and show the total number being consigned, e.g. PACKAGE 1 of 5, PACKAGE 2 of 5, etc.

Shipping marks shall be written in capital letters with letter height of not less than 20 mm and shall be applied using either paint or indelible ink. Wherever possible, marks shall be displayed at three different points of each shipping package.

All uncrated items shall be tagged as per the above shipping marks. Tagging shall be done by means of an aluminium label (minimum size 7.5 cm x 5 cm) punched with information and attached with corrosion resistant wire. Plastic waterproof laminated tagging attached with corrosion resistant wire or locked plastic bands will be accepted as an alternative. Note: The use of a “tag” may not be practical for all items, in which case an alternate method of identification is by stencilling or painting (fabricated items) and if this is not practical or good practice (shafts, pulleys, machined parts, etc) then the identification shall be by label with sunlight resistant indelible waterproof black ink letters. The label shall be affixed with heavy-duty adhesive tape.

When Merchandise is being shipped disassembled, all parts must be tagged with EQUIPMENT NUMBER ___. In addition, each part must be numbered, i.e. Item No. ___ of ___(total number of parts for that assembly). Each part must be identified with the ITEM NUMBER, which is detailed on the Seller’s Certified Drawing.
5.	Packing & Shipping
5.1	All Suppliers The

Seller must:
•	Place the Merchandise at the disposal of LGL at the time as provided in the Purchase Order, at the point of delivery named or which is usual for the delivery of such merchandise and for their loading on the conveyance to be provided by LGL.

•	Provide suitable packaging of the Merchandise so that all items will arrive at the destination in an undamaged condition. And without restricting the generality of the foregoing, the Seller shall pay particular attention to Merchandise susceptible to damage from moisture when stored for a period of time in a tropical climate. All crates must be skid mounted, and all Merchandise weighing more than five (5) tonnes must have lifting points and the centre of gravity

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clearly marked.

•	Give LGL reasonable notice as to when the Merchandise will be at its disposal.

•	Markings specified on the Purchase Order shall be stencilled with waterproof ink on at least two sides of the package. The case number shall identify the individual package and also indicate total number of packages in the shipment such as package 1 of 7, or 3 of 5, etc.

•	No advertising or mark that indicates contents may appear on the package.
5.2	Overseas Suppliers Only

In addition to the above, the Seller must:
•	Provide suitable packaging for Ocean Freight so that all items will arrive at the destination in an undamaged condition.

•	Render LGL every assistance in obtaining any documents which are issued in the country of delivery and/or origin which LGL may require for the purpose of exportation and/or importation.
6.	Spare Parts

All spare parts, in addition to the requirements for marking and tagging, shall be packed separately and clearly identified as spares.

Spare parts shall be packed in separate boxes/crates or containers and clearly marked with an additional 75 mm white strip painted around the entire circumference of all boxes/crates or containers. Spare parts must not be packed with the original equipment. Failure to comply will result in delays in clearing the shipment ultimately affecting prompt payment of invoice.

7.	Palletising of Goods

Pallets shall be of export quality and non-returnable. Pallet dimensions shall be no greater than 1150mm x 1150mm in plan area, and they shall be of suitable construction to withstand 2000kg horizontal breaking force.

Cardboard cartons packed on pallets must be shrink-wrapped with a 6mm thick sheet of plywood placed on top of the cartons prior to shrink-wrapping.

Tins and plastic pails packed on pallets shall have a 6mm thick sheet of plywood placed between each layer, a 6mm thick top sheet of plywood, and be shrink-wrapped. Palletised packing shall be limited to the following:
For 4 litre tins or pails: no more than 5 layers.
For 10 litre tins or pails: no more than 3 layers.
For 20 litre tins or pails: no more than 3 layers.
For tins or pails of greater than 20 litres capacity: single layer only.
Steel drums packed on pallets are to be strapped together with steel strapping.

8.	Special Requirements For Air freight

Goods identified on the Purchase Order as requiring air freight shall be packed in heavy-duty export quality ‘triwall’ cardboard cartons with a gross weight that must not exceed 30kg. Wherever possible, the cartons should not be larger than 300mm x 300mm x 300mm, and under no circumstances shall they be larger than 750mm x 750mm x 750mm. If either the weight or size exceeds the above limits, the Seller shall contact LGL for instructions.

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In addition to the markings identified in Section 4, the words “AIRFREIGHT ORDER” must be clearly marked in bold print next to the order number.

Airfreight consignments shall meet all other requirements for shipment, packaging and documentation identified elsewhere in this specification.

9.	Sub-Sellers

Sub-Sellers are required to conform to all requirements and the Purchase Order Number assigned by LGL is the number to be used by sub-suppliers where reference is made to a Purchase Order.

10.	Additional Information

Any assistance or additional information required concerning marking and tagging of equipment may be requested by e-mail: mopu@lglgold.com.

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     LGL EQUIPMENT SUPPLY TENDER
LGL
Million Ounce Plant Upgrade (MOPU)
EQUIPMENT SUPPLY TENDER
Section I Part C
Technical On-site Personnel Terms (Separate Purchase Order)
INDEX

1. Service Order Terms and Conditions	35
2. Site	35
3. Employee Replacement	35
4. Transport	35
5. Accommodation and Messing	35
6. On-Site Facilities	35
7. First Aid	35
8. Reimbursable Sum	36
9. Per Diem Rate (Working Time)	36
10. Daywork Sheets	36
11. Field Breaks	36
12. Back Charges	37

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1.	Service Order Terms and Conditions
1.1	The Seller shall provide technical on-Site personnel (erection supervision, specialists, or start-up personnel including any Sub-Contractors) in accordance with LGL’s Service Order terms and conditions (which are appended hereto) to assist with the installation, inspection, testing, and commissioning of the Merchandise purchased from the Seller under a Merchandise Supply Purchase Order. The following terms and conditions are in addition to those set out in LGL’s Service Order terms and conditions.
2.	Site
2.1	The Site is defined as Lihir Gold Limited’s operation on Lihir Island, New Ireland Province, Papua New Guinea.
3.	Employee Replacement
3.1	Seller must replace at its own expense unsuitable technical on-Site personnel upon reasonable and duly substantiated written request of LGL, including those dismissed from the Site for cause or who terminate before the completion of the assignment without the prior approval of the Seller and LGL.
4.	Transport
4.1	Seller’s technical on-Site personnel must obtain approval from the designated LGL representative, prior to travelling to Site. A travel request form and travel itinerary is required for such approval.

4.2	Seller is responsible for all transportation of technical on-Site personnel to and from their home base to Cairns, Australia. LGL will arrange transportation from Cairns to the Site.

4.3	If Seller’s technical on-Site personnel arrive at the Site during working hours, they are expected to work that day.
5.	Accommodation and Messing
5.1	LGL will supply accommodation and meals free of charge for Seller’s technical on-Site personnel while they are on Site.
6.	On-Site Facilities
6.1	LGL will provide necessary Site facilities including temporary offices, site ablutions, and limited telephone access.

6.2	Seller must provide, at its cost, any necessary tools or special equipment required by the technical on-Site personnel.
7.	First Aid
7.1	A First Aid Centre is located on the Site and will be made available to Seller’s technical on-Site personnel who, while engaged in the execution of the Works, become ill or sustain injury.

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7.2	Should a medical situation require an evacuation from Site, LGL will make the appropriate arrangements for the evacuation on behalf of Seller to Cairns, Australia. The costs of any such evacuation will be the responsibility of Seller.
8.	Reimbursable Sum
8.1	LGL will pay the Seller the Reimbursable Sum detailed in the Purchase Order at the beginning and at the end of the Seller’s on-Site technical personnel assignment at the Site. The Reimbursable Sum includes:
•	Economy class air fare from the point of origin to Cairns, Australia or return, depending whether it is for mobilisation or demobilisation, for each technical on-Site personnel;

•	Salary or wages while travelling to Cairns up to a maximum of 10 hours per day;

•	Salary or wages for the day of travel from Cairns to Lihir Island or return, PNG to a maximum of 10 hours per day

•	One nights overnight accommodation in Cairns, together with associated meals

•	Any incidental expenses for medical tests and police clearances incurred to allow LGL to obtain a PNG visa for the technical on-Site personnel
9.	Per Diem Rate (Working Time)
9.1	The quoted Per Diem Rate of hire shall only be applicable to days actually worked on the Site (and pro-rata hours where the technical on-Site personnel are not available for work).

9.2	The daily rate is inclusive of 10 hours per day, 7 days per week including Saturdays, Sundays and Public Holidays. Hours worked in excess of 10 hours per day shall be prorated at the Per Diem Rate. Sick time hours will be the responsibility of Seller.

9.3	The day of arrival and departure are deemed included in the Reimbursable Sum, per above.
10.	Daywork Sheets
10.1	LGL will pay the daily rate for the Seller’s technical on-Site personnel at the daily rates detailed in the Purchase Order for days actually worked at site, or on a pro-rata basis if the on-Site personnel are not available for work for part or all of a day or work more than 10 hours per day at LGL’s request.

10.2	It is the responsibility of Seller’s technical on-Site personnel to obtain an LGL Daywork sheet on arrival at the Site.

10.3	Daywork sheets must be completed by the Seller’s technical on-Site personnel daily for days (or hours) worked in accordance with clause 10.1 and be signed by the designated LGL representative. The original signed Daywork sheets must accompany the Seller’s invoice to enable LGL to make payment.
11.	Field Breaks
11.1	Seller will be expected to rotate technical on-Site personnel on a work roster, if required. The standard LGL roster is 28 days on Site, followed by 14 days field break. No guarantee for duration on Site of technical on-Site personnel is given. Pro-rata entitlements do not apply and work assignments of less than 28 days are not subject to field break provision.

11.2	Field break flights will be provided by LGL in economy/excursion class. No payment will be

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made for travelling time for field breaks.

11.3	If Seller’s technical on-Site personnel who are entitled to field breaks, elect to take their field break in a location other than the point of origin, LGL will reimburse, upon presentation and approval of an expense report supported by original receipts for travel and hotel accommodation, up to the value of an economy/excursion airfare to and from their place of origin.
12.	Back Charges
12.1	Seller must give its technical on-Site personnel the authority to accept backcharges for remedial works carried out to the Merchandise supplied under a separate Merchandise Supply Purchase Order.

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     Appendix A Service Order Terms and Conditions
1. General
1.1. The Contractor shall supply the Services starting on the Commencement Date in accordance with these general conditions and any written or verbal directions given by the Principal from time to time.
1.2. By supplying Services to the Principal in response to a Purchase Order, the Contractor agrees to be bound by these general conditions.
1.3. The Principal shall pay the Contractor the Purchase Order Price for Services delivered by the Contractor in accordance with these general conditions.
2. Contractor’s Obligations
2.1. The Contractor must perform the Services:
(a) using a high degree of skill, care and diligence and in a good workmanlike manner in conformity with industry standards and practices current from time to time;
(b) in accordance with the Principal’s requirements and schedule for completing the Services provided by the Principal;
(c) in compliance with plant operating schedules in order that the Contractor must at all times seek to minimise disruption to the Principal’s operations;
(d) in accordance with all acts, laws, regulations, rules, orders, by-laws, orders, licences, codes, permits and other statutory instruments that apply to the performance of the Services at the Location and with the requirements, instructions or directions of any authorised person exercising a right pursuant to the mining legislation, conditions of the mining tenements or permits applicable at the Location;
(e) in accordance with all relevant guidelines or policies of the Principal as notified from time to time, including those on workplace health and safety, camp rules, environment and community relations, training and localisation and security (copies of which are available upon request;
(f) using suitably qualified, experienced, appropriately licensed and authorised personnel;
(g) in accordance with the Specification; and
(h) by the Due Date.
2.2. If the Principal (or someone authorised on behalf of the Principal) reasonably requests, the Contractor must demonstrate compliance with clause 2.1. This includes providing evidence of measures taken to achieve compliance.
2.3. The Contractor must supply such Documents as are reasonably required by the Principal. The Principal’s review, approval of, or comment on, any part of the Services, including any Documents, does not affect the Contractor’s obligations or absolve the Contractor from its sole responsibility for performance of the Services in accordance with this agreement.
2.4. The Contractor shall be deemed to have examined all information relevant to the risks, contingencies and relevant physical conditions in relation to the Services. The Principal accepts no responsibility for latent conditions.
3. Equipment
3.1. Unless previously agreed in writing with the Principal, the Contractor must supply all equipment necessary to perform the Services. Any vehicles or machinery supplied by the Contractor must be properly registered with the appropriate government authority, roadworthy and regularly inspected for mechanical safety.
3.2. Where the Services involve the supply and installation of equipment, any such equipment becomes the property of the Principal upon the earlier of incorporation into any of the Principal’s existing plant or equipment or payment of the Contractor’s invoice that itemises the equipment in question.
4. Representatives
4.1. Each party shall appoint a representative and may replace the representative by giving written notice to the other party. The parties acknowledge that the representative of each party is authorised to act on that party’s behalf.
5. Defects
5.1. The Contractor shall re-perform at its cost any part of the Services (or re-supply any equipment) that is not in accordance with the requirements of these general conditions or the Specification if directed to do so by the Principal within a period of 6 months following completion of the Services.
6. Variations
6.1. The Principal may at any time, issue a direction to the Contractor which:
(a) increases, decreases or deletes any part of the Services;
(b) changes the character, quality or quantity of any part of the Services; or
(c) requires the Contractor to supply additional Services.
6.2. If the Principal issues a direction under 6.1, the Contractor must carry out the Services as varied by such direction.
6.3. If the Contractor becomes aware that a service is required which is additional to the Services, or that there is a need to vary the Services, the Contractor must immediately notify the Principal in writing giving details of the nature and extent of the variation.
6.4. The Principal and the Contractor must agree in writing the scope and extent of the variation to the Services plus any adjustment to the Purchase Order Price before the Contractor carries out the varied Services.
6.5. If the parties are unable to agree the adjustment to the Purchase Order Price, a variation directed or approved by the Principal must be valued by the Principal’s Representative:
(a) in accordance with the rates in the Service Order Instructions Page to the extent the Principal’s Representative determines it is reasonable to use them; or
(b) if clause 6.5.1 does not apply, using reasonable rates or prices.

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7. Payments
7.1. The Contractor shall render invoices to the Principal’s Representative at regular monthly intervals for work completed from the date of the preceding payment claim (except in respect of the first payment claim which is to be for work completed from the commencement of the Services) and in the manner and format specified by the Principal’s Representative.
7.2. The Principal shall pay:
(a) the Purchase Order Price; and
(b) the Reimbursable Items.
7.3. The Purchase Order Price will be inclusive of all costs associated with the supply of the Services including Taxes (but excluding GST), sick leave, annual leave, superannuation, long service leave, consumables, fuel, tools and all other operating expenses.
7.4. The Principal may deduct from payments to be made to the Contractor any debt or other moneys due from the Contractor to the Principal, or the amount of any claim which the Principal may make against the Contractor.
7.5. The Principal may reject all or any portion of an invoice (provided it acts reasonably) and the Contractor may refer that dispute for resolution under clause 15. While the dispute is being resolved, the Principal is not obliged to pay the disputed amount and the Contractor is not entitled to suspend performance of its obligations under this agreement.
7.6. Subject to clauses 7.4, 7.5 and the receipt of a correct tax invoice (including but not limited to showing quantities of Services provided, acceptance of those services by the Principal, correctly calculated prices and accurate payee details), by the end of the month following the month of receipt of an invoice, the Principal shall pay the Contractor, provided that the sum of all invoices is not to exceed the Purchase Order Price. Payment will be made in the currency shown on the Purchase Order.
7.7. Unless the Purchase Order specifically provides otherwise, the Purchase Order Price shall be fixed and not subject to any adjustment for fluctuations in exchange rates or variations in costs (direct or indirect) of labour, materials, equipment or freight.
7.8. Subject to clause 7.9, where the Contractor informs the Principal that payments to be made by the Principal to the Contractor under these general conditions are not liable to taxation in Papua New Guinea and requests that no foreign contractors withholding tax be deducted from payments under this agreement, if the Principal complies with that request, Contractor indemnifies and keeps indemnified the Principal for any costs and any liability to the PNG taxation authorities.
7.9. The Principal is not obliged to comply with a request by the Contractor not to deduct any withholding amounts unless it has been provided with sufficient evidence (in its absolute discretion) that such withholdings are not in fact required based on written evidence from the PNG government.
8. Regular meetings
8.1. Each week, or as otherwise directed by the Principal’s Representative, the Principal’s Representative and Contractor’s Representative will meet (at a location, time and date to be advised by the Principal’s Representative) to review the progress of the Services.
9. Training and Localisation
9.1. The Principal is committed to a policy which maximises the employment of qualified Papua New Guinea citizens and promotes the transfer of skills through training.
9.2. The Contractor shall comply with the Principal’s training and localisation policy by using local Lihirian labour whenever possible and economically justified.
9.3. The Principal reserves the right to audit and monitor the Contractor at any time for compliance with this clause 9.
10. Intellectual Property
10.1. The Contractor hereby assigns the Intellectual Property Rights conceived or produced by the Contractor during performance of or in relation to the Services to the Principal.
11. Insurance
11.1. The Contractor must maintain the following insurance coverage:
(a) Public Liability Insurance covering all legal liability to pay damages or compensation arising out of any injury to or death of any person or any loss of or damage to any property (including, but not limited to, property of the Principal) for an amount of not less than $10,000,000 in respect of any one occurrence and in the aggregate;
(b) Workers’ Compensation Insurance which shall comply with the laws for the time being in force in Papua New Guinea and any other place outside Papua New Guinea where the Contractor forms contracts with its employees, contractors and agents engaged in the provision of the Services. Such insurance shall indemnify and keep indemnified the Principal as principal in respect of any claim made under any relevant workers or accident compensation legislation or at common law in Papua New Guinea and will include where non Papua New Guinea domiciled employees, contractors and agents are engaged in the provision of the Services in Papua New Guinea an additional WETHA Policy Extension;
(c) Insurance which is compulsory under the laws for the time being in force in Papua New Guinea governing the use of motor vehicles; and
(d) Third Party Property Damage insurance covering all mechanicallypropelled vehicles used in connection with the Services with a limit of liability for damage to third parties of not less than $5,000,000 in respect of any one accident or series of accidents arising out of one event;
11.2. Insurances must be with a reputable insurer and be acceptable to the Principal (acting reasonably).
11.3. The interests of the Principal must be noted on all policies, where practicable.
11.4. Prior to the commencement of the Services, and at each anniversary of the commencement, the Contractor must provide to the Principal certificates of currency for the insurances listed in clause 11.1.
11.5. All insurances must be maintained in full force and effect for the duration of the provision of the Services and for a 6 month period following completion of the Services.
11.6. The effecting of insurance as required under this clause shall not in any way limit the obligations or responsibilities of the Contractor.

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12. Indemnity
12.1. The Contractor shall indemnify the Principal against any loss or damage and against all claims, demands, proceedings, costs, charges and expenses whatsoever, arising out of:
(a) any claim made by a third party against the Principal or Contractor; and
(b) loss of or damage to any property (including property of the principal) or injury to or death of any person, arising out of or in connection with the Services, except to the extent that such loss or damage was caused or contributed to by the acts or omissions of the Principal.
13. Taxation
13.1. Liability For Tax
13.1.1. The Contractor shall reimburse the Principal for the amount of the Principal’s liability for any Tax (excluding Income Tax) levied in respect of any supply made by the Contractor under these general conditions.
13.1.2. Any consideration to be paid or provided for a supply made under or in connection with these general conditions is expressed inclusive of all Tax, other than value added tax/goods and services tax referred to in clause 13.2 (hereafter referred to as “GST”).
13.1.3. Should the Principal be required to withhold any amounts on account of any Tax (excluding Income Tax), the corresponding withheld amount will be taken as a reduction in the consideration to be paid or provided.
13.2. Value Added Tax/Goods and Services Tax
13.2.1. Words or expressions used in this clause which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (“GST Law”) or the Goods and Services Tax Act 2003 (PNG) (“PNG GST Act”) and related imposition Acts have the same meaning in this clause, as applicable.
13.2.2. “Adjustment Note” means an adjustment note as that term is defined in the GST Law or a credit or debit note as those terms are defined in the PNG GST Act, as applicable;
13.2.3. “Input Tax Credit” means an input tax credit as that term is defined in the GST Law or a credit for input tax as that term is defined in the PNG GST Act, as applicable and a reference to an Input Tax Credit entitlement of a Party includes, as applicable:
(a) an input tax credit for an acquisition made by that Party but to which another member of the same GST Group is entitled; or
(b) a credit for input tax for a supply which is made to that Party but which is deemed by the PNG GST Act to be made to the representative member of a group of companies.
13.2.4. Any consideration to be paid or provided for a supply made under or in connection with these general conditions, unless specifically described as “GST inclusive”, does not include an amount on account of GST (“GST exclusive consideration”).
13.2.5. Any consideration to be paid or provided for a supply made under or in connection with the Agreement will be made on the basis that the supply is Zero-Rated, unless the PNG GST Act requires that the supply be made on a basis taxable at some other rate in which case unless specifically described in the Agreement as “GST inclusive”, does not include an amount on account of GST.
13.2.6. Despite any other provision, if a party (“Supplier”) makes a supply under or in connection with these general conditions on which GST is imposed at any other rate than zero percent (not being a supply the consideration for which is specifically described as “GST inclusive”):
(a) The consideration payable or to be provided for that supply is increased by, and the recipient of the supply (“Recipient”) must also pay to the Supplier, an amount equal to the GST payable by the Supplier on that supply;
(b) The amount by which the GST exclusive consideration is increased must be paid to the Supplier by the Recipient at the same time as the GST exclusive consideration is payable or to be provided; and
(c) Notwithstanding any other provision, the Recipient is not required to pay any amount unless it has received a valid tax invoice (or valid adjustment note) for that taxable supply.
13.2.7. Notwithstanding the above provisions, the Principal is only required to gross up a payment if and to the extent that the Principal is entitled to claim a corresponding credit, refund or rebate in respect of the grossed up amount.
13.2.8. No GST under the PNG GST Act on GST taxed inputs is claimable against the Principal on any Reimbursable Items or otherwise pursuant to any provision of this agreement.
13.3. If a payment to a party under these general conditions is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment must be reduced by the amount of any input tax credit to which that party is entitled for that loss, cost or expense. That party is assumed to be entitled to a full input tax credit unless it proves, before the date on which the payment must be made, that its entitlement is otherwise.
13.4. If, at any time, an adjustment event arises in respect of any supply made by a party under these general conditions, a corresponding adjustment must be made between the parties. Payments to give effect to the adjustment must be made between the parties and the Supplier must issue a valid adjustment note in relation to the adjustment event.
13.5. This clause does not merge on completion or termination.
14. Termination
14.1. If the Contractor fails to provide any part of the Services in accordance with the requirements of this agreement or in the opinion of the Principal, the Services are of an unsatisfactory quality, then in addition to any other rights and remedies which may be available to the Principal under these general conditions, the Principal may, in its discretion by notice in writing, direct the Contractor to remedy the deficiency and defect. In default of compliance with any notice given, the Principal may remedy the deficiency or defect and recover from the Contractor all costs, loss and damages incurred as a result of the Contractor’s non compliance.
14.2. If at any time:
(a) the Contractor fails to carry out the Services with due diligence and in a competent manner to the reasonable satisfaction of the Principal; or
(b) the Contractor otherwise breaches a term of this agreement; or

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(c) the Contractor refuses or fails to carry out any instruction or direction lawfully given by the Principal; or
(d) the standard of the Contractor’s equipment or materials, or activities of any personnel are considered by the Principal to be detrimental to the performance of the Services, or hazardous to the Contractor’s or Principal’s employees or reputation; or then the Principal may give the Contractor notice in writing specifying the default and (where the default is capable of being remedied) requiring the Contractor to remedy the same at the Contractor’s expense within a reasonable period of time, being no less than 5 Business Days and no more than 20 Business Days (“a Default Notice”).
14.3. If, following the expiration of the time period to remedy stated in a Default Notice, the Contractor fails to remedy the default, then the Principal (without prejudice to any other rights that it may have under these general conditions or otherwise) may exercise all or any of the following powers:
(a) suspend payment until the default has been remedied;
(b) remedy the deficiency or defect and recover from the Contractor all costs, loss and damages incurred as a result of the Contractor’s non compliance; or
(c) terminate this agreement.
14.4. The provision of the Services may be terminated with immediate effect by written notice if, the Contractor suffers an Insolvency Event or in the opinion of the Principal:
(a) the Contractor fails to comply with any safety obligation which is of a significant nature to justify termination;
(b) the Contractor causes or contributes to serious environmental harm;
(c) the Contractor has failed to comply with any legislative obligation that is fundamental to the performance of the Services; or
(d) the Contractor commits a serious or persistent breach of any of the terms of these general conditions which is incapable of being remedied to the reasonable satisfaction of the Principal.
14.5. Termination for Convenience
14.5.1. The provision of the Services may be terminated upon the Principal giving 21 days written notice to the Contractor that it no longer requires the Contractor’s services.
14.5.2. Upon providing this notice, the Contractor shall be entitled to payment for all Services provided up to and including the date of termination subject to the requirement that Services provided following receipt of a notice in clause 14.5.1 must be approved by the Principal in writing.
14.6. Unless otherwise agreed, the Contractor shall not be entitled to any other compensation for termination in accordance with clause 14.5, including for any loss or profits, loss of opportunity, loss of business or anticipated earnings.
14.7. In the event of termination for any reason, the Contractor shall:
(a) deliver to the Principal all data, specifications, information, drawings, reports, accounts and all other documents and materials prepared by the Contractor or its subcontractors in connection with the Services as at the date of the Principal’s notice and all approvals, consents, authorisations and the like obtained from all relevant authorities;
(b) if required by the Principal, novate to the Principal any subcontracts or other agreements in relation to the Services;
(c) remove any of its materials and other things on or in the vicinity of the Location or the Principal’s premises as directed by the Principal; and
(d) ensure the Location is left in a safe, clean and tidy condition.
15. Dispute Resolution
15.1. Either party may provide written notice to the other of any dispute arising in relation to the Services or these general conditions. This notice must contain particulars of the alleged dispute and be in writing.
15.2. Within 14 days of receiving a notification of dispute under clause 15.1, representatives of the parties shall meet together and use their reasonable endeavours to settle the dispute.
15.3. If after a period of 28 days after the notice under clause 15.1 was delivered, the representatives have been unable to resolve the dispute, the dispute will be referred to a senior manager of each party who shall use their reasonable endeavours to settle the dispute. If the dispute is not resolved by senior managers within 42 days after the notice under clause 15.1 was delivered, then either party may issue proceedings to have the dispute determined.
15.4. Despite the existence of a dispute, the parties must continue to perform their respective obligations under these general conditions.
15.5. No party may commence proceedings in court in relation to a dispute unless:
(a) a notice has been delivered in relation to that dispute under clause 15.1; and
(b) the party commencing proceedings has complied with its obligations under clauses 15.2 and 15.3 (to the extent reasonably possible),
(c) or the only relief sought is urgent injunctive or urgent declaratory relief.
16. Force Majeure
16.1. Where either party’s ability to carry out its obligations under the Purchase Order (not including payment obligations) is prevented, impeded, restricted or delayed by any cause outside its reasonable control, then the party whose ability is so impeded, restricted or affected shall have the right, by giving written notice to the other party, to suspend performance of its obligations until such time that the party giving the notice is able to continue the performance of its obligations under this agreement.
17. Confidentiality
17.1. The Contractor shall keep secret and confidential and shall not disclose to any third party without the prior consent of the Principal any information, data, specifications, drawings, reports, accounts or other documents and things supplied by the Principal or made available by the Principal or brought into existence by the Contractor in supplying the Services and shall take or cause to be taken, such reasonable precautions as

Section I — Part B Purchase Order Terms and Conditions	41

LGL EQUIPMENT SUPPLY TENDER
necessary to maintain secrecy and confidentiality and prevent disclosure.
18. No Assignment or Subcontracting
18.1. The Contractor shall not assign this agreement, in whole or in part, without the prior written consent of the Principal.
18.2. No part of the Services may be subcontracted out without the Principal’s prior written consent.
19. General
19.1. Relationship
Nothing expressed or implied in this agreement and no act by a party may be treated as creating an employer and employee relationship, a partnership, a joint venture, the relationship of principal and agent or a fiduciary relationship between the parties. The Contractor shall not bind or commit or purport to bind or commit the Principal in any way or pledge the credit of the Principal for any purpose.
19.2. Waiver of Rights
Failure by the Principal to insist upon strict performance of any term or condition hereof shall not be deemed to be a waiver of any of the Principal’s rights or remedies hereunder nor of any rights arising out of any subsequent breach by or default of the Contractor.
19.3. Governing Law
The Purchase Order is subject to and to be construed in accordance with the laws for the time being in force in Papua New Guinea. Each party irrevocably submits to the non exclusive jurisdiction of courts exercising jurisdiction in Papua New Guinea and courts of appeal from them in respect of any proceedings arising out of or in connection with this agreement.
19.4. Entire agreement
This agreement states all the express terms of this agreement between the parties in respect of its subject matter. It supersedes all prior discussions and negotiations, in respect of its subject matter.
19.5. Order of Precedence
The documents listed below together form the agreement between the Principal and the Contractor:
(a) the Service Order Instruction Page (if any); (b) the Purchase Order; (c) any Specification(s); and
(d) these general conditions. If there is any ambiguity, discrepancy or inconsistency between the documents comprising the agreement, the documents shall rank in the order of precedence listed above.
20. Notices
20.1. Any notice, request or other communication under this Purchase Order (“Notice”) must be in writing and addressed to the other party at the address shown in the Service Order Instructions Page.
20.2. Each Notice may be delivered personally or by facsimile transmission or pre-paid mail and shall be treated as having been duly received:
(a) when delivered (in the case of its being personally delivered);
(b) on the day of the facsimile transmission if a Business Day, otherwise on the next following Business Day (in the case of its being transmitted by facsimile to the facsimile number of the recipient and a correct and complete transmission report for that transmission being received by the sender); and
(c) on the third Business Day after posting (in the case of its being sent by pre-paid mail).
21. Definitions and Interpretation
21.1. In the Purchase Order:
(a) The Principal is Lihir Gold Limited (a company incorporated in PNG, ARBN 069 803 998).
(b) The Contractor is the organisation or person providing the Services;
(c) “Business Day” means a day on which banks are open for business in Port Moresby excluding a Saturday, Sunday or public holiday in that city;
(d) “Claim” means any claim, action, suit, demand, proceeding, notice, litigation, investigation or judgement whether based in contract, tort, under statute or otherwise;
(e) “Commencement Date” means the date for commencement of the Services as specified in the Purchase Order;
(f) “Due Date” means the date for completion of the Services specified in a Purchase Order;
(g) “Documents” means any document, item or material to be provided by the Contractor including any drawings, manuals and documents required to effect customs clearance and any other documents which the Principal reasonably requires;
(h) “including” (and any variation) is to be read as if followed by “(without limitation)”;
(i) “Income Tax” means any tax of general application imposed on net income;
(j) “Insolvency Event” means, in relation to any party, that any of the following events or circumstances have occurred:
(i) the affected party becomes insolvent or bankrupt or is unable to pay its debts when they fall due or commits an act of bankruptcy or is declared insolvent; or
(ii) proceedings are commenced to appoint a liquidator or provisional liquidator to the affected party (not being for the purposes of amalgamation or reconstruction of the affected party); or
(iii) the affected party is placed under official management or administration; or
(iv) any trustee, receiver or receiver and manager is appointed in respect of any material part of the affected party’s assets; or
(v) anything analogous, or having substantially similar effect, to the occurrence of these events in relation to the affected party;

Section I — Part B Purchase Order Terms and Conditions	42

LGL EQUIPMENT SUPPLY TENDER
(k) “Intellectual Property Right” means any intellectual and industrial property rights, including trade marks, copyright (including future copyright), inventions, patents, designs, circuits and other eligible layouts, database rights, and other intellectual property rights, including any application or right to apply for registration of any of these rights;
(l) “Location” is the location specified in the Purchase Order or such other sites as directed by the Principal;
(m) “Purchase Order” means the purchase order issued by the Principal for the supply of the Services at the Location for the Purchase Order Price;
(n) “Purchase Order Price” means the price specified in the Purchase Order or, if no price is specified in the Purchase Order, calculated by reference to the hourly rates specified in the Service Order Instructions Page;
(o) “Reimbursable Items” are those items specified in the Service Order Instructions Page or the Purchase Order as being Reimbursable Items;
(p) “Services” means those Services identified in the Purchase Order, to be provided by the Contractor in accordance with these general conditions;
(q) “Service Order Instructions Page” means the document identified as such which, when completed and signed by the Principal and the Contractor, forms part of this agreement;
(r) “Specification” means any specification provided by or approved by the Principal (including any modifications or variations, provided they are approved by the Principal);
(s) “Tax” means any tax, levy, royalty, rate, duty, fee, impost, customs or other charge imposed by any governmental, semi-governmental, or other body authorised by law whether in the Supplier’s country of origin, Australia, PNG or elsewhere to impose such Tax. Without limiting the generality of the foregoing, Tax includes any withholding tax (including foreign contractor withholding tax), goods and services tax, value added tax, a petroleum resource rent tax or any taxrespecting environmental effects including a carbon tax.
Version 2A as at 15 May 2008

Section I — Part B Purchase Order Terms and Conditions	43

LGL EQUIPMENT SUPPLY TENDER
     Appendix B Service Order Instructions
CONTRACTOR’S NAME: [To be specified](“The Contractor”)
ABN/COMPANY NUMBER: [To be specified]
ADDRESS:      [To be specified]
FACSIMILE:      [To be specified]
PRINCIPAL’S NAME: Lihir Gold Limited (“The Principal”)
ABN/COMPANY NUMBER: a company incorporated in Papua New Guinea (ARBN 069 803 998)
ADDRESS: Level 7, Pacific Place Cnr of Champion Parade and Musgrave Street, Port Moresby
FACSIMILE: (+675) 986 4018
SERVICES: As specified in the Purchase Order and any additional instructions or Specifications provided by the Principal to the Contractor.
COMMENCEMENT DATE: The date specified in the Purchase Order or such other date as notified in writing by the Principal.
DUE DATE: The date specified in the Purchase Order or such other date as notified in writing by the Principal.
FEES: The Purchase Order Price is to be as set out in the Purchase Order or, if no price is specified in the Purchase Order, calculated by reference to the hourly rates specified below.
Reimbursable Sum: [To be specified]
Per Diem Rate (Working Time) [To be specified]
Equipment Hire Rates:      [To be specified]
Accommodation Required      Yes/No                                               Number of Rooms
REIMBURSABLE ITEMS: any reasonable costs properly incurred by the Contractor with the Principal’s prior written consent but excluding additional labour, fuel, tools and other general operating expenses. Items purchased from the Principal’s Lihir Island supply warehouse will be charged to the Contractor at cost plus a 10% admin fee.
Principal’s Representative: [To be specified]
Position Title: [To be specified]
Contractor’s Representative: [To be specified]
Position Title: [To be specified]

Accepted by the Principal:

Name:	Title:

Signature:	Date:

Accepted by the Contractor:

Name:	Title:

Signature:	Date:

Section I — Part C Technical On-Site Personnel Terms	44

LGL
Million Ounce Plant Upgrade (MOPU)
Equipment Supply Tender
Section II
Site Conditions and
Equipment and Material Standards
index

Scope		1

1.1	General	1

Site Conditions		1

1.2	Location	1

1.3	Climate	1

Standards, Codes and Regulations		1

1.4	Statutory	1

1.5	Technical Specifications	1

1.6	Drawing Conventions	2

1.7	Labeling Conventions	3

1.8	Project Documentation

1.9	Correspondence	4

Appendix A — List of Standard Specifications		6

Section II Site Conditions and Equipment and Material Standards	1

LGL EQUIPMENT SUPPLY TENDER
SCOPE
1.1	General

This document provides information relating to site conditions, climate, and standards that are relevant to the supply of goods and equipment for use on the Lihir site.
SITE CONDITIONS
1.2	Location

The Lihir plant is located on Lihir Island which in the New Ireland province of Papua New Guinea and is approximately 3 degrees south of the equator.
1.3	Climate

The Lihir plant site is located in a coastal, tropical environment with temperatures ranging from a minimum of 19.5 [o]C to a maximum of 34.0 [o]C, and annual rainfall ranging from a minimum of 2600 mm to a peak of 8400 mm over 20 years of record. The plant site and associated infrastructure lie within 80 m of sea level.

There is no strong seasonal pattern to the climate, with temperature and monthly rainfall remaining relatively uniform throughout the year. Temperature averages 27.0 [o]C while average annual rainfall is in the order of 3900-4000 mm/year.

Low rainfall conditions appear to be driven by Pacific El Nino events, with the worst periods of drought generally recorded in August-November for site conditions.
STANDARDS, CODES AND REGULATIONS
The Tenderer is not required to depart from its standard design or specification, but significant non-fundamental differences between its product and the requirements of the Tender Documents must be explained in its Tender. Where no differences are explained, the Tenderer undertakes to supply equipment and/or materials in accordance with the standards and specifications referenced in the Tender Documents.
1.4	Statutory

Equipment and installation shall conform to the current requirements, rules and regulations of the relevant PNG authorities having jurisdiction over the Project site.

Where conflict arises between specifications and the applicable standards, the standards shall prevail unless this specification requires a higher or more rigorous standard to be applied.

All pertinent standards including those for detail components shall be applicable even if omitted from the specifications or drawings.
1.5	Technical Specifications

All design and construction shall comply with the relevant standard specifications listed in Appendix A — List of Standard Specifications.

Section II Site Conditions and Equipment and Material Standards	1

LGL EQUIPMENT SUPPLY TENDER
1.6	Drawing Conventions

1.6.1	Relevant Specifications

To ensure consistency with existing site documentation, all project drawings shall comply with the Standard Specification for AutoCAD Drawings (Specification A002). Key requirements are outlined in Sections 1.6.2 to 1.6.5 below.

1.6.2	Drawing Structure

All drawings shall be generated using the LGL standard drawing sheet and drawing attributes provided. These attributes must not be altered without the prior written approval of LGL, although Vendors / Consultants may add their own drawing number in a separate title block. Except as otherwise indicated by Specification A002 (for Electrical drawings), project drawing numbers shall be of the form ‘AAAA-B-CCCC where AAAA is a three or four digit facility number defining the appropriate element of the process plant, B is a single character discipline code identifying the engineering discipline associated with the drawing, and CCCC is a four digit, sequential sheet number by facility and discipline.

The relevant discipline codes for the MOPU project are identified in Specification A002. Sheet numbers shall be progressively allocated by the Vendor from a batch of sequential numbers issued by LGL. Unless otherwise advised, all sheet numbers for the MOPU project shall be 4 digits long and commence with the number ‘2’.

1.6.3	Project Titleblock

Each drawing title shall comprise 3 to 4 lines as follows:
•	Line 1 (Folio Title): “LGL Process Plant — Lihir Island” or “LGL Geothermal Power Supply — Lihir Island” as appropriate.

•	Line 2 (Facility Name): Relevant facility name as defined by Appendix A.

•	Lines 3/4 (Drawing Description): Relevant drawing description to clearly describe drawing content and distinguish each drawing from other drawings in the project set.
Until such time as a drawing is revised to ‘As Constructed’ the Project ID Code (MOPU) shall be included in the drawing number box on the titleblock as a ‘work-in-progress’ flag. This flag shall be removed from each and every drawing upon completion of ‘As Constructed’ revisions.

1.6.4	Electronic Filenames

Electronic drawing filenames shall be of the form ‘MOPU-AAAABCCCC_D.dwg’ where ‘AAAABCCCC’ represents a contraction of the drawing number defined by Section 1.6.2 and ‘D’ represents the current drawing revision number, as per the following:

Drawing Number	Electronic Filename

1341-C-2046 Rev 2	MOPU-1341c2046_2.dwg
As in Section 1.6.3 the Project ID Code (‘MOPU-’) shall be removed from each and every filename upon completion of ‘As Constructed’ revisions.

Section II Site Conditions and Equipment and Material Standards	2

LGL EQUIPMENT SUPPLY TENDER
1.6.5	Electronic Formats

All AutoCAD drawing files shall be formatted for full compatibility with AutoCAD Lite 2004 and AutoCAD 2004.

Issue of drawings for review or comment shall be done as pdf documents formatted to A3 size to facilitate ready distribution and printing. Drawings supplied in pdf format shall be fully compatible with Adobe Reader 8.0 and Adobe Acrobat Professional 6.0.

Transmittal of AutoCAD drawing files shall be complete with all XRef files referenced by the drawings, included with the drawing or the drawing package. All plot style tables & pen assignments utilised by the Consultant, shall be supplied with the transmittal, so that correct printing of the AutoCAD files can be undertaken by LGL.

1.7	Labeling Conventions

1.7.1	Relevant Specifications

Equipment, cabling and piping shall be labelled in accordance with the Standard Specification for Vendor Documentation (Specification A003), Standard Specification for Piping Information (Specification A005) and Standard Specification for Process Instrument Loop Numbering (Specification A007). Key requirements are outlined in Sections 1.7.2 to 1.7.4 below.

1.7.2	Equipment Numbering

Each new item of equipment shall be identified by a unique ID number of the form AABBBB where ‘AA’ is a two-character equipment code and ‘BBBB’ is a four digit numeric counter commencing with the number ‘2’ or ‘3’ to identify the MOPU project. Each equipment sub-assembly with a separate electrical drive shall be allocated its own unique equipment number of the form AABBBBC where ‘AABBBB’ is the equipment number identified for the unit as a whole, and ‘C’ is a sequential, alphabetic suffix to identify individual sub-assembly elements.

The principal equipment numbers for the project are identified in the Project Equipment List. Any additional equipment numbers shall be allocated by the Vendor / Consultant from a batch of counter numbers provided by LGL. The allocation of numbers shall be carried out in such a way that equipment items grouped together physically in the final plant and/or grouped together on the P&ID drawings shall have similar or closely sequenced numbers.

1.7.3	Loop Numbering

Instrumentation shall be identified in accordance with the conventions shown on standard Drawing 130-FP-002. Loop numbers shall be of the form AABBBB where AA is the instrument code as per Drawing 130-FP-002 and BBBB is a 4 digit sequential counter that is unique compared to both other loop numbers and equipment numbers.

An initial loop number database for the project is identified in the Loop Number Register. Any additional loop numbering shall be labelled by the Vendor / Consultant from a batch of sequential counter numbers provided by LGL. Loop numbering shall be carried out in such a way that instrument items grouped together physically in the final plant and/or grouped together on the P&ID drawings, shall have closely sequenced numbers.

Section II Site Conditions and Equipment and Material Standards	3

LGL EQUIPMENT SUPPLY TENDER
1.7.4	Pipe Labeling

All new pipes and pipe branches shall be identified by an ID label of the form AAA-BB-CCCC-DDDD-EE where AAA is the nominal pipe diameter in mm, BB is a code describing the fluid carried by the pipe, CCCC is the four digit facility number, DDDD is a unique 4 digit sequential counter, and EE is a code representing the pipe material specification. Relevant fluid description and pipe specification codes are identified in Specification A005.

The principal piping elements for the project are identified in the Project Line List. Any additional pipes shall be labelled by the Vendor / Consultant from a batch of sequential counter numbers provided by LGL. The allocation of counter numbers shall be carried out in such a way that pipes grouped together physically in the final plant and/or grouped together on the P&ID drawings, shall have similar or closely sequenced numbers.

1.8	Project Documentation

All project documentation including reports, datasheets, databases, drawing lists, purchase information, IOM documentation, etc., shall comply with the Project Instructions, Standard Specification for Vendor Documentation (Specification A003) and Standard Specification for Piping Information (Specification A005).

In particular:
•	Information shall be collated in the identified formats to facilitate ready incorporation into other project databases.

•	Each document shall be cross-referenced against all relevant equipment items to enable database searching by equipment number.

•	All pdf documents of greater than 10 pages length shall include interactive bookmarks to allow ready navigation to each item in the document table of contents.
1.9	Correspondence

1.9.1	General

For ease and currency of communication, project correspondence will be handled by email wherever possible. Without exception, every email shall be structured as follows:
•	The email shall be addressed to both the project email address (‘MOPU@lglgold.com’) and the intended recipient of the email.

•	The caption in the email subject line shall be of the form AAAA-BBBB-C-DDD-EEEE, where AAAA is the Project ID Code, BBBB is the relevant four character work package number (e.g. Contract Number or Purchase Order number), C is single character code identifying the email originator (as identified below), DDD is a sequential correspondence counter for the particular Contract, and EEEE is a descriptive title (of as many characters as required) to clearly identify and distinguish the email subject.
Emails from LGL shall have the originator code “L”, emails from the Design Coordinator shall have the originator code “D” and emails from all other Consultants, Contractors or Vendors shall have the originator code “C”. Each organisation assigned to the project shall maintain their own separate correspondence counter.

Section II Site Conditions and Equipment and Material Standards	4

LGL EQUIPMENT SUPPLY TENDER
1.9.2	Formal Transmittal of Information

Consultants / Vendors shall ensure that all formal transmittal of drawings and documentation to LGL, whether by email, disk or hardcopy, is accompanied by an electronic transmittal form in Microsoft EXCEL that identifies the following:
•	A sequential transmittal number.

•	The electronic filename and a description of each drawing / document being transmitted. Suitable descriptions would include the last two lines of a drawing titleblock or a brief summation of document purpose or content.
Any covering email shall also include the word ‘Transmittal’ in the descriptive title component of the subject line.

The purpose of these requirements is to enable ready collation of information from varied sources into a comprehensive project database. Transfers of drawings and documentation which do not meet these criteria will be treated as issue for information purposes only and the relevant drawings / documents will not be registered in the project database.

In the absence of any other agreed format for the transmittal form, the Standard LGL Transmittal (Specification A008) shall be utilised.

Section II Site Conditions and Equipment and Material Standards	5

LGL EQUIPMENT SUPPLY TENDER
APPENDIX A — LIST OF STANDARD SPECIFICATIONS
Administrative Specifications

Spec. Number	Title
A001	Project Instructions
A002	Specification for AutoCAD Drawings
A003	Specification for Vendor Documentation
A004	Register Project Information
A005	Specification for Piping Information
A006	Standard Format for Piping Information
A007	Specification for Loop Numbering
A008	Standard Transmittal Form
Technical Specifications — Design

Spec. Number	Title
E100	General Electrical Specification
E101	DCS and Control System Specification
D002	Civil & Structural Design Criteria
D003	Mechanical Design Criteria
D004	Piping Design Criteria
Technical Specifications — Construction
General

Spec. Number	Title
G001	Specification for Packaging and Shipping
Electrical

Spec. Number	Title
E001	Specification for Low Voltage Motor Control Centres
E002	Specification for HV Switchgear
E003	Specification for Transportable Switchrooms
E004	Specification for Transformers
E005	Specification for Motors
E006	Instruments and Field Devices
E007	LV Cable
E008	HV Cable
E009	Variable Speed Drives and Soft Starters
Civil and Structural

Spec. Number	Title
S001	Specification for Bulk Earthworks
S002	Specification for Piling
S003	Specification for General Civil Works
S004	Specification for Concrete

Section II Site Conditions and Equipment and Material Standards	6

LGL EQUIPMENT SUPPLY TENDER
Civil and Structural (Cont’d)

Spec. Number	Title
S005	Specification for Concrete Masonry
S006	Specification for Structural Steelwork
S007	Specification for Cladding
Mechanical and Piping

Spec.
Number	Title
M001	Specification for Agitators
M002	Specification for Cranes, Monorails and Hoists
M003	Specification for Compressed Air Services
M004	Specification for Conveyor Equipment
M005	Specification for Fans and Blowers
M006	Specification for Instrumentation
M007	Specification for Piping
M008	Specification for Protective Coatings
M009	Specification for Pumps
M010	Specification for Signage
M011	Specification for Specialty Piping Items
M012	Specification for Tanks
M013	Specification for Valving
M100	Specification for Installation of Mechanical Plant

Section II Site Conditions and Equipment and Material Standards	7

MILLION OUNCE PLANT UPGRADE (MOPU)
PROJECT
TENDER
MOPU-1003
SECTION III
SCOPE OF WORK
For
PRESSURE AUTOCLAVE (1343-AC2004)
Table of Contents

1 SCOPE	1

2 GENERAL REQUIREMENTS	2

3 TECHNICAL REQUIREMENTS	2

4 SURFACE PROTECTION	4

5 ASSEMBLY AND TESTING	4

6 TENDER SUBMISSION INFORMATION	4

7 SUPPLY SCHEDULE	4
Attachments

		Revis
Filename	File type	ion	File Description
362-ME-103-00-001	Pdf	1	Carbon Steel Autoclave Fabrication Specification
362-MA-103-00-001	Pdf	0	High Temperature Carbon Steel Painting Specification
362-ME-503-00-001	Pdf	1	Autoclave Shell, General Arrangement Drawing
362-ME-503-00-002	Pdf	1	Pressure Leach Autoclave, Nozzle Seal Ring Details Drawing
362-ME-503-00-003	Pdf	1	Pressure Leach Autoclave, Nozzle Details Drawing (Sheets 1, 2, & 3)
362-ME-503-00-004	Pdf	0	Pressure Leach Autoclave, Nozzle Liner Details Drawing (Sheets 1 & 2)
362-ME-504-00-001	Pdf	0	Pressure Leach Autoclave, Weld Overlay Details Drawing
MOPU-0000-01-S	Pdf	01	Project Reference
Project Reference

DESIGN, MANUFACTURE & SUPPLY OF	Page 1 of 6
Pressure Autoclave
1 SCOPE
Lihir Gold Limited (LGL) is currently upgrading its operation on Lihir Island in the New Ireland province of Papua New Guinea. The works, known as the Million Ounce Plant Upgrade (MOPU) project, comprise the provision of additional pressure oxidation capacity together with a wide range of ancillary process and utility services to facilitate increased plant throughput. The Pressure Autoclave shall be utilised to increase the capacity in the pressure oxidation facility. Design for the project has begun, with design for the pressure oxidation area soon to begin.
This purchase specification covers the design, manufacture, factory assembly and testing, and delivery to nearest port of loading of a Pressure Autoclave in accordance with the specification attached and listed within the cover to this section.
Any deviations from the requirements of this specification shall be stated in the Form of Tender, Section IV. In the absence of such statements, it shall be understood that all requirements of this specification have been fulfilled without exception.
1.1 WORK INCLUDED
Work shall include, but not be limited to, the following items:
•	Design and Supply of one (1) Pressure Leach Oxidation Vessel (herein referred to as “Pressure Autoclave”) as described in the above referenced and attached specifications complete with nozzles, blanks, nuts, bolts, and support bases.

•	Recommended procedures for transportation and lifting the Pressure Autoclave.

•	Provision of preliminary and final ‘Installation, Operation & Maintenance Manuals’ including parts manuals (3 copies of each).

•	Provision of a Manufacturer’s Data Report (MDR) for all items detailed herein. The MDR(s) shall include, as a minimum, design calculations, detail drawings, welding procedures, inspection and test plans (ITPs), and welding qualifications.

•	Provision of Design registration documentation and provision of sufficient information to allow statutory registration of the vessel (in accordance with Queensland, Australia guidelines). LGL to register the vessel.

•	Shop assembly and testing of the Pressure Autoclave.

•	Provision of temporary storage of the completed Pressure Autoclave for a nominal duration of eight (8) weeks.
1.2 WORK NOT INCLUDED
The following items are specifically excluded from the scope of this specification and will be provided by others:
•	Sea transportation, site unloading, site assembly and installation.

•	Internal lining of the Pressure Autoclave.

•	Supply and installation of pipework, agitators, valves to be connected.

•	Remote indicators, horns and process interlocks.

DESIGN, MANUFACTURE & SUPPLY OF Pressure Autoclave	Page 2 of 6
•	Supply and installation of all power, control and instrumentation cabling.

•	Lubricants other than initial oils/greases applied during shop assembly.

•	Statutory (classified plant) registration of the Pressure Autoclave.
2 GENERAL REQUIREMENTS
•	All materials of construction for this equipment, components and accessories shall be new, suitable for service in the environments described in Sections 3.0 and 4.0 and meet the requirements of applicable standards and codes.

•	Equipment shall only be disassembled for shipping to the extent required for safe transport of components and/or to meet shipping weight limitations.

•	The fabricated Pressure Vessel (complete) shall have four lifting points. The location of these lifting points shall be advised by the Tenderer. Consideration shall be given to the location of these lifting points, in relation to any fixed or temporary stands / saddles. Tenderer’s are requested to provide recommendations relating to the positioning and number of lifting points on the vessel.

•	The tenderer shall advise the number of permanent saddles / stands required for this vessel. When designing stand / saddle arrangement, the manufacturer shall consider placement of vessel on site during the transport and installation phases. Recommendations shall be submitted with the tender submission outlining the tenderers proposed layouts, noting previous experiences / knowledge gained pertaining to stand / saddles arrangements.

•	The tenderer shall supply a separate line item price for LGL’s consideration, for the supply of extra stands / saddles at the offered (standard) height.

•	The tenderer shall supply a separate line item price, should LGL require any changes in the height of the offered stand / saddles. Tenderers shall stipulate price basis within their offer.

•	The tenderer shall supply pricing Ex Works, with a separate optional line item price for FOB, nearest Sea port to the manufacturing facility. Recommendations shall be provided by the tenderer regarding lifting points, and transportation methodology with their submission.

•	The tenderer shall supply pricing for optional perpendicular nozzles, for the N2 nozzles (refer general arrangement drawing). Vertical (hillside) nozzles shall be offered as standard with the tenderer’s submission.

•	The tenderer shall supply information regarding nominal thickness proposed for this Pressure Autoclave, with the tenderer’s submission.
3 TECHNICAL REQUIREMENTS
•	The Pressure Autoclave shall be identified by Equipment Number 1343-AC2004, and shall be tagged accordingly. Identification plates in accordance with the relevant codes shall be installed by the vendor.

DESIGN, MANUFACTURE & SUPPLY OF Pressure Autoclave	Page 3 of 6
•	The Pressure Autoclave shall be fabricated, in accordance with the attached specifications.

•	The Pressure Autoclave shall meet the performance criteria nominated in the attached Specifications.

•	All materials of construction and surface treatments for the autoclave shall be in accordance with the attached specifications. Notwithstanding this, the Pressure Autoclave materials shall be suitable for end use in a tropical environment.

•	The Pressure Autoclave design shall feature all conveniences for maintenance, assembly, disassembly and installation, such as platforms, ladders, handrailing, lifting lugs, etc.

•	The Pressure Autoclave shall be designed in accordance with PNG Standard 1001 Part 4 1982 and API 650 for Earthquake design. The Peak Ground acceleration factor, 30 year design life, with a probability of Exceedance of 50% (1/1,500) - Firm ground = 0.23 and Soft ground = 0.20. The lateral coefficient shall be derived from the PNG code stated above, and applied to API 650
Technical Summary of the Pressure Autoclave:

Item Description	Unit	Requirement

Length (Tan to Tan)	metres	44.82

Internal diameter (Steel)	metres	5.6

Vessel Volume (normal fluid fill)	m3	858

Head Type		2:1 ASME Elliptical

Design Operating Pressure	kPa (abs)	3100

Design Operating Temperature	ºC	236

Agitator Nozzle Diameter	millimetres	800

Agitator Nozzle construction		As described in the attached drawings.

Membrane required		Preparation for Site works in accordance with specifications listed required.

Number of Permanent Supports / Saddles	Each	3 (to be confirmed by Tenderer)

Number of Transport Supports / Saddles (in addition to permanent supports)	Each	2 (to be confirmed by Tenderer)

Number of Lifting Points	Each	4 (to be confirmed by Tenderer)

DESIGN, MANUFACTURE & SUPPLY OF	Page 4 of 6
Pressure Autoclave
4 SURFACE PROTECTION
The equipment called for herein shall be factory finished and painted in accordance with the attached surface preparation and painting specifications.
Painting and factory finish shall also be suitable for indoor installation, and for exposure to the elements (during transportation to site).
5 ASSEMBLY AND TESTING
Inspection procedures shall be in accordance with the approved Inspection and Test Plan (ITP) and as required by specific codes (described in the attached specifications).
A copy of inspection and test reports for materials used shall be forwarded to LGL as required by the specifications.
Components that require separate shipment (ie additional connections, gaskets, etc.) must be packaged suitably for export shipment, shall be properly marked, in accordance with LGL shipping and packaging specifications.
6 TENDER SUBMISSION INFORMATION
As part of Section IV — Form of Tender, the Tenderer shall provide the following information:
•	Details of any deviations from the Specifications.
7 SUPPLY SCHEDULE
The Tenderer shall plan their works to complete the activities listed to comply with the following supply schedule:

Activity	Time After Contract Award
Preliminary fabrication schedule including materials procurement, submitted to LGL for review.

Preliminary fabrication drawings submitted to LGL for review.

Submission to LGL of sufficient details to enable statutory registration of the Pressure Autoclave.

DESIGN, MANUFACTURE & SUPPLY OF	Page 5 of 6
Pressure Autoclave

Activity	Time After Contract Award
Provision of Preliminary Installation, Operation & Maintenance Manual for Review

Provision of Final Installation, Operation & Maintenance Manual (incl. Parts Manual)

Supply of Fabricated Autoclave to Port of Loading (Ex Works, Manufacturer yard)

Supply of Fabricated Autoclave to Port of Loading (FOB)

MILLION OUNCE PLANT UPGRADE
PROJECT
PROJECT REFERENCE

Approved
Revision	Date	Author	By	Comments
01	17/6/08	CW		Update of cross references in Sections 5.1 and 6.3
00	14/05/08	CW		Initial Project Issue

Table of Contents

1 INTRODUCTION	3

2 PROJECT DETAILS	3

2.1 Title	3
2.2 Project id Code	3
2.3 Project Address	3

3 GENERAL INFORMATION	3

4 PROJECT DEFINITION	3

5 PROJECT STRUCTURE	3

5.1 Facility Numbering	3

6 DRAWING CONVENTIONS	4

6.1 Relevant Specifications	4
6.2 Drawing Structure	4
6.3 Project Titleblock	4
6.4 Electronic Filenames	4
6.5 Electronic Formats	5

7 LABELING CONVENTIONS	5

7.1 Relevant Specifications	5
7.2 Equipment Numbering	5
7.3 Loop Numbering	5
7.4 Pipe Labeling	6

8 PROJECT DOCUMENTATION	6

9 CORRESPONDENCE	6

9.1 General	6
9.2 Formal Transmittal of Information	7

10 TECHNICAL SPECIFICATIONS	7

11 SURVEY DATUMS	7

12 COMMUNITY PROVISIONS	8

13 SOIL GEOCHEMISTRY	8

14 EARTHWORKS DESIGN CONSTRAINTS	8

14.1 Sourcing of Borrow Material	8
14.2 Disposal of Excavated Spoil	9

15 ECONOMIC COMPARISONS	9

APPENDIX A LIST OF FEASIBILITY STUDY DESIGN OUTPUTS	10

APPENDIX B PROJECT FACILITY NUMBERS	11

APPENDIX C LIST OF STANDARD SPECIFICATIONS	13

1 INTRODUCTION
This document relates to the Million Ounce Plant Upgrade (MOPU) Project being undertaken to upgrade ore processing facilities at the LGL operation on Lihir Island in PNG. The primary objective of the document is to summarise the key administrative considerations and background information that inform detailed design of the works.
2 PROJECT DETAILS
2.1 TITLE
The title which shall appear on all project documentation is:
     LGL
     Million Ounce Plant Upgrade Project
2.2 PROJECT ID CODE
The Project ID code for labelling of all drawings and documentation is MOPU.
2.3 PROJECT ADDRESS
The formal mailing address for the project is as follows:
MOPU Project
c/- LGL,
GPO Box 905
Brisbane 4001
Attention: The Project Manager
3 GENERAL INFORMATION
Various terms have been used in the Feasibility Study and other reference documentation to identify the project client including ‘Lihir Management Company (LMC)’, ‘Lihir Services Australia (LSA)’, ‘Lihir Gold Limited (LGL)’ and ‘Lihir’. For the purposes of this project, ‘LGL’ shall be used for all client references unless otherwise advised.
4 PROJECT DEFINITION
The scope of works required under the project is defined by the ‘Process Design Criteria’ and the Feasibility Study summary reports listed in Appendix A.
5 PROJECT STRUCTURE
5.1 FACILITY NUMBERING
All new works under the MOPU project shall be classified against one (only) of the facilities identified in Appendix B. This classification will define various requirements for drawing numbering and equipment / pipe numbering and project cost control as per Sections 6 and 7.
The battery limits between facilities shall be defined by the facility descriptions given in Appendix B and the following conventions:
•	Process piping runs (and associated equipment) between facilities shall be labelled with the facility number of the source of flow

•	Equipment and associated piping runs for compressed air, reagent and water utilities shall be labelled with the facility number of that utility irrespective of location in the plant.
6 DRAWING CONVENTIONS
6.1 RELEVANT SPECIFICATIONS
To ensure consistency with existing site documentation all project drawings shall comply with the Standard Specification for AutoCAD Drawings (Specification A002). Key requirements are outlined in Sections 6.2 to 6.5 below.
6.2 DRAWING STRUCTURE
All drawings shall be generated using the LGL standard drawing sheet and drawing attributes provided. These attributes must not be altered without the prior written approval of LGL, although Vendors / Consultants may add their own drawing number in a separate title block. Except as otherwise indicated by Specification A002 (for Electrical drawings), project drawing numbers shall be of the form ‘AAAA-B-CCCC where AAAA is a three or four digit facility number defining the appropriate element of the process plant, B is a single character discipline code identifying the engineering discipline associated with the drawing, and CCCC is a four digit, sequential sheet number by facility and discipline.
The relevant discipline codes for the MOPU project are identified in Specification A002. Sheet numbers shall be progressively allocated by the Vendor from a batch of sequential numbers issued by LGL. Unless otherwise advised, all sheet numbers for the MOPU project shall be 4 digits long and commence with the number ‘2’.
6.3 PROJECT TITLEBLOCK
Each drawing title shall comprise 3 to 4 lines as follows:
Line 1 (Folio Title): “Processing Plant” or “Geothermal Power Supply” as appropriate.
Line 2 (Facility Name): Relevant facility name as defined by Appendix B.
Lines 3/4 (Drawing Description): Relevant drawing description to clearly describe drawing content and distinguish each drawing from other drawings in the project set. Until such time as a drawing is revised to ‘As Constructed’ the Project ID Code (MOPU) shall be included in the drawing number box on the titleblock as a ‘work-in-progress’ flag. This flag shall be removed from each and every drawing upon completion of ‘As Constructed’ revisions.
6.4 ELECTRONIC FILENAMES
Electronic drawing filenames shall be of the form ‘MOPU-AAAABCCCC_D.dwg’ where ‘AAAABCCCC’ represents a contraction of the drawing number defined by Section 6.2 and ‘D’ represents the current drawing revision number, as per the following:

Drawing Number	Electronic Filename

1341-C-2046 Rev 2	MOPU-1341c2046_2.dwg
As in Section 6.3 the Project ID Code (‘MOPU-’) shall be removed from each and every filename upon completion of ‘As Constructed’ revisions.
6.5 ELECTRONIC FORMATS
All AutoCAD drawing files supplied to LGL shall be saved in a format fully compatible with AutoCAD 2004 to ensure that files can be readily shared and accessed by the various parties involved in the project.
Issue of drawings for review or comment shall be done as pdf documents formatted to A3 size to facilitate ready distribution and printing. Drawings supplied in pdf format shall be fully compatible with Adobe Reader 8.0 and Adobe Acrobat Professional 6.0.
Transmittal of AutoCAD drawing files shall be complete with all XRef files referenced by the drawings, included with the drawing or the drawing package. All plot style tables & pen assignments utilised by the Consultant, shall be supplied with the transmittal, so that correct printing of the AutoCAD files can be undertaken by LGL.
7 LABELING CONVENTIONS
7.1 RELEVANT SPECIFICATIONS
Equipment, cabling and piping shall be labeled in accordance with the Standard Specification for Vendor Documentation (Specification A003), Standard Specification for Piping Information (Specification A005) and Standard Specification for Process Instrument Loop Numbering (Specification A007). Key requirements are outlined in Sections 7.2 to 7.4 below.
7.2 EQUIPMENT NUMBERING
Each new item of equipment shall be identified by a unique ID number of the form AABBBB where ‘AA’ is a two character equipment code and ‘BBBB’ is a four digit numeric counter commencing with the number ‘2’ or ‘3’ to identify the MOPU project. Each equipment sub-assembly with a separate electrical drive shall be allocated its own unique equipment number of the form AABBBBC where ‘AABBBB’ is the equipment number identified for the unit as a whole, and ‘C’ is a sequential, alphabetic suffix to identify individual sub-assembly elements.
The principal equipment numbers for the project are identified in the Project Equipment List. Any additional equipment numbers shall be allocated by the Vendor / Consultant from a batch of counter numbers provided by LGL. The allocation of numbers shall be carried out in such a way that equipment items grouped together physically in the final plant and/or grouped together on the P&ID drawings, shall have similar or closely sequenced numbers.
7.3 LOOP NUMBERING
Instrumentation shall be identified in accordance with the conventions shown on standard Drawing 130-FP-002. Loop numbers shall be of the form AABBBB where AA is the instrument code as per Drawing 130-FP-002 and BBBB is a 4 digit sequential counter that is unique compared to both other loop numbers and equipment numbers.

An initial loop number database for the project is identified in the Loop Number Register. Any additional loop numbering shall be labelled by the Vendor / Consultant from a batch of sequential counter numbers provided by LGL. Loop numbering shall be carried out in such a way that instrument items grouped together physically in the final plant and/or grouped together on the P&ID drawings, shall have closely sequenced numbers.
7.4 PIPE LABELING
All new pipes and pipe branches shall be identified by an ID label of the form AAA-BB-CCCC-DDDD-EE where AAA is the nominal pipe diameter in mm, BB is a code describing the fluid carried by the pipe, CCCC is the four digit facility number, DDDD is a unique 4 digit sequential counter, and EE is a code representing the pipe material specification. Relevant fluid description and pipe specification codes are identified in Specification A005.
The principal piping elements for the project are identified in the Project Line List. Any additional pipes shall be labelled by the Vendor / Consultant from a batch of sequential counter numbers provided by LGL. The allocation of counter numbers shall be carried out in such a way that pipes grouped together physically in the final plant and/or grouped together on the P&ID drawings, shall have similar or closely sequenced numbers.
8 PROJECT DOCUMENTATION
All project documentation including reports, datasheets, databases, drawing lists, purchase information, IOM documentation, etc shall comply with the Project Instructions, Standard Specification for Vendor Documentation (Specification A003) and Standard Specification for Piping Information (Specification A005). In particular:
•	Information shall be collated in the identified formats to facilitate ready incorporation into other project databases.

•	Each document shall be cross referenced against all relevant equipment items to enable database searching by equipment number.

•	All pdf documents of greater than 10 pages length shall include interactive bookmarks to allow ready navigation to each item in the document table of contents.
9 CORRESPONDENCE
9.1 GENERAL
For ease and currency of communication, project correspondence will be handled by email wherever possible. Without exception, every email shall be structured as follows:
•	The email shall be addressed to both the project email address (‘MOPU@lglgold.com’) and the intended recipient of the email.

•	The caption in the email subject line shall be of the form AAAA-BBBB-C-DDD-EEEE, where AAAA is the Project ID Code, BBBB is the relevant four character work package number (eg Contract Number or Purchase Order number), C is single character code identifying the email originator (as identified below), DDD is a sequential correspondence counter for the particular Contract, and EEEE is a descriptive title (of as many characters as required) to clearly identify and distinguish the email subject.
Emails from LGL shall have the originator code “L”, emails from the Design Coordinator shall have the originator code “D” and emails from all other Consultants, Contractors or Vendors shall have the originator code “C”. Each organisation assigned to the project shall maintain their own separate correspondence counter.
9.2 FORMAL TRANSMITTAL OF INFORMATION
Consultants / Vendors shall ensure that all formal transmittal of drawings and documentation to LGL, whether by email, disk or hardcopy, is accompanied by an electronic transmittal form in Microsoft EXCEL that identifies the following:
•	A sequential transmittal number.

•	The electronic filename and a description of each drawing / document being transmitted. Suitable descriptions would include the last two lines of a drawing titleblock or a brief summation of document purpose or content.
Any covering email shall also include the word ‘Transmittal’ in the descriptive title component of the subject line.
The purpose of these requirements is to enable ready collation of information from varied sources into a comprehensive project database. Transfers of drawings and documentation which do not meet these criteria will be treated as issue for information purposes only and the relevant drawings / documents will not be registered in the project database.
In the absence of any other agreed format for the transmittal form, the Standard LGL Transmittal (Specification A008) shall be utilised.
10 TECHNICAL SPECIFICATIONS
All design and construction shall comply with the relevant standard specifications listed in Appendix C.
11 SURVEY DATUMS
Unless otherwise indicated all coordinate and level information for the MOPU upgrade project shall be based on the “Lihir Grid” which is a plane coordinate system in metres aligned on AMG North. The site position datum is PSM 12340 “UNIFORM 8” with the following characteristics:

	Coordinates and	AMG Coordinates
Parameter	RL to “Lihir Grid”	and RL
Easting	11 843.12	461 842.3
Northing	5 030.31	9 655 030.1
RL	18.50	18.60
The “Lihir Grid” bearing is AMG plane bearing at PSM12340.
It is to be noted that the site also uses a second level datum for the mine pit and general topographical survey. This mine datum is based on a level at PSM 12340 of RL1018.50 and conversion to the project level datum entails subtraction of 1000.000m. Certain survey / reference information provided to Consultants and

Vendors may reflect the mine datum and should be converted to the project datum as required to support design and construction.
12 COMMUNITY PROVISIONS
Continued engagement of the local community will be critical to the success of the upgrade project and all engineering design and construction shall be consistent with the intentions of the project Community Engagement Strategy and Contracting Plan. In particular, design and construction planning shall aim to maximise opportunities for local contracting or labour hire services wherever it is possible to do so without compromising other principles of cost effectiveness, scheduling, quality, and ooccupational health and safety. The key capacities by which the local community could support the project include:
•	General earthworks and drainage construction.

•	Construction of culverts, gabions and other site works.

•	Bending of rebar for concrete works.

•	General concrete construction for minor slabs and footings.

•	Supply of pre-cast concrete units.

•	Prefabrication of pipe spools.

•	Construction of buried piping.
13 SOIL GEOCHEMISTRY
Soil / soil pore water can be relatively aggressive in some parts of the site as a consequence of the volcanic origins of most materials. Unless specific soil test information is available for the immediate footprint of the works, the following worst-case soil geo-chemistry shall be assumed for design purposes:
•	pH 5.4

•	Chloride concentration of 50-60 mg/kg Cl

•	Sulphate concentration of 200 mg/kg SO4
14 EARTHWORKS DESIGN CONSTRAINTS
14.1 SOURCING OF BORROW MATERIAL
An existing basalt quarry operated by a local cooperative is located adjacent to the Londolovit Weir (approx 10km one-way haul from process plant site). Development of additional hard-rock quarries is likely be problematic from a community relations perspective and it is envisaged that the supply of concrete aggregate and crushed rock will be limited to the output of the existing quarry and crushing plant..
Similarly, limestone / coronus material for filling of building pads and capping of working areas will have to be sourced from existing road works borrow pits in the NE of the island (approx 20km one-way haul) or proposed borrow pits along the Wurtol pipeline route (approx 10km one-way haul). Readily accessible coronus reserves are limited in quantity, and are also in heavy demand for other mine maintenance and community projects.
Given the constraints on material availability and potential issues associated with heavy truck traffic along local roads, a design that minimises the required extent of material import will be preferable.
14.2 DISPOSAL OF EXCAVATED SPOIL
Flat land on Lihir Island is at a very high premium and there are few sites for ready disposal of excavated spoil — especially poor quality material. As a consequence the earthworks design should attempt to minimise the extent of excavation wherever practical.
15 ECONOMIC COMPARISONS
Where economic comparisons are required to evaluate different options, they shall comprise assessment of net present cost (NPC) based on the following:
•	Nominal 25 year life;

•	7.5% discount rate;

•	US$0.13/kWh marginal power cost;

•	Robust evaluation of differential equipment availability and utilisation;

•	Robust evaluation of differential maintenance costs.

Appendix A List of Feasibility Study Design Outputs

Volume	Description
2.3	Project Summary
3.3.1	Project Constructability Plan
3.3.2	Crushing, Conveying and Stockpile Summary Report
3.3.3	Grinding Summary Report
3.3.4	Oxygen Plant Summary Report
3.3.5	Pressure Oxidation Summary Report
3.3.6	Thickening / Mill Water Summary Report
3.3.7	NCA Summary Report
3.3.8	Tailings Summary Report
3.3.9	Electrical Summary Report
3.3.10	Raw Water Summary Report
3.3.11	Treated Water Summary Report
3.3.12	Seawater Summary Report
3.3.13	Piping Summary Report
3.3.14	Feasibility Study Drawings

Appendix B Project Facility Numbers

Facility	Facility Name	Facility Description
1314	Primary Crushing	New crushing plant for the MOPU project including crusher discharge conveyor

1315	Primary Conveying	New primary conveying system for the MOPU project including any crossovers to the existing primary conveying system.

1316	Ore Stacking	New stacking conveyor for the MOPU project

1325	Ore Reclaim	Ore reclaim facilities for HGO Grinding and Classification Circuit No 2.

1326	Grinding & Classification	HGO Grinding and Classification Circuit No 2.

1341	Grind Thickening	New grind thickening facilities.

1342	Pre-Oxidation Storage	All pre-oxidation infrastructure including existing facilities.

1343	Pressure Oxidation	All pressure oxidation infrastructure including existing facilities.

1345	CCD Wash Thickening — Train 1	CCD wash thickening facilities for Train 1.

1349	CCD Wash Thickening — Train 2	CCD wash thickening facilities for Train 2.

1351	Neutralisation, Cyanidation and Adsorption	All Neutralisation, Cyanidation and Adsorption facilities including both NCA Circuit No 1 and NCA Circuit No 2.

1361	Gold Recovery and Carbon Regeneration	All gold recovery and carbon regeneration facilities including existing infrastructure.

1391**	Plant Area Services	Mill water pumps and distribution piping.

1392	Plant Air Systems	All plant air systems and distribution piping including existing infrastructure.

1393	Process Control System	All Process Control Systems including existing infrastructure.

1396	Steam Facility	Installation / upgrade of steam boilers or heat recovery units for the express purpose of process steam generation, as well as steam distribution piping for both high pressure (HP) and low pressure (LP) steam services.

1397	Plant Site Drainage	Installation / upgrade of general site drainage works including site grading, catchment drains, drainage control bunding, etc.

Any drainage works involving excavation or profiling of roads shall be separately covered under facility 1398.

1398	Plant Site Roads	All roadworks within the plant site including installation / upgrade of utility and piping culverts and installation / upgrade of road drainage works.

1410	Reagent Handling	All reagent supply and handling systems including existing infrastructure.

1420	Lime Production and Handling	All lime supply and handling systems including existing infrastructure.

1560	New Oxygen Plant	New oxygen plant for the MOPU project.

1611	Tails Collection System	Collection chambers and piping between the CCD wash thickening / NCA overflows and tailings de-aeration tanks (both new and existing).

Facility	Facility Name	Facility Description
1615	Tails Detoxification Facility	New detoxification facility for the MOPU project.

1621	Tails Disposal System	New tailings de-aeration tank and outfall for the MOPU project.

1720	Electrical Distribution and Control	All electrical distribution and control infrastructure including existing facilities.

1770	MOPU Geothermal Power	Additional geothermal generating capacity and associated infrastructure associated with the MOPU project.

1780	Power Transmission Lines	Power transmission from new geothermal power stations to the process plant plus power transmission to the Wurtol Weir.

1810	Treated Water Systems	All treatment and distribution of primary treated water (filtered / clarified), potable water and demineralised water services, including existing infrastructure.

1824**	Raw Water Distribution	All raw water distribution piping fed from the Londolovit water supply including existing infrastructure.

1825	Wurtol Weir & Pump Station	Civil, structural and concrete works for the Wurtol weir and pump station.

1826	Wurtol Raw Water Supply	Pumps and transfer pipeline for raw water supply from Wurtol Weir.

1830	Seawater Supply and Distribution	All seawater supply, distribution and return facilities including existing infrastructure.

1920	Bulk Commodity Storages	Reclamation of small boat harbour.

2010	Berthing Facilities	Roll-on / Roll-off Facility.

2101	Support Facilities	Warehousing and workshops.

2240**	Fire Protection Services	All fire water piping including existing infrastructure.

**	Work in these areas has been consolidated under Facility 1391 for budgeting and cost control purposes. However, labelling of pipes and drawings shall reflect the full breakdown of facilities identified in this Appendix B.

Appendix C List of Standard Specifications
Administrative Specifications

Spec.
Number	Title
A001	Project Instructions
A002	Specification for AutoCAD Drawings
A003	Specification for Vendor Documentation
A004	Register Project Information
A005	Specification for Piping Information
A006	Standard Format for Piping Information
A007	Specification for Loop Numbering
A008	Standard Transmittal Form
Technical Specifications — Design

Spec.
Number	Title
E100	General Electrical Specification
E101	DCS and Control System Specification
D002	Civil & Structural Design Criteria
D003	Mechanical Design Criteria
D004	Piping Design Criteria
Technical Specifications — Construction
General

Spec.
Number	Title
G001	Specification for Packaging and Shipping
Electrical

Spec.
Number	Title
E001	Specification for Low Voltage Motor Control Centres
E002	Specification for HV Switchgear
E003	Specification for Transportable Switchrooms
E004	Specification for Transformers
E005	Specification for Motors
E006	Instruments and Field Devices
E007	LV Cable
E008	HV Cable
E009	Variable Speed Drives and Soft Starters

Civil and Structural

Spec.
Number	Title
S001	Specification for Bulk Earthworks
S002	Specification for Piling
S003	Specification for General Civil Works
S004	Specification for Concrete
S005	Specification for Concrete Masonry
S006	Specification for Structural Steelwork
S007	Specification for Cladding
Mechanical and Piping

Spec.
Number	Title
M001	Specification for Agitators
M002	Specification for Cranes, Monorails and Hoists
M003	Specification for Compressed Air Services
M004	Specification for Conveyor Equipment
M005	Specification for Fans and Blowers
M006	Specification for Instrumentation
M007	Specification for Piping
M008	Specification for Protective Coatings
M009	Specification for Pumps
M010	Specification for Signage
M011	Specification for Specialty Piping Items
M012	Specification for Tanks
M013	Specification for Valving
M100	Specification for Installation of Mechanical Plant

LGL
MILLION OUNCE PLANT UPGRADE (MOPU)
EQUIPMENT SUPPLY TENDER
SECTION IV FORM OF TENDER

Date:
Name of Tenderer:
Proposal Number:
Validity of Proposal:
Equipment:	AC2004 — Pressure Oxidation Autoclave
Make:
Model:
Type:
Manufacturer:
Dealer distributor in Country:

LGL EQUIPMENT SUPPLY TENDER
PRICING SUMMARY
Equipment Tender # and Description
Tenderer’s Name:
All prices to be in Australian or US currency (refer clause 4 of Section I Part A)
Currency of Manufacturer’s Quotation
Location of Seller’s Premises

Table 1.1 Cost Breakdown	UOM	QTY	Unit Cost	Extended
[List item]	EA			$0.00
[List item]	EA			$0.00
Equipment Options	EA			$0.00
Special Tools	EA			$0.00
Extended Warranty Costs (if applicable)	EA			$0.00
Discount (if any)	EA			$0.00
Export Packing	EA			$0.00
Loading to Transport	EA			$0.00
Forward Cover Foreign Currency Risk (if any)	EA			$0.00

Subtotal FCA (Incoterms 2000) Point of Manufacture				$0.00

Freight/Logistics Cost Breakdown	UOM	QTY	Unit Cost	Extended
Freight to nearest Seaport (Nominate)	EA			$0.00
Customs/Port Terminal Charges (if any)	EA			$0.00
Forward Cover Foreign Currency Risk (if any)	EA			$0.00
Subtotal FOB (Incoterms 2000) Seaport				$0.00

TOTAL FOB COST				$0.00

Section IV Form of Tender	Pricing	Page 1

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS
Equipment Tender # and Description
Tenderer’s Name:
Tenderer’s Proposed Terms of Payment (Include details)
Cancellation Charges (Include details such as schedule and values)
Point(s) of Manufacture
Specify City and State (if applicable) for each point(s) of supply
Shipment Location
State location where cargo will be available for shipment
Sub-Suppliers
Provide list of all major/critical components from sub-supplier. State sub-supplier name and location of component manufacture.
Progress Reports and Schedule
(Detailed design, procurement, manufacturing, assembly, testing, delivery schedule and progress report)

Number of weeks from date of Purchase Order	# of weeks
Frequency of updates	# of weeks

Liquidated Damages — Manufacturer’s Proposal, Subject to Assessment by LGL (Include details)
Per Diem Rate (%)	%
Maximum Amount (%)	%

Warranties/Guarantees
From date of equipment startup-commissioning (Number of months)	# of months
From date of final component shipment (Number of months)	# of months

Extended Warranty
List all extended warranties for the Equipment and components

Extended Warranty Cost (if applicable)	$0.00

Other Details (Add information if required)

Does the Seller accept the Warranty Terms and Conditions?	Yes ☐
No ☐

Section IV — Form of Tender	Commercial Details	Page 2

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS
Drawings, Operators Manuals and Parts Manuals (Where applicable)
Preliminary Engineering Drawings for approval
Number of days from date of Purchase Order
Final Certified Engineering Drawings
Number of days from date of approved preliminary drawings
Final Certified (Where preliminary drawings are not required for approval)
Number of days from date of Purchase Order
Operators Manuals (Installation, Operation, Maintenance and Training)
Operator Manuals in addition to requirements outlined in Section I

Additional sets (Indicate cost if applicable)	$0.00
Electronic sets — CD-R (Indicate cost if applicable)	$0.00

Parts Manuals (Including Bearings, Seals, and Filter Conversions)
Parts Manuals in addition to requirements outlined in Section I
Additional sets (Indicate cost if applicable)	$0.00
Electronic sets — CD-R (Indicate cost if applicable)	$0.00

Quality Assurance/Quality Control (Include details)

Health, Safety, Environmental & Human Rights Compliance (Include details)

Tools (Special tools required for installation, operation and maintenance of Equipment)

Description	Amount

Total	$0.00
Contract Local/Overseas Content

Description	Amount

Total Contract Value	$0.00

Section IV — Form of Tender	Commercial Details	Page 3

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS
Additional Items/Details (If required)

Section IV — Form of Tender	Commercial Details	Page 4

LGL EQUIPMENT SUPPLY TENDER
ALTERNATIVE TENDER
Tenderer’s Proposed Departures From the Tender Documents
Equipment Tender # and Description
Tenderer’s Name:

All prices to be in Australian or US currency (refer clause 4 of Section I Part A)
Currency of Manufacturer’s Quotation

Tenderer to detail the additional or reduced cost associated with each departure itemised. Tenderer to add additional line items and clarification below if required.

Table 1.2 Technical Departures	UOM	QTY	Unit Cost	Extended
[List item]	EA			$0.00
[List item]	EA			$0.00
	EA			$0.00
	EA			$0.00
	EA			$0.00
Forward Cover Foreign Currency Risk (if any)	EA			$0.00

Subtotal FOB (Incoterms 2000) Seaport +/-				$0.00

Table 1.3 Commercial Departures	UOM	QTY	Unit Cost	Extended
[List Item]	EA
	EA
	EA
	EA
	EA
Forward Cover Foreign Currency Risk (if any)	EA			$0.00

Subtotal FOB (Incoterms 2000) Seaport +/-				$0.00

Table 1.4 Optional Equipment and/or Materials	UOM	QTY	Unit Cost	Extended
Tenderer to indicate if the following design features are considered Standard or Non-Standard equipment items. For all non-standard items, Tenderer to provide cost. Unless otherwise specified it is understood the equipment options below will meet or exceed all technical requirements in Section III. Tenderer to add additional line items and clarification below, if required.

[List Item]	EA
	EA
	EA
	EA
	EA
Forward Cover Foreign Currency Risk (if any)	EA			$0.00

Subtotal FOB (Incoterms 2000) Seaport +/-				$0.00

			TOTAL FOB COST	$0.00

Section IV Form of Tender	Alternative Tender	Page 5

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS

Equipment Tender # and Description:

Tenderer’s Name:

Table 2.1 Schedule of Key Dates

		Place of	Start	Available For	Dispatch Ex
Item	Tag	Manufacture	Manufacture	Inspection or Testing	Works	Delivery Site
(Weeks After Order)

Table 2.2 Contractual Delivery Schedule
State delivery in number of weeks from date of Purchase Order for the following:

Manufacture and Supply

Delivery Completion Date

Table 2.3 Witnessed and Verified Performance Tests
List the Tests that need to be witnessed and verified and detail if the cost of these tests is included in the Tendered Price

Component and Test	Cost Included?		Cost

Total Cost:

Section IV — Form of Tender	Schedule of Key Dates	Page 6

LGL EQUIPMENT SUPPLY TENDER
Tender No:
Design, Manufacture, Supply & Delivery of:
Enquiry No:

Week ending
Task	Start date	Finish date		7/4	7/11	7/18	7/25	8/1	8/8	8/15	8/22	8/29	09/05	9/12	9/19	9/26	10/3	10/10	10/17	10/24	10/31	11/7	11/14	11/21	11/28
Manufacture and Supply of xxx	30-Jun-08	28-Nov-08	Planned
Actual
Submit detailed general arrangement drawings			Planned
Actual
Mine Approval of general arrangement drawings			Planned
Actual
Component 1			Planned
Actual
Procurement of material			Planned
Actual
Manufacture of component			Planned
Actual
Surface treatment of component			Planned
Actual
Inspection of component			Planned
Actual
Component 2			Planned
Actual
Procurement of material			Planned
Actual
Manufacture of component			Planned
Actual
Surface treatment of component			Planned
Actual
Inspection of component			Planned
Actual
Component 3			Planned
Actual
Purchase from sub-vendor			Planned
Actual
Delivery ex sub-vendor			Planned
Actual
Assembly of equipment			Planned
Actual
Testing			Planned
Actual
Final Inspection			Planned
Actual
Dispatch ex works			Planned
Actual
Deliver in Accordance with relevant			Planned
Incoterms 2000 — Completion Date			Actual

Section IV — Form of Tender	Schedule	Page 7

LGL EQUIPMENT SUPPLY TENDER
COMMERCIAL DETAILS
Equipment Tender # and Description
Tenderer’s Name:
Table 2.3 Equipment Weights and Dimensions

Item	Description	Tag	Weight (kg)	Shipping Dimensions (mm)
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
Total Equipment Weight			0

Total Cubic Measure				0

Total Number of Pieces

Table 2.4 Spare Parts

Item	Description	Tag	Weight (kg)	Shipping Dimensions (mm)
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
Total Spare Parts Weight			0

Total Cubic Measure				0

Total Number of Pieces

Total shipping weight or cubic measure “Revenue Tonne”

(Revenue Tonne = greater of tonnage or cubic meter)

Section IV — Form of Tender	Weights and Dimensions	Page 8

LGL EQUIPMENT SUPPLY TENDER
SPARE PARTS
Equipment Tender # and Description:

Tenderer’s Name:
Spare Parts
Recommended spare parts for one (1) year of Operation	$0.00
(Tenderer to provide separate list of spare parts in Excel format)

Commissioning spare parts	$0.00
(Tenderer to provide separate list of commissioning parts in Excel format)

Spare Components
(Tenderer to provide pricing for spare components)

Export/Domestic Packing	$0.00
Freight (to nearest Port of Exit)	$0.00
Ocean Freight to Port of Entry	$0.00
Customs/Port Terminal Charges (if any)	$0.00
Inland Freight to Project Site	$0.00
TOTAL COST	$0.00

Parts Discount (This parts discount would apply for all initial spare parts purchased)%

Nearest Service Depot and/or Distributor (State name and address)

Other locations for spare parts support (State name and address)

Approximate value for Equipment spare parts carried at named locations	$0.00
$0.00

Recommended major components as consignment stock at Work Site without cost to Buyer
(Tenderer to provide separate list of major components or modules in Excel format)

Recommended list and pricing for all high turnover consumables
(Tenderer to provide separate list of consumables in Excel format)

Section IV — Form of Tender	Spare Parts	Page 9

LGL EQUIPMENT SUPPLY TENDER
SPARES
Equipment Tender # and Description
Tenderer’s Name:
Table 3.1 Commissioning Spares

			Unit Price If	Unit Price If
		Recommended	Purchased With	Supplied At
Item	Description	Quantity	Main Order	Later Date

Table 3.2 Capital Spares

			Unit Price If	Unit Price If
		Recommended	Purchased With	Supplied At
Item	Description	Quantity	Main Order	Later Date

Section IV — Form of Tender	List of Spare Parts	Page 10

LGL EQUIPMENT SUPPLY TENDER
AVAILABILITY GUARANTEES
Equipment Tender # and Description

Tenderer’s Name:

Equipment Availability Guarantees
Year 1%
Year 2%
Year 3%
Year 4%
Year 5%

Compensation for availability guarantee(s) not being met:

Conditions of availability guarantees(s):

Section IV — Form of Tender	Availability Guarantees	Page 11

LGL EQUIPMENT SUPPLY TENDER
SERVICE & SUPPORT
Equipment Tender # and Description

Tenderer’s Name:

Technical On-Site Personnel (if Applicable)
Reimbursable Sum per Person from X to Cairns or return (detail point of origin)	0.00

Daily Rates for technical on-Site personnel — detail skills/trades	0.00

Equipment (List required equipment)	0.00

Location of Representation
Number of Representatives
Estimated length of stay
Number/Frequency of visits
Additional Items/Details
Number of Technical On-Site Personnel days available at no cost to Buyer

Emergency Contact for Technical On-Site requirements (Provide details)

Sub-Contractors
Provide the company names of sub-contractors that would be considered for technical on-Site personnel supply and state their involvement

Discounted Labour Rate (In the event of additional work outside the scope of work)	$0.00

Section IV — Form of Tender	Technical On-Site Personnel and Support	Page 12

LGL EQUIPMENT SUPPLY TENDER
SERVICE & SUPPORT
Product Support (Technical Service and Training)

Outline recommendations for Operator and Maintenance Training Personnel (Provide details)

Outline the period Service Personnel will be provided without cost to Buyer. Assume this is an advice/troubleshooting role.

Outline the period Training Personnel will be provided without cost to Buyer.

Cost of Service Personnel (Hourly rate)	$0.00
Cost of Training Personnel (Hourly rate)	$0.00

Name and address of Manufacturer’s Representative

Identify from which location of Service and Training Personnel will be provided

Identify the preferred location for Component Exchange/Rebuilds (Identify preferred locations)

Identify any major components or modules that Tenderer recommends and is prepared to locate in the LGL warehouse as consignment stock at no cost to Buyer

Other Details (Add information if required)

Section IV — Form of Tender	Technical On-Site Personnel and Support	Page 13